FOURTH AMENDMENT TO CREDIT AGREEMENT
FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of July 8, 2014, among ENERSYS, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower as Subsidiary Guarantors (the “Subsidiary Guarantors”), the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders, the Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and RB International Finance (USA) LLC and PNC Bank, National Association, as Co-Documentation Agents and Co-Managers, are parties to a Credit Agreement, dated as of March 29, 2011 (as amended, modified or otherwise supplemented prior to the Fourth Amendment Effective Date referred to below, the “Credit Agreement”); and
WHEREAS, subject to the terms and conditions of this Fourth Amendment, the parties hereto wish to amend or otherwise modify certain provisions of the Credit Agreement, in each case as herein provided.
NOW, THEREFORE, IT IS AGREED:

I.	Amendments and Modifications to Credit Agreement.
Effective as of the Fourth Amendment Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Annex A.

II.	Miscellaneous Provisions.
1.    In order to induce the Lenders to enter into this Fourth Amendment, the Borrower hereby represents and warrants that:
(a)    no Default or Event of Default exists as of the Fourth Amendment Effective Date both before and after giving effect to this Fourth Amendment; and
(b)    all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality, in all respects) on the Fourth Amendment Effective Date both before and after giving effect to this Fourth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be true and correct in all material respects as of such specified date).

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2.    This Fourth Amendment is limited as specified and shall not constitute a modification, acceptance, consent to, deviation from or waiver of any other provision of the Credit Agreement or any other Credit Document. This Fourth Amendment constitutes a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.
3.    This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
4.    THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
5.    This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions shall have been satisfied:
(i)    the Borrower, each Subsidiary Guarantor, the Required Lenders, the Administrative Agent and the Collateral Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered by way of facsimile or other electronic transmission) the same to the Administrative Agent at White & Case LLP, Attention: Project EnerSys (facsimile: 212-354-8113 / e-mail: myip@whitecase.com);
(ii)    the Borrower shall have (i) obtained $150,000,000 of Incremental RL Commitments pursuant to, and in accordance with the terms of, Section 2.16 of the Credit Agreement and (ii) incurred Incremental Term Loans in an aggregate principal amount equal to $150,000,000 pursuant to, and in accordance with the terms of, Section 2.15 of the Credit Agreement, in each case on the Fourth Amendment Effective Date (immediately prior to giving effect thereto); and
(iii)    the Borrower shall have paid to the Administrative Agent and the Lenders all fees, costs and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and the Lenders to the extent then due under the terms of the Credit Documents.
6.    By executing and delivering a copy hereof, each Credit Party hereby agrees that, after giving effect to this Fourth Amendment, all Obligations shall be guaranteed pursuant to the various Guaranties in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Documents in accordance with the terms and provisions thereof.
7.    From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.
* * *

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.

ENERSYS
By: /s/ Michael J. Schmidtlein
Name: Michael J. Schmidtlein Title: Senior Vice President Finance & CFO

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BANK OF AMERICA, N.A, as Administrative Agent and Collateral Agent
By: /s/ Don B. Pinzon
Name: Don B. Pinzon Title: Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

BANK OF AMERICA, N.A.
By: /s/ Mike Delaney
Name: Mike Delaney
Title: Director

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

WELLS FARGO BANK, NATIONAL     ASSOCIATION
By:     /s/ Frank Kulp
Name: Frank Kulp
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

TD BANK, N.A.
By: /s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

PNC BANK, NATIONAL ASSOCIATION
By: /s/ Domenic D'Ginto_______
Name: Domenic D'Ginto, CFA
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

RB INTERNATIONAL FINANCE (USA) LLC
By: /s/ John A. Valiska________________
Name: John A. Valiska
Title: First Vice President
By: /s/ Steven VanSteenbergen__________
Name: Steven VanSteenbergen
Title: Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:     /s/ Adrienne Young_____________
Name: Adrienne Young
Title: Authorized Signatory

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

HSBC BANK USA, N.A.
By:     /s/ Tanya Dyke____________________
Name: Tanya Dyke
Title: Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

CITIZEN BANK OF PENNSYLVANIA
By: /s/ Devon L. Starks_____________
Name: Devon L. Starks
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

SANTANDER BANK, N.A.
By: /s/ Brett A. Gibble
Name: Brett A. Gibble
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

JPMORGAN CHASE BANK, N.A.
By:     /s/ Helene P. Sprung
Name: Helene P. Sprung
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

NATIONAL PENN BANK
By:     /s/ Barbara H. Pattison
Name: Barbara H. Pattison
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

BRANCH BANKING AND TRUST COMPANY
By:     /s/ Glenn A. Page
Name: Glenn A. Page
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

FIFTH THIRD BANK
By:     /s/ Susan Waters
Name: Susan Waters
Title: Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

DZ BANK AG
Deutsche Zentral-Genossenschaftsbank
Frankfurt am Main, New York Branch

By_/s/ Paul Fitzpatrick__________________
                 Name: Paul Fitzpatrick
Title: SVP

By_/s/ Mark Markowski_________________
Name: Mark Markowski
Title: SVP

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

THE NORTHERN TRUST COMPANY
By:     /s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

FIRST NATIONAL BANK OF PENNSYLVANIA
By:     /s/ Diane Geisler
Name: Diane Geisler
Title: Vice President

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

INTESA SANPAOLO S.P.A., NEW YORK     BRANCH
By:     /s/ Manuela Insana
Name: Manuela Insana
Title: VP & Relationship Manager
By: /s/ Francesco Di Mario
Name: Francesco Di Mario
Title: FVP & Head of Credit

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

FIRST NIAGARA BANK, N.A.
By:     /s/ William B. North
Name: William B. North
Title: Market Executive, SVP

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SIGNATURE PAGE TO THE FOURTH AMENDMENT AS OF THE DATE FIRST SET FORTH ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2011, AMONG ENERSYS, A DELAWARE CORPORATION, THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS AND CO-MANAGERS
NAME OF INSTITUTION:

SVENSKA HANDELSBANKEN (AB) PUBL
By: /s/ Mark Emmett
Name: Mark Emmett
Title: Vice President
By: /s/ Mark Cleary
Name: Mark Cleary
Title: Senior Vice President

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Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement, an Assignor under, and as defined in, the Security Agreement and a Pledgor under, and as defined in, the Pledge Agreement, in each case, referenced in the foregoing Fourth Amendment, hereby consents to the entering into of the Fourth Amendment and agrees to the provisions thereof (including, without limitation, Section 6 of Part II thereof).
ENERSYS CAPITAL INC.
as a Guarantor

By: /s/ Richard W. Zuidema
Name: Richard W. Zuidema
Title: Executive Vice President
ENERSYS DELAWARE INC.
as a Guarantor

By: /s/ Richard W. Zuidema
Name: Richard W. Zuidema
Title: President
ENERSYS ENERGY PRODUCTS INC.
as a Guarantor

By: /s/ Richard W. Zuidema
Name: Richard W. Zuidema
Title: President
ESFINCO, INC.
ESRMCO, INC.
Each as a Guarantor

By: /s/ Richard W. Zuidema
Name: Richard W. Zuidema
Title: Vice President
PURCELL SYSTEMS, INC.
as a Guarantor

By: /s/ Richard W. Zuidema
Name: Richard W. Zuidema
Title: President

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ANNEX A
AMENDED CREDIT AGREEMENT

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~~[COMPOSITE CONFORMED COPY INCORPORATING~~EXECUTION VERSION ~~THE FIRST AMENDMENT DATED AS OF JUNE 22, 2012, THE SECOND AMENDMENT DATED AS OF AUGUST 2, 2013 AND THE THIRD AMENDMENT DATED AS OF DECEMBER 18, 2013]~~1
CREDIT AGREEMENT

among

ENERSYS,
VARIOUS LENDING INSTITUTIONS, BANK OF AMERICA, N.A.,
as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent,

and

RB INTERNATIONAL FINANCE (USA) LLC
and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents and Co-Managers

Dated as of March 29, 2011

MERRILL LYNCH, PIERCE,
FENNER & SMITH INCORPORATED,	WELLS FARGO SECURITIES, LLC,
as Joint Lead Arranger and Joint Book Manager	as Joint Lead Arranger and Joint Book Manager

~~1 This composite copy is to be used for reference purposes only; the definitive agreements with respect to the~~
~~Credit Agreement are set forth in the originally executed Credit Agreement, First Amendment, Second Amendment~~
~~and Third Amendment thereto.~~

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CREDIT AGREEMENT, dated as of March 29, 2011, among ENERSYS, a Delaware corporation (the “Borrower”), the Lenders from time to time party hereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Wells Fargo Bank, National Association, as Syndication Agent (in such capacity, the “Syndication Agent”), RB International Finance (USA) LLC and PNC Bank, National Association, as Co-Documentation Agents and Co-Managers (in such capacities, the “Co-Documentation Agents”). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 1 are used herein as so defined.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions herein set forth, the
Lenders are willing to make available to the Borrower the credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:
SECTION 1. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:
“Acquired Person” shall have the meaning provided in the definition of Permitted Acquisition.

“Additional Security Documents” shall have the meaning provided in Section 9.11.

“Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, bond accretion, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

“Adjusted Foreign Unrestricted Cash and Cash Equivalents” shall have the meaning provided in the definition of Consolidated Debt.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Loans” shall have the meaning provided in Section 5.02(h).

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“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, in either case whether by contract or otherwise.

“Agent Parties” shall have the meaning provided in Section 13.02(e).

“Agent-Related Persons” means each Agent and the Collateral Agent, together with their respective Affiliates (including, in the case of Bank of America, in its capacity as the Administrative Agent, MLPFS, in its capacity as Joint Lead Arranger), and the officers, directors, employees, partners, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” shall mean the Administrative Agent, the Syndication Agent, the Joint
Lead Arrangers and the Co-Documentation Agents.

“Aggregate Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the aggregate amount of all cash paid (or to be paid) by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, all contingent cash purchase price, earn-out, non-compete and other similar obligations of the Borrower and its Subsidiaries incurred and reasonably expected to be incurred in connection therewith (as determined in good faith by the Borrower)), (ii) the aggregate principal amount of all Indebtedness assumed, incurred, refinanced and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 10.04 (including Permitted Acquired Debt) (excluding cash proceeds thereof included pursuant to clause (i)), and (iv) the fair market value of all other consideration paid (or to be paid) by the Borrower or its Subsidiaries in connection with such Permitted Acquisition; provided that “Aggregate Consideration” shall not include consideration paid in the form of Equity Interests of the Borrower.

“Agreement” shall mean this Credit Agreement, as the same may be from time to time modified, amended, restated and/or supplemented.

“Agreement Currency” shall have the meaning provided in Section 13.20. “Applicable Excess Cash Flow Percentage” shall mean, with respect to any Excess Cash Flow Determination Date, 0% or, on and after the execution and delivery of an Incremental Term Loan Commitment Agreement requiring an Excess Cash Flow "sweep", the percentage or percentages set forth in the applicable Incremental Term Loan Commitment Agreement.

“Applicable Margin” shall mean (i) at any time prior to the date of delivery (or required delivery) of the financial statements pursuant to Section 9.01(a) for the fiscal quarter of the Borrower ended closest to September 30, 2011 (the “Initial Test Date”), a percentage per annum equal to (w) in the case of Revolving Loans (A) maintained as Base Rate Loans, 0.50% and (B) maintained as Eurodollar Loans, 1.50%, (x) in the case of Swingline Loans, 0.50%, (y)in the case of any Type of Incremental Term Loan of a given Tranche, that percentage per annum set forth in the relevant Incremental Term Loan Commitment Agreement, and (z) in the case of

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the Commitment Fee, 0.30%, and (ii) on and after the Initial Test Date (but subject to adjustment pursuant to the following provisions of this definition), (x) in the case of any Type of Incremental Term Loan of a given Tranche, that percentage per annum set forth in the relevant Incremental Term Loan Commitment Agreement and (y) in the case of each Tranche (and Type) of Loan (other than Incremental Term Loans) or the Commitment Fee, as the case may be, from and after each day of delivery of any Quarterly Pricing Certificate in accordance with the first sentence of the following paragraph (each, a “Start Date”) to and including the applicable End Date described below, the percentage per annum for such Tranche (and Type) of Loan or the Commitment Fee, as the case may be, set forth opposite the respective “Level” below (i.e., Level I, Level II or Level III, as the case may be) corresponding to the Leverage Ratio set forth in such Quarterly Pricing Certificate:

	Leverage Ratio	Eurodollar Margin for Revolviong Loans	Base Rate Margin for Revolving Loans and Swingline Loans	Commitment Fee

Level I	Greater than 2.5 to 1.0	1.75%	0.75%	0.35%

Level II	Equal to or greater than 2.0 to 1.0 but less than or equal to 2.5 to 1.0	1.50%	0.50%	0.30%

Level III	Less than 2.0 to 1.0	1.25%	0.25%	0.25%

The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter of the Borrower (commencing with the fiscal quarter of the Borrower ended closest to September 30, 2011), which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis solely to give effect to all Permitted Acquisitions (if any) and all Significant Asset Sales (if any) consummated on or prior to the date of delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) and the Applicable Margins for the relevant Tranche (and Type) of Loan or the Commitment Fee, as the case may be, which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Significant Permitted Acquisition or Significant Asset Sale, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a Pro Forma Basis (solely to give effect to all Significant Permitted Acquisitions, if any, and all Significant Asset Sales (if any) consummated on or prior to

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the date of the delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) as of the last day of the last Calculation Period ended prior to the date on which such Significant Permitted Acquisition or Significant Asset Sale is consummated and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins for the relevant Tranche (and Type) of Loan or the Commitment Fee, as the case may be, which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Leverage Ratio as so calculated. The Applicable Margins so determined for such Tranche (and Type) of Loan or the Commitment Fee, as the case may be, shall apply, except as set forth in the immediately succeeding sentences, from the relevant Start Date to the earliest of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Administrative Agent, (y) the date on which the next Significant Permitted Acquisition or Significant Asset Sale is consummated or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new (or a continuing entitlement to previously effective) Applicable Margins for such Tranche (and Type) of Loan or the Commitment Fee, as the case may be, (and thus commencing a new Start Date), the Applicable Margins for such Tranche (and Type) of Loan or the Commitment Fee, as the case may be, shall be those corresponding to Level I. Notwithstanding anything to the contrary contained above in this definition, (1) at any time any Specified Default or Event of Default then exists, the Applicable Margins shall be in the case of Loans (other than Incremental Term Loans) and Commitment Fees, those corresponding to Level I and (2) if the Borrower fails to deliver a Quarterly Pricing Certificate with respect to the fiscal quarter of the Borrower ended closest to September 30, 2011, then the Applicable Margins for any Tranche (and Type) of Loan (other than Incremental Term Loans) or the Commitment Fee, as the case may be, shall be those corresponding to Level I for the period from the Initial Test Date until the date the Borrower has delivered a Quarterly Pricing Certificate indicating an entitlement to new Applicable Margins for such Tranche (and Type) of Loan or the Commitment Fee, as the case may be (and thus commencing the first Start Date).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Leverage Ratio for any period set forth in any certificate delivered in accordance with the preceding paragraph is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such certificate shall immediately and retroactively be deemed to be the relevant percentage as based upon the accurately determined Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Section 2.08(a) or (b) and Section 4.01(a) or (b) as a result of the miscalculation of the Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08(a) or (b) or Section 4.01(a) or (b), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Sections on the same basis as if the Leverage Ratio had been accurately set forth in such certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.08(c), in accordance with the terms of this Agreement).

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For the avoidance of doubt, the Applicable Margin for Incremental Term Loans incurred on the Fourth Amendment Effective Date pursuant to the Incremental Commitment Agreement, dated as of the Fourth Amendment Effective Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto, maintained as Base Rate Loans or Eurodollar Loans shall be, at any time, identical to the Applicable Margin for Revolving Loans maintained as Base Rate Loans or Eurodollar Loans, as the case may be (in each case, as determined in accordance with this definition of “Applicable Margin” as in effect on the Fourth Amendment Effective Date (without regard to any subsequent amendment, waiver or modification thereto)).

“Approved Fund” shall have the meaning provided in Section 13.07(g).

“Asset Sale” shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other Equity Interests of another Person, but excluding the sale by such Person of its own Equity Interests) of the Borrower or such Subsidiary other than (i) sales, rentals, leases, transfers or other dispositions of inventory made in the ordinary course of business, (ii) sales and other dispositions made pursuant to Sections 10.02(iv), (vi), (vii), (x), (xvi), (xix), (xx) and (xxii), (iii) sales, transfers or dispositions by or among Foreign Subsidiaries, and (iv) any other sale, rental, lease, transfer or other disposition (for such purpose, treating any series of related sales, rentals, leases, transfers or dispositions as a single such transaction) that generates Net Sale Proceeds of less than $1,000,000.

“Assignee Group” shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption Agreement” shall mean the Assignment and
Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (b) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Authorized Officer” shall mean, with respect to (i) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the chief executive officer, the chief operating officer, the corporate controller, any treasurer or other financial officer of the Borrower and (ii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by such officer) of the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

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“Available Amount” shall initially be $0, which amount shall be (A) increased (i) on each Excess Cash Flow Determination Date, so long as any repayment required pursuant to Section 5.02(e) has been made, by an amount equal to the amount of Excess Cash Flow for the immediately preceding Excess Cash Flow Period multiplied by a percentage equal to 100% minus the relevant Applicable Excess Cash Flow Percentage, and (ii) on the date of receipt by the Borrower after the Effective Date of Net Cash Proceeds from any sale or issuance of Borrower Common Stock or Qualified Preferred Stock or any contribution to the common equity capital of the Borrower, the amount of such Net Cash Proceeds, and (B) reduced on the date (w) any Permitted Acquisition is made in reliance on Section 9.14(a)(iii)(y), (x) any Investment is made (or deemed made) pursuant to Section 10.05(xvi), (y) any Dividend is made in reliance on Section 10.06(v) or (z) any Debt Repurchase is made in reliance on clause (2) of the proviso appearing at the end of Section 10.12, by the amount of such Permitted Acquisition, Investment, Dividend or Debt Repurchase, as the case may be.

“Available JV Basket Amount” shall mean, on any date of determination, an amount equal to the sum of (i) $175,000,000 minus (ii) the aggregate amount of Investments made (including for such purpose the fair market value of any assets contributed to any Joint Venture (as determined in good faith by senior management of the Borrower), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture in connection therewith) pursuant to Section 10.05(xiv) after the Second Amendment Effective Date, minus (iii) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture for which the Borrower or any of its Subsidiaries (other than the respective Joint Venture) is liable, minus (iv) all payments made by the Borrower or any of its Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture (including, without limitation, payments in respect of obligations described in preceding clause (iii)) after the Second Amendment Effective Date, plus (v) the amount of any increase to the Available JV Basket Amount made after the Second Amendment Effective Date in accordance with the provisions of Section 10.05(xiv).

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop
Arrangements and Swingline Back-Stop Arrangements.

“Back-Stopped” shall mean, with respect to any Letter of Credit issued by a Letter of Credit Issuer, the issuance by a Person reasonably acceptable to such Letter of Credit Issuer of one or more letters of credit in favor of such Letter of Credit Issuer in an amount equal to 105% of the aggregate Stated Amount of such Letter of Credit and otherwise on terms reasonably acceptable to such Letter of Credit Issuer (it being understood that, if any such Letter of Credit is denominated in a currency other than U.S. Dollars, the related back-stop letter of credit may be required to be denominated in such other currency).

“Bank of America” shall mean Bank of America, N.A., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

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“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate for a Eurodollar Loan dominated in U.S. dollars with a one-month interest period commencing on such day plus 1%. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the “prime rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the “prime rate”, the Federal Funds Rate or such Eurodollar Rate, respectively.

“Base Rate Loan” shall mean each Loan bearing interest at the rates provided in
Section 2.08(a) (subject to any increases pursuant to Section 2.08(c)).

“Borrower” shall have the meaning provided in the first paragraph of this Agreement

“Borrower Common Stock” shall have the meaning provided in Section 8.12.
“Borrower Guaranty” shall mean the guaranty of the Borrower pursuant to Section 14.

“Borrower Materials” shall have the meaning provided in Section 9.01.

“Borrowing” shall mean and include (i) the borrowing of Swingline Loans from Bank of America on a given date and (ii) the borrowing of one Type of Loan pursuant to a single Tranche by the Borrower from all of the Lenders having Commitments (and/or outstanding Loans) with respect to such Tranche on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that (x) Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Loan and (y) any Incremental Term Loans incurred pursuant to Section 2.01(c) shall be considered part of the related Borrowing of the then outstanding Tranche of Incremental Term Loans (if any) to which such Incremental Term Loans are added pursuant to Section 2.15(c).

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

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“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, such Significant Asset Sale or other event for which financial statements have been delivered (or were required to be delivered) to the Lenders pursuant to Section 9.01(a) or (b) (or, if no such financial statements have been delivered (or required to be delivered) pursuant to Section 9.01(a) or (b), the Test Period ended on December 31, 2010).

“Capital Expenditures” shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period and are, or are required to be, included in property, plant or equipment reflected on the consolidated balance sheet of such Person (including, without limitation, expenditures for maintenance and repairs which should be so capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person during such period; provided, that Capital Expenditures shall not include expenditures (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with the Net Sale Proceeds or Net Cash Proceeds received from Asset Sales or Recovery Events and reinvested, (ii) which constitute consideration for Investments (including Permitted Acquisitions), (iii) that are accounted for as capital expenditures of such Person and that are actually paid for (or reimbursed) by a third party and for which no Credit Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person, (iv) for equipment purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of the purchase price of such purchased equipment is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (v) made with the net proceeds of the issuance of any Equity Interests of, or capital contributions to, the Borrower or (iv) capitalized interest expense.

“Capital Lease,” as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP (determined as provided in Section 13.21), is accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Collateralize” shall mean, with respect to a Letter of Credit issued by any Letter of Credit Issuer, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) such Letter of Credit Issuer on terms reasonably satisfactory to such Letter of Credit Issuer in an amount equal to 105% of the Stated Amount of such Letter of Credit (it being understood that, if any such Letter of Credit is denominated in a currency other than U.S. Dollars, the deposit of the available funds in support of such Letter of Credit may be required to be made in the currency in which such Letter of Credit is denominated).

“Cash Equivalents” means (i) demand deposit accounts held in accounts denominated in U.S. Dollars and, in the case of any of Foreign Subsidiaries of the Borrower, such local currencies held by them from time to time in the ordinary course of their businesses,

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(ii) securities issued or directly fully guaranteed or insured by the governments of the United States, The Netherlands, Great Britain, France or Germany or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, in each case (x) having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and (y) the outstanding debt of which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; provided that up to $5,000,000 of cash equivalents of the type described in this clause (iii) shall be deemed to be “Cash Equivalents” if all the requirements of this clause (iii) (other than preceding clause (y)) are satisfied, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having one of the two highest ratings obtainable from S&P or Moody’s and in each case maturing within twelve months after the date of acquisition. Furthermore, with respect to Foreign Subsidiaries of the Borrower, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practices of the Borrower’s Foreign Subsidiaries.

“Cayman Partnership” shall mean EnerSys Cayman L.P., a limited partnership organized under the laws of the Cayman Islands.

“Cayman Partnership Shareholder #1” shall mean EnerSys European Holding Co., a corporation organized under the laws of Delaware and a Wholly-Owned Subsidiary of the Borrower.

“Cayman Partnership Shareholder #2” shall mean EnerSys Del. LLC I, a limited liability company organized under the laws of Delaware and a Wholly-Owned Subsidiary of the Borrower.

“Cayman Partnership Shareholder #3” shall mean EnerSys Del. LLC II, a limited liability company organized under the laws of Delaware and a Wholly-Owned Subsidiary of the Borrower.

“Cayman Partnership Shareholders” shall mean and include Cayman Partnership Shareholder #1, Cayman Partnership Shareholder #2 and Cayman Partnership Shareholder #3
“Certificates” shall have the meaning provided in Section 5.04(b).

“Change of Control” shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of

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greater than 35% of the economic or voting interests in the Borrower’s capital stock, (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (iii) a “change of control” or similar event shall occur as provided in any Qualified Preferred Stock (or the documentation governing the same), any Convertible Notes Document, any Permitted Junior Notes Document or any Permitted Refinancing Debt Document governing Permitted Refinancing Indebtedness in respect of the foregoing.

“Chinese Factoring Program” shall mean a receivables factoring, discounting or other similar program entered into by the Chinese Subsidiaries providing for the discounted sale of receivables of the Chinese Subsidiaries.

“Chinese Factoring Program Financing Costs” shall mean, for any period, the total consolidated interest expense of the Chinese Subsidiaries which would have existed for such period pursuant to the Chinese Factoring Program if same were structured as a secured lending arrangement rather than as a factoring program for the sale of receivables and related assets, in each case assuming an imputed interest rate commensurate with amounts being charged pursuant to the Chinese Factoring Program.

“Chinese Receivables Indebtedness” shall mean indebtedness of the Chinese Subsidiaries deemed to exist pursuant to the Chinese Factoring Program, determined as if such Chinese Factoring Program were structured as a secured financing transaction as opposed to an asset purchase and sale transaction.

“Chinese Subsidiaries” shall mean all Subsidiaries of the Borrower organized under the laws of the People’s Republic of China.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Co-Documentation Agents” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral” shall mean all of the Collateral as defined in each of the Security Documents.

“Collateral Agent” shall mean Bank of America, N.A., acting as collateral agent for the Secured Creditors and shall include any successor to the Collateral Agent appointed pursuant to the Security Agreement.

“Commitment” shall mean any of the commitments of any Lender, i.e., whether a Revolving Loan Commitment or an Incremental Loan Commitment.

“Commitment Fee” shall have the meaning provided in Section 4.01(a).

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“Commodities Agreements” shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., lead) used in the business of the Borrower and its Subsidiaries.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of the Borrower and its Subsidiaries at such time.

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

“Consolidated Debt” shall mean, at any time, (A) the sum of (without duplication) (i) the principal amount of all Indebtedness of the Borrower and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or capital leases on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (iii) of the definition of Indebtedness, (iii) the aggregate amount of Chinese Receivables Indebtedness and other Foreign Receivables Indebtedness of the Borrower and its Subsidiaries outstanding at such time, and (iv) Attributable Indebtedness in respect of Synthetic Lease Obligations (but excluding Attributable Indebtedness in respect of or arising in connection with an IRB Sale-Leaseback Transaction) at such time minus (B) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower, the Subsidiary Guarantors and Foreign Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the Borrower if same were prepared on such date; provided that, in the case of Unrestricted cash and Cash Equivalents of such Foreign Subsidiaries, (x) the amount of all such Unrestricted cash and Cash Equivalents shall be subject to a 35% adjustment to account for implied repatriation costs (as adjusted, the “Adjusted Foreign Unrestricted Cash and Cash Equivalents”) and (y) the total amount of such Adjusted Foreign Unrestricted Cash and Cash Equivalents permitted to be deducted pursuant to this clause (B) shall not exceed $~~100,000,000.~~150,000,000.

“Consolidated EBIT” shall mean, for any period, the Consolidated Net Income of the Borrower and its Subsidiaries plus, in each case to the extent actually deducted in determining Consolidated Net Income for such period, consolidated interest expense of the Borrower and its Subsidiaries and provision for income taxes, adjusted to exclude for such period (i) any extraordinary gains or losses, (ii) gains or losses from sales of assets other than inventory sold in the ordinary course of business, (iii) any write-downs of non-current assets relating to impairments or the sale of non-current assets or (iv) any non-cash expenses incurred in connection with stock options, stock appreciation rights or similar equity rights.

“Consolidated EBITDA” shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all amortization and depreciation that were deducted in arriving at Consolidated

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EBIT for such period, (ii) any non-cash charges in such period to the extent that such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the Borrower and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period), (iii) fees and expenses incurred by the Borrower and its Subsidiaries during such period in connection with the Transaction, the consummation of a Permitted Acquisition, the issuance of any Equity Interests, any actual or proposed incurrence of Indebtedness or the Investment in any Joint Venture, in each case permitted hereunder and (iv) cash charges not to exceed $6,900,000 incurred in connection with the termination of Interest Rate Protection Agreements during such period and (y) subtracting therefrom, to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period.

“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Net Interest Expense for such period; provided that for purposes of any calculation of the Consolidated Interest Coverage Ratio pursuant to Sections 9.14(a), 10.04(xxi), 10.05(xvi), 10.06(v), 10.06(vi) and 10.12(iv) and (viii) and the definitions of “Incremental Loan Commitment Request Requirements” and “Incremental Loan Commitment Requirements” only, (i) Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) Consolidated Net Interest Expense shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Consolidated Net Income” shall mean, for any period, the net after tax income (or loss) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that in determining Consolidated Net Income of the Borrower and its Subsidiaries (i) the net income of any Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of dividends or disbursements by such Person to the Borrower or a Wholly-Owned Subsidiary of the Borrower during such period, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary shall be excluded from such determination, and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary shall be excluded from such determination.

“Consolidated Net Interest Expense” shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on payment thereof) plus, to the extent not included above, Chinese Factoring Program Financing Costs and the Foreign Receivables Facilities Financing Costs for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) (A) the amortization of any deferred financing costs for such period, (B) non-cash interest expense (including amortization of discount and interest which will be added to, and thereafter become part of, the principal or liquidation preference of the respective

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Indebtedness or Preferred Stock through a pay-in-kind feature or otherwise, but excluding all regularly accruing interest expense which will be payable in cash in a subsequent period) payable in respect of any Indebtedness or Preferred Stock and (C) dividends on Qualified Preferred Stock in the form of additional Qualified Preferred Stock, plus (ii) without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries on a consolidated basis representing the interest factor for such period minus (iii) the cash portion of interest income of the Borrower and its Subsidiaries on a consolidated basis for such period (for this purpose, excluding any cash interest income received by any non-Wholly-Owned Subsidiary to the same extent as such amount, if representing net income, would be excluded from Consolidated Net Income pursuant to the proviso to the definition thereof), all as determined in accordance with GAAP (subject to the express requirements set forth above). Notwithstanding anything to the contrary contained above, for purposes of determining Consolidated Net Interest Expense for any Test Period or Calculation Period which ends on or prior to December 31, 2011, “Consolidated Net Interest Expense” shall be deemed to be an amount equal to the product of (i) the amount of Consolidated Net Interest Expense (determined as provided above without regard to this sentence) for the period from the Initial Borrowing Date to the last day of such Test Period or Calculation Period, as the case may be, multiplied by (ii) a fraction, (x) the numerator of which shall be 365 days and (y) the denominator of which shall be the actual number of days elapsed during the period from the Initial Borrowing Date to the last day of such Test Period or Calculation Period, as the case may be; provided, however, that further adjustments may be made on a Pro Forma Basis to the amounts determined in the manner specified above in this sentence, to the extent provided herein.
“Contingent Obligations” shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Continuing Directors” shall mean the directors of the Borrower on the Effective Date and each other director if such director’s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

“Convertible Notes” shall mean the Borrower’s 3.375% senior unsecured
Convertible Notes due 2038, issued pursuant to the Convertible Notes Indenture, as in effect on

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the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Convertible Notes Documents” shall mean the Convertible Notes, the Convertible Notes Indenture and all other documents executed and delivered with respect to the Convertible Notes or Convertible Notes Indenture, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Convertible Notes Indenture” shall mean the Indenture, dated as of May 28,
2008, among the Borrower, the Subsidiary Guarantors and The Bank of New York, as trustee, as in effect on the Effective Date and as thereafter amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Convertible Preferred Stock” shall have the meaning provided in Section 8.12.

“Credit Documents” shall mean this Agreement, the Notes, the Subsidiaries
Guaranty, each Security Document, any other guarantees or security documents executed and delivered for the benefit of the Guaranteed Creditors in accordance with the requirements of this Agreement and any Incremental Loan Commitment Agreement.

“Credit Event” shall mean the making of any Loan or the issuance, amendment, extension or renewal of any Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum Stated Amount of such Letter of Credit)

“Credit Party” shall mean the Borrower and each Subsidiary Guarantor.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Debt Repurchase” shall have the meaning provided in Section 10.12(vi). “Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default, subject, however, in the case of any event, action or condition described in Section 11.09, to the proviso appearing therein.

“Defaulting Lender” shall mean any Lender with respect to which a Lender
Default is in effect.

“Disqualified Preferred Stock” shall mean, as to any Person, any Preferred Stock of such Person which is not Qualified Preferred Stock.

“Dividend” shall have the meaning provided in Section 10.06.

“Documents” shall mean and include (i) the Credit Documents, (ii) the
Refinancing Documents, (iii) the Convertible Notes Documents and (iv) on and after execution

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and delivery thereof, any Permitted Junior Notes Documents and any Permitted Refinancing
Debt Documents governing Permitted Refinancing Indebtedness in respect thereof.

“Dollar Equivalent” of an amount denominated in a currency other than U.S. Dollars shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York City time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, if the Administrative Agent does not have as of the date of determination a spot exchange rate for any such currency, such spot exchange rate from another financial institution designated by the Administrative Agent); provided that the Dollar Equivalent of any Unpaid Drawing under a Letter of Credit denominated in a currency other than U.S. Dollars shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the respective Letter of Credit Issuer; provided further, that for purposes of (x) determining compliance with Sections 2.01(b) and (d), 3.01(c) and 5.02(a) and (y) calculating Fees pursuant to Section 4.01, the “Dollar Equivalent” of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis on the first Business Day of each calendar month; provided, however, that at any time during a calendar month, if the sum of the aggregate principal amount of outstanding Revolving Loans and Swingline Loans at such time plus the Letter of Credit Outstandings at such time (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated on the respective date of determination pursuant to this exception) would exceed 85% of the Total Revolving Loan Commitment, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset on such date, which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than U.S. Dollars in its sole discretion.

“Domestic Subsidiary” shall mean each Subsidiary incorporated or organized in the United States or any State or territory thereof (other than any Cayman Partnership Shareholder, any Excluded Domestic Subsidiary and EnerSys Mexico Management LLC).
“Early Termination Date” shall have the meaning provided in Section 4.(b). “Effective Date” shall have the meaning provided in Section 13.22.

“Eligible Assignee” shall have the meaning provided in Section 13.07(g).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

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“End Date” shall have the meaning provided in the definition of Applicable Margin.

“EnerSys Capital” shall mean EnerSys Capital, Inc., a Delaware corporation and a direct Wholly-Owned Subsidiary of the Borrower.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries under any Environmental Law (hereafter “Claims”) or any permit issued to the Borrower or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment, pursuant to Environmental Law.

“Environmental Law” shall mean any U.S. or non-U.S. federal, state or local law, policy having the force and effect of law, statute, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, “Laws”)), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues relate to the handling of, or exposure to, Hazardous Materials.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall have the meaning provided in Section 9.08.

“Eurodollar Loans” shall mean each Loan bearing interest at the rates provided in Section 2.08(b) (subject to any increases pursuant to Section 2.08(c)).

“Eurodollar Rate” means, (a) for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the ~~British Bankers Association LIBOR Rate~~London interbank

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offered rate as administered by the ICE Benchmark Administration or the successor thereto if the ~~British Bankers Association~~ICE Benchmark Administration is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Euros” and the designation “€” shall mean “Euro” and “EUR” mean the lawful currency of the “participating member states” (as described in the EMU Legislation) introduced in accordance with the EMU Legislation.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, capital contributions, asset sale proceeds, insurance proceeds or Indebtedness (other than Revolving Loans and Swingline Loans)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries during such period (other than (1) repayments made pursuant to the Refinancing, (2) repayments made with the proceeds of asset sales, insurance or Indebtedness and (3) payments of Loans and/or other Obligations; provided that repayments of Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were (x) required as a result of a Scheduled Incremental Term Loan Repayment pursuant to Section 5.02(b) or (y) made as a voluntary

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prepayment pursuant to Section 5.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such prepayment)), (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) the aggregate amount of all cash payments made in respect of all Permitted Acquisitions, all Investments made pursuant to Sections 10.05(iv), (vii), (xiii), (xiv), (xv), (xvi), (xviii), (xxii) and (xxiii) and all Dividends made pursuant to Sections 10.06(ii), (v), (vi), (x) and (xi), in each case consummated by the Borrower and its Subsidiaries during such period (other than any such payments to the extent financed with equity proceeds, capital contributions, asset sale proceeds, insurance proceeds or Indebtedness (other than Revolving Loans and Swingline Loans)) and (v) charges, costs, fees and expenses paid in cash during such period in connection with the Transactions and any issuance of Equity Interests permitted hereunder and any incurrence of Indebtedness permitted under Section 10.04, whether or not consummated.

“Excess Cash Flow Determination Date” shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower (commencing with the fiscal year of the Borrower ended March 31, 2012).

“Excess Cash Flow Period” shall mean, with respect to the repayment required on any Excess Cash Flow Determination Date, the fiscal year of the Borrower ended immediately prior to such date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Excluded Domestic Subsidiary” shall mean each Subsidiary incorporated or organized in the United States or any State or territory thereof that is (a) a Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation (within the meaning of Section 957(a) of the Code) and (b) a “disregarded entity” for U.S. federal income tax purposes, the primary assets of which are Equity Interests of another Foreign Subsidiary that is a controlled foreign corporation and, if applicable, intercompany debt issued by such Foreign Subsidiary.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of June
27, 2008, among the Borrower, the lenders party thereto, Bank of America, as administrative agent, and Wachovia Capital Markets, LLC, as syndication agent, as in effect on the Initial Borrowing Date (immediately prior to giving effect thereto).

“Existing Hedging Agreements” shall mean (x) Interest Rate Protection Agreements and Other Hedging Agreements entered into with Bank of America and Wachovia Bank, National Association, in each case as in effect on the Initial Borrowing Date and (y) Other Hedging Agreements with Standard Chartered, as in effect in the Initial Borrowing Date and without giving effect to any amendments, extensions or other modifications thereafter, it being understood and agreed that the maximum aggregate potential liability of the Credit Parties in respect of the Interest Rate Protection Agreements described in clause (y) shall not exceed $10,000,000.

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“Existing Indebtedness” shall mean, collectively, (i) Scheduled Existing Indebtedness, (ii) Indebtedness pursuant to the Convertible Notes Documents, and (iii) Indebtedness under Existing Overdraft Facilities.

“Existing Indebtedness Agreements” shall mean all agreements evidencing or relating to any Existing Indebtedness of the Borrower or any of its Subsidiaries.
“Existing Letter of Credit” shall have the meaning provided in Section 3.01(e). “Existing Overdraft Facilities” shall mean the overdraft facilities and lines of credit of certain Foreign Subsidiaries of the Borrower existing on the Second Amendment Effective Date and as listed on Part B of Schedule IV hereto, in each case in the committed amount set forth opposite such overdraft facility or line of credit on said Part B of Schedule IV.

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as enacted on the Effective Date (and any amended or successor version that is substantively comparable provided that any such amended or successor version imposes criteria that are no more onerous than those contained in such sections as enacted on the Effective Date), and the regulations promulgated thereunder or published administrative guidance implementing such Sections.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.01.

“Foreign Battery Sale-Leaseback Transaction” shall have the meaning provided in Section 10.02(xx).

“Foreign Lender” shall have the meaning provided in Section 5.04(b).

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

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“Foreign Receivables Facility” shall mean a receivables facility or receivables factoring, discounting or other similar program entered into by a Foreign Subsidiary of the Borrower providing for the discounted sale of receivables of such Foreign Subsidiary.

“Foreign Receivables Facilities Financing Costs” shall mean, for any period, as to any Foreign Subsidiary party to a Foreign Receivables Facility, the total consolidated interest expense of such Foreign Subsidiary which would have existed for such period pursuant to such Foreign Receivables Facility if same were structured as a secured lending arrangement rather than as a receivables facility or factoring program for the sale of receivables and related assets, in each case assuming an imputed interest rate commensurate with amounts being charged pursuant to the Foreign Receivables Facility (whether as fees, by way of a discount on a receivable sold or otherwise).

“Foreign Receivables Indebtedness” shall mean indebtedness of one or more Foreign Subsidiaries deemed to exist pursuant to a Foreign Receivables Facility, determined as if such Foreign Receivables Facility were structured as a secured financing transaction as opposed to an asset purchase and sale transaction.

“Foreign Subsidiary” shall mean each Subsidiary other than a Domestic Subsidiary; provided that, notwithstanding the foregoing, each Cayman Partnership Shareholder shall be deemed to be (and shall be treated as) a Foreign Subsidiary for all purposes of this Agreement and the other Credit Documents.

“Foreign Subsidiary Acquisition Debt” shall mean Indebtedness of any Foreign
Subsidiary of the Borrower incurred to finance a Permitted Acquisition.

“Fourth Amendment” shall mean the Fourth Amendment to Credit Agreement, dated as of July 8, 2014, among the Borrower, the Administrative Agent, the Collateral Agent and various Lenders party thereto.

“Fourth Amendment Effective Date” shall have the meaning provided in the
Fourth Amendment.

“Forms” shall have the meaning provided in Section 5.04(b).
“Fund” shall have the meaning provided in Section 13.07(g).

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Applicable Margins and Sections 5.02, 9.14 and 10, including defined terms as used therein, and for all purposes of determining the Leverage Ratio, are subject (to the extent provided therein) to Section 13.21(a).

“Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Collateral Agent, the Lenders, each Letter of Credit Issuer and each Person (other than any Credit Party or any of its Subsidiaries) party to an Interest Rate Protection Agreement, Commodity Agreement or Other Hedging

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Agreement to the extent that such party constitutes a Secured Creditor under the Security Documents.

“Guaranteed Party” shall mean each Subsidiary of the Borrower party to an Interest Rate Protection Agreement, Other Hedging Agreement or Commodity Agreement with any Guaranteed Creditor.

“Guarantor” shall mean the Borrower (in its capacity as a guarantor pursuant to
Section 14) and each Subsidiary Guarantor.

“Guaranty” shall mean and include the Borrower Guaranty and the Subsidiaries Guaranty.

“Hazardous Materials” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined under any Environmental Law as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances” or “toxic pollutants”.

“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary designated as such by the Borrower in writing to the Administrative Agent, so long as, in the case of each Subsidiary so designated, (x) the total consolidated ~~total~~ revenues of such Subsidiary, taken together with all other Subsidiaries so designated, do not comprise more than
~~5.0~~7.5% of the total consolidated ~~total~~ revenues of the Borrower and its Subsidiaries on the last day of the most recent fiscal quarter ended more than forty-five (45) days prior to the date of determination and (y) such Subsidiary, taken together with all other Subsidiaries so designated, does not have consolidated assets with a fair market value in the aggregate in excess of ~~5.0~~7.5% of the total consolidated assets of the Borrower and its Subsidiaries on the last day of the most recent fiscal quarter ended more than forty-five (45) days prior to the date of determination; provided, however, in the event that the total consolidated ~~total~~ revenues or the fair market value of the total consolidated assets of all Subsidiaries designated to the Administrative Agent as Immaterial Subsidiaries at any time exceeds ~~5.0~~7.5% of the total consolidated ~~assets~~revenues or the total consolidated ~~total revenues~~assets, respectively, of the Borrower and its Subsidiaries, the Borrower shall take the actions required by Section 9.11(g).

“Incremental Loan Commitment” shall mean any Incremental Term Loan
Commitment and/or any Incremental RL Commitment, as the context may require.

“Incremental Loan Commitment Agreement” shall mean any Incremental Term Loan Commitment Agreement and/or any Incremental RL Commitment Agreement, as the context may require.

“Incremental Loan Commitment Date” shall mean any Incremental Term Loan
Borrowing Date or any Incremental RL Commitment Date, as the context may require.

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“Incremental Loan Commitment Request Requirements” shall mean, with respect to any request for an Incremental Loan Commitment made pursuant to Section 2.15 or 2.16, the satisfaction of each of the following conditions on the date of such request: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Loan Commitments then requested had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of request) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) the Borrower shall be in compliance with the covenants contained in Sections 10.08 and 10.09 for the Calculation Period most recently ended prior to the date of the request for Incremental Loan Commitments, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Loan Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred, on the first day of such Calculation Period, and (iii) no unfunded Incremental Term Loan Commitments are then outstanding, unless the full amount of such Incremental Term Loan Commitments will be utilized on the date of the effectiveness of the Incremental Term Loan Commitment Agreement to be entered into in connection with the Incremental Term Loan Commitments of the new Tranche then being requested.
“Incremental Loan Commitment Requirements” shall mean, with respect to any provision of an Incremental Loan Commitment on a given Incremental Loan Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Loan Commitment Agreement: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Loan Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (ii) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 10.08 and 10.09 for the Calculation Period most recently ended prior to such date of effectiveness, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Loan Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred, on the first day of such Calculation Period; (iii) the delivery by the Borrower to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the Borrower and certifying as to compliance with preceding clauses (i) and (ii) and containing the calculations (in reasonable detail) required by preceding clause (ii); (~~iii~~iv) the delivery by the Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Subsidiary Guarantor, acknowledging that such

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Incremental Loan Commitment and all Loans subsequently incurred pursuant to such Incremental Loan Commitment shall constitute (and be included in the definition of) “Guaranteed Obligations” under the Subsidiaries Guaranty; (v) the delivery by the Borrower and its Subsidiaries of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements; (vi) the delivery by the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 6.03 as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (vii) the delivery by the Borrower and the other Credit Parties to the Administrative Agent of such other officers’ certificates, board of director resolutions and evidence of good standing as the Administrative Agent shall reasonably request; (viii) the Borrower shall have demonstrated to the Administrative Agent’s reasonable satisfaction that the full amount of the relevant Loans to be made pursuant to such Incremental Loan Commitments (assuming the full utilization thereof) may be incurred without violating the terms of material Indebtedness of the Borrower and its Subsidiaries, and (ix) the completion by the Borrower and the other Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Loan Commitment.

“Incremental RL Commitment” shall mean, for any Lender, any commitment by such Lender to make Revolving Loans pursuant to Section 2.01(b) as agreed to by such Lender in the respective Incremental RL Commitment Agreement delivered pursuant to Section 2.16; it being understood, however, that on each date upon which an Incremental RL Commitment of any Lender becomes effective, such Incremental RL Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.16.

“Incremental RL Commitment Agreement” shall mean each Incremental RL Commitment Agreement substantially in the form of Exhibit O (appropriately completed) executed in accordance with Section 2.16.

“Incremental RL Commitment Date” shall mean each date upon which an Incremental RL Commitment under an Incremental RL Commitment Agreement becomes effective as provided in Section 2.16(b).

“Incremental RL Lender” shall have the meaning specified in Section 2.16(b).

“Incremental Term Loan” shall have the meaning provided in Section 2.01(c).

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“Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 2.01(c) and as otherwise permitted by Section 2.15.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section
2.15, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender’s name in Schedule I (as modified in accordance with Section 2.15) directly below the column entitled “Incremental Term Loan Commitment”, as the same may be terminated pursuant to Section 4.03 or 11.

“Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement substantially in the form of Exhibit N (appropriately completed) executed in accordance with Section 2.15.

“Incremental Term Loan Lender” shall have the meaning provided in Section 2.15(b).

“Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Incremental Term Loan Percentage” of a Tranche of Incremental Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Incremental Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Incremental Term Loans of all Tranches at such time.
“Incremental Term Note” shall have the meaning provided in Section 2.05(a).

“Indebtedness” of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller’s assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent and trade payables not overdue by more than 60 days, both as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under any Swap Contract, (viii) all Contingent Obligations of such Person with respect to the types of Indebtedness specified in clauses (i) through (vii) and (ix) through (x) hereof, (ix) all Chinese Receivables Indebtedness and all other Foreign Receivables Indebtedness ~~and~~, (x) all Synthetic Lease Obligations and (xi) all Disqualified Preferred Stock issued by such Person, valued, as of the date of determination, at

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the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Preferred Stock or Indebtedness into which such Disqualified Preferred Stock is convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Preferred Stock; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business and, in the case of trade payables, not overdue by more than 60 days. The amount of any obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Liabilities” shall have the meaning provided in Section 13.05.
“Indemnitees” shall have the meaning provided in Section 13.05.
“Information” shall have the meaning provided in Section 13.08.
“Initial Borrowing Date” shall mean the date upon which the initial Borrowing of Loans occurs.

“Initial Test Date” shall have the meaning provided in the definition of
Applicable Margin contained herein.
“Intercompany Loan” shall have the meaning provided in Section 10.05(vi). “Intercompany Note” shall mean a promissory note evidencing Intercompany
Loans or intercompany loans made or permitted pursuant to Sections 10.05(xi), (xiv) and (xxv) or Section 10.04(ii), in each case duly executed and delivered substantially in the form of Exhibit L, with blanks completed in conformity herewith (or, in the case of any promissory note to evidence an Intercompany Loan or any such other intercompany loan at any time on and after the Initial Borrowing Date and prior to the date specified for the replacement thereof pursuant to clause (ii) of Section 13.28, in such other form as may be satisfactory to the Administrative Agent).

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Investment” shall have the meaning provided in the preamble to Section 10.05.

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“IRB Sale-Leaseback Transaction” means any arrangement of the Borrower or any of its Wholly-Owned Domestic Subsidiaries with any industrial revenue authority in the United States which provides for (i) the sale of Real Property or personal property by the Borrower or such Subsidiary (other than any such Real Property or personal property owned on the Initial Borrowing Date) to such authority, (ii) the leaseback of such Real Property or personal property by the Borrower or such Subsidiary from such authority, and (iii) the subsequent purchase by the Borrower or such Subsidiary of tax-exempt industrial revenue bonds (or similar instruments) issued by such authority.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Joint Lead Arrangers” means the collective reference to MLPFS and Wells Fargo Securities, in their respective capacities as joint lead arrangers and joint book managers.

“Joint Venture” shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of the Borrower, (i) in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

“Judgment Currency” shall have the meaning provided in Section 13.20.

“L/C Participant” shall have the meaning provided in Section 3.03(a).

“L/C Supportable Indebtedness” shall mean (i) obligations of the Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers’ compensation, surety bonds and other similar statutory obligations , (ii) performance obligations under supply, service or construction contracts, including, without limitation, bid and/or performance and/or payment bonds or guarantees related to the foregoing and (iii) such other obligations of the Borrower or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

“Leasehold” of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
“Lender” shall mean each financial institution listed on Schedule I, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 2.15, 2.16 or 13.07(b) and shall include, unless the context otherwise requires (x) the Swingline Lender and (y) for purposes of Sections 12 and 13, each Letter of Credit Issuer (except for purposes of Sections
13.01 and 13.07) and each other Secured Creditor (except for purposes of Sections 13.01, 13.07, 13.10, 13.18 and 13.19).
“Lender Default” shall mean, as to any Lender (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to

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make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 3.03, (ii) such Lender or any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) having (1) become the subject of a proceeding under any Debtor Relief Law, or (2) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority, unless such ownership or acquisition results in or provides such Lender with immunity from the jurisdiction of the courts within the U.S. from the enforcement of judgments, writs of attachment on its assets or permits such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender, or (iii) a Lender having notified the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer and/or the Borrower that it does not intend to comply with its obligations under Section 2.01(b), 2.01(e) or 3.03 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section; provided that, for the purposes of (and only for purposes of) Section 2.01(d), Section 3.01(d), 5.02(j) and any documentation entered into pursuant to the Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Lender, (a) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (b) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Letter of Credit Issuer or the Administrative Agent believes in good faith has occurred and is continuing, or (c) the failure of such Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 3.03 within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Majority Lenders with Revolving Loan Commitments has or have, as applicable, funded its or their portion thereof.

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 3.01(d).

“Letter of Credit Fees” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Issuer” shall mean (i) Bank of America, any affiliate of Bank of America and any RL Lender (or affiliate of any RL Lender) which, at the request of the Borrower and with the consent of the Administrative Agent, agrees in such Lender’s (or affiliate’s) sole discretion to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 3 and (ii) with respect to any Existing Letter of Credit, the Lender designated as the issuer thereof on Schedule XIII.

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“Letter of Credit Outstandings” shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings (taking the Dollar Equivalent of any amounts owed in currencies other than U.S. Dollars) in respect of all Letters of Credit at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Request” shall have the meaning provided in Section 3.02(a).

“Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Debt on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Leverage Ratio pursuant to Sections 9.14(a), 10.04(xxi), 10.05(xvi), 10.06(v), 10.06(vi) and 10.12(iv) and (viii) and the definitions of “Applicable Margin”, “Incremental Loan Commitment Request Requirements” and “Incremental Loan Commitment Requirements” only, Consolidated Debt shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.
“LIBOR” shall have the meaning provided in the definition of Eurodollar Rate. “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing, but excluding the interest of a lessor under an operating lease).

“Loan” shall mean each Revolving Loan, each Swingline Loan and, on and after the incurrence thereof, each Incremental Term Loan.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Management Agreement” shall mean all material agreements entered into by the Borrower or any of its Subsidiaries with respect to the management of the Borrower or any of its Subsidiaries (including consulting agreements and other management advisory agreements but excluding employment agreements).

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(e).

“Margin Regulations” shall mean Regulations T, U and X, collectively.

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“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, properties, assets, operations, liabilities or financial condition of the Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document, taking into account in the case of either of clauses (i) or (ii) above (in each such case to the extent relevant) insurance, indemnities, rights of contribution and/or similar rights and claims available and applicable to any determination pursuant to this definition so long as consideration is given to the nature and quality of, and likelihood of recovery under, such insurance, indemnities, rights of contribution and/or similar rights and claims.

“Maturity Date” with respect to the applicable Tranche of Loans, shall mean the Incremental Term Loan Maturity Date for such Tranche of Loans, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.
“Maximum Incremental Commitment Amount” shall mean$~~300,000,000.~~300,000,000; provided that, for purposes of Sections 2.15 and Section 2.16, Incremental Loan Commitments of $300,000,000 made available to the Borrower on the Fourth Amendment Effective Date (immediately prior to giving effect thereto) shall not reduce (or count as utilization of) the “Maximum Incremental Commitment Amount”.

“Maximum Rate” shall have the meaning provided in Section 13.10.

“Maximum Swingline Amount” shall mean $~~25,000,000.~~35,000,000.

“Minimum Borrowing Amount” shall mean (i) for Revolving Loans (x) maintained as Eurodollar Loans, $1,000,000 and (y) maintained as Base Rate Loans, $100,000, (ii) for Incremental Term Loans, $1,000,000, and (iii) for Swingline Loans, $100,000.

“MLPFS” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.
corporation.
“Modular Energy” shall mean Modular Energy Devices, Inc., a Delaware

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate could currently incur any liability under such plan.

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“Net Cash Proceeds” shall mean for any event requiring a repayment of Loans pursuant to Section 5.02, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Sale Proceeds” shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by the Borrower’s consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (including indemnification payments) (to the extent the Borrower delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Subsidiaries from such sale, lease, transfer or other disposition. Net Sale Proceeds shall not include any trade-in-credits or purchase price reductions received by the Borrower or any of its Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

~~“Non-Ring-Fenced Foreign Subsidiary” shall mean each Foreign Subsidiary of~~
~~the Borrower other than a Ring-Fenced Foreign Subsidiary.~~

“Non-Wholly Owned Entity” shall have the meaning provided in the definition of
Permitted Acquisition.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each Revolving Note, the Swingline Note and, on and after the incurrence of Incremental Term Loans, each Incremental Term Note.

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“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).2.06.

“Notice of Conversion/Continuation” shall have the meaning provided in Section

“Notice Office” shall mean, with respect to notices for payments, requests for credit extensions or other notices, the relevant office of the Administrative Agent as set forth on Schedule II hereto or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

“Obligations” shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, the Collateral Agent, any Letter of Credit Issuer, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of, the Borrower or any of its Subsidiaries, whether or not allowed in such case or proceeding).
“Other Creditors” shall have the meaning provided in the Security Agreement.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Participant” shall have the meaning provided in Section 13.07(d).

“Payment Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule II with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Permitted Acquired Debt” shall have the meaning set forth in Section 10.04(vi).

“Permitted Acquisition” shall mean (i) the acquisition by the Borrower or any of its Wholly-Owned Domestic Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of the Borrower or any of its Wholly-Owned Domestic Subsidiaries, or of 100% of the capital stock or other Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Domestic Subsidiary of the Borrower or such Wholly-Owned Domestic Subsidiary or (ii) the acquisition by any Wholly-Owned Foreign Subsidiary of assets constituting a business, division or product line of any Person, not already a Subsidiary of the Borrower or any of its Wholly-Owned Subsidiaries, or of at least 80% of the capital stock or other Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Foreign Subsidiary of the Borrower that is at least 80% owned by the Borrower or such Wholly-Owned Foreign Subsidiary; provided that (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary consists

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solely of cash (including proceeds of Revolving Loans), the issuance of Borrower Common Stock, the issuance of any Qualified Preferred Stock ~~otherwise permitted pursuant to Section 10.13,~~, the incurrence of Indebtedness otherwise permitted in Section 10.04 and the assumption/acquisition of any Permitted Acquired Debt relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 10.04, (B~~) in the case of the acquisition of 100% of the Equity Interests of any Person (including by way of merger) (the “Acquired Person”), such Acquired Person shall own no Equity Interests of any other Person unless either (x) such other Person is a Wholly-Owned Subsidiary of such Acquired Person or (y) if such Acquired Person owns Equity Interests in any other Person which is not a Wholly Owned Subsidiary of such Acquired Person, (1) such other Person shall not have been created or established in contemplation of, or for purposes of consummating, such Permitted Acquisition and (2) the acquisition of such Person otherwise complies with the requirements of Section 9.14(a)(iii), (C~~) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person (any such Person, an “Acquired Person”) acquired pursuant to the respective Permitted Acquisition (including by way of merger) and its Subsidiaries taken as a whole, is in the United States, unless (x) either such acquisition is made by a Wholly-Owned Foreign Subsidiary or (y) such acquisition otherwise complies with the requirements of Section
9.14(a)(iii), (~~D~~C) the assets acquired, or the business of the Acquired Person, shall be in a Permitted Business and (~~E~~D) all applicable requirements of Sections 9.14 and 10.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Business” shall mean the manufacture, distribution, installation and servicing of batteries and reasonably related products, and activities reasonably related to the foregoing.
“Permitted Encumbrances” shall mean (i) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor thereof and which do not secure any Indebtedness, (ii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the premises and (iii) general real estate taxes and assessments not yet delinquent.

“Permitted Junior Notes” shall mean Indebtedness of the Borrower so long as (a) if such Indebtedness is to be subordinated to the Obligations, such subordination is on terms customary for a public offering or private placement under Rule 144A of the Securities Act of unsecured subordinated notes (and on market terms), (b) such Indebtedness does not provide for security, (c) such Indebtedness does not provide for guaranties by any Person (other than the Borrower and the Subsidiary Guarantors), (d) such Indebtedness is not subject to amortization and does not mature, in any case at any time prior to the first anniversary of the Revolving Loan Maturity Date, (e) the definitive agreement or indenture governing such Indebtedness shall (1) not include any financial maintenance covenants, (2) not contain covenant and default provisions

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which, when taken as a whole, are materially more restrictive or onerous than those applicable to the Borrower and its Subsidiaries under this Agreement, taken as a whole; provided that a certificate of an Authorized Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (3) only include a “change of control” offer to repurchase covenant if such covenant does not require a repurchase sooner than the date occurring 60 days after the applicable triggering event and (4) only include an “asset sale” offer to purchase covenant if such covenant permits the Borrower or a Subsidiary of the Borrower to repay Obligations, and terminate Commitments, under this Agreement before offering to purchase such Indebtedness, (f) the “default to other indebtedness” event of default contained in the definitive agreement or indenture governing such Indebtedness shall provide for “cross-acceleration” rather than a “cross-default”, and (g) all other terms of such Indebtedness are (1) customary (and on market terms) for a public offering or private placement under Rule 144A of the Securities Act of the applicable type of high-yield debt securities, and (2) together with any documentation relating thereto, reasonably satisfactory to the Administrative Agent, as such Indebtedness may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof. The issuance of Permitted Junior Notes shall be deemed to be a representation and warranty by Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

“Permitted Junior Notes Documents” shall mean the Permitted Junior Notes Indenture, the Permitted Junior Notes and each other agreement, document or instrument relating to the issuance of the Permitted Junior Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Liens” shall have the meaning provided in Section 10.03.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed or extended, except by an amount equal to unpaid accrued interest, fees, expenses and premium thereon and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, replacement, refunding, renewal or extension has a final stated maturity date equal to or later than the final

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stated maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (d) except as provided in clause (ii) of the proviso below in the case of the Convertible Notes, such modification, refinancing, replacement, refunding, renewal or extension does not add guarantors, obligors or security from that which applied to such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (e) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (f) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is secured by Liens that are subordinated to the Liens securing the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, and (g) if such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 10.04(xxi) or 10.04(xiv) (to the extent relating to “Permitted Refinancing Indebtedness” in respect of Indebtedness incurred pursuant to Section 10.04(xxi)), the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, replaced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Credit Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, taken as a whole; provided that a certificate of an Authorized Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided, however, that (i) any intercompany Scheduled Existing Indebtedness and any other intercompany Indebtedness set forth on Part A of Schedule IV (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded and (ii) in the case of any refinancing of the Convertible Notes, the restriction on the addition of guarantors in clause (d) above shall not apply, so long as the same is effected with the proceeds of Permitted Junior Debt incurred in accordance with the requirements of 10.04(xxi).
“Permitted Refinancing Debt Documents” shall mean the documentation governing any Permitted Refinancing Indebtedness.

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“Permitted Refinancing Indebtedness” shall mean any Indebtedness modified, refinanced, replaced, refunded, renewed or extended pursuant to, and in accordance with the requirements of, a Permitted Refinancing.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan to the extent that the Borrower or any Subsidiary of the Borrower or an ERISA Affiliate could reasonably be expected to have any liability under such Plan.
“Platform” shall have the meaning provided in Section 9.01.

“Pledge Agreement” shall have the meaning provided in Section 6.10(a).

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the
Pledge Agreement.
“PNC” shall mean PNC Bank, National Association in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Preferred Stock,” as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock and any preferred stock which is not Qualified Preferred Stock.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, to finance a Permitted Acquisition, an Investment pursuant to Section 10.05(xvi), a Debt Repurchase pursuant to subclause (2) of the proviso at the end of Section 10.12, a Dividend pursuant to Section 10.06(v) or (vi), a cash “net share” settlement pursuant to Section 10.12(iv) or any other Specified Transaction) after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, and (z) any Permitted

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Acquisition or any Significant Asset Sale then being consummated as well as any other Permitted Acquisition or any other Significant Asset Sale if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:

(i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, to finance Permitted Acquisitions, an Investment pursuant to Section 10.05(xvi), a Debt Repurchase pursuant to subclause (2) of the proviso at the end of Section 10.12, Dividends pursuant to Section 10.06(v) or (vi), a cash “net share” settlement pursuant to Section 10.12(iv) or any other Specified Transaction) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination;

(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

(iii) in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition or any Significant Asset Sale if effected during the respective Calculation Period or Test Period (or thereafter, for purposes of determinations pursuant to Sections 9.14(a), 10.04(xxi),
10.05(xvi), 10.06 (v) or (vi) and 10.12(iv) and (viii) and the definitions of “Applicable Margin”, “Incremental Loan Commitment Request Requirements” and “Incremental Loan Commitment Requirements” only) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period; and

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(iv) in the case of any Permitted Acquisition or Significant Asset Sale to be consummated prior to the date on which financial statements have been (or are required to be) delivered pursuant to Section 9.01(a) for the fiscal quarter ending nearest to June 30, 2011, any calculation of compliance with Section 10.08 or 10.09 required to be made on a “Pro Forma Basis” shall use the covenant levels applicable to the Test Period ended nearest to June 30, 2011 set forth in Section 10.08 or 10.09, as the case may be.

“Pro Forma Liquidity” shall mean, at any time of determination, the sum of (x) the Total Unutilized Revolving Loan Commitment at such time and (y) Unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (in the case of Unrestricted cash and Cash Equivalents of Foreign Subsidiaries, subject to a 35% adjustment to account for implied repatriation costs) at such time; provided that for purposes of determining the Total Unutilized Revolving Loan Commitment and Unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries at such time, pro forma effect shall be given to the incurrence of Revolving Loans and Swingline Loans and the net use of Unrestricted cash and Cash Equivalents projected in good faith by the Borrower to be incurred or used during the immediately succeeding 120-day period to finance Capital Expenditures, Permitted Acquisitions and other non-ordinary course Investments permitted under Section 10.05.

“Projections” shall mean the detailed projected consolidated financial statements of the Borrower and its Subsidiaries certified by a senior financial officer of the Borrower for the period commencing on April 1, 2011 and ending March 31, 2016 and made available to the Lenders on or prior to the Initial Borrowing Date.

“Public Lender” shall have the meaning provided in Section 9.01.

“Qualified Preferred Stock” shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision requiring payment prior to one year after the latest Maturity Date (as determined at the time of issuance of such Qualified Preferred Stock) other than to the extent such provision is triggered as a result of a change of control or asset sale, so long as the rights of the holders thereof upon the occurrence of such change of control or asset sale event are subject to the prior payment in full of all Obligations, the cancellation of all Letters of Credit and termination of the Commitments, (ii) do not require the cash payment of dividends at a time when such payment would be prohibited or not permitted under this Agreement, (iii) do not contain any covenants, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (v) are otherwise reasonably satisfactory to the Administrative Agent.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December.

“Quarterly Pricing Certificate” shall have the meaning provided in the definition of Applicable Margin.

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“RBIF” shall mean RB International Finance (USA) LLC, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by the Borrower or any of its Subsidiaries of any insurance or condemnation proceeds (other than proceeds from business interruption insurance) payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 9.03.

“Refinancing” shall mean the refinancing transactions described in Sections
6.08(a), (b) and (c).

“Refinancing Documents” shall mean documents, letters and agreements entered into in connection with the Refinancing.

“Register” shall have the meaning provided in Section 13.07(c).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal
Reserve System as from to time in effect and any successor to all or any portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

“Release” means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Guaranteed Obligations” shall mean all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Guaranteed Party owing under each Interest Rate Protection Agreement, Commodity Agreement and Other Hedging Agreement entered into by such Guaranteed Party with any Guaranteed Creditor, whether now in existence or hereafter arising (including the Existing Hedging Agreements, to the extent of the maximum liability

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permitted in the definition thereof), and the due performance and compliance by each such Guaranteed Party with all terms, conditions and agreements contained therein.

“Relevant Jurisdiction” shall have the meaning provided in Section 13.04.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the
30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation
Section 4043.
“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding Incremental Term Loans (if any) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Incremental Term Loans (if any) of Non-Defaulting Lenders and the sum of all Revolving Loan Commitments of all Non-Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).
“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person (other than the Collateral Agent for the benefit of the Secured Creditors) or (iii) are not otherwise generally available for use by the Borrower or such Subsidiary.
“Revolving Loan” shall have the meaning provided in Section 2.01(b).

“Revolving Loan Commitment” shall mean, with respect to each RL Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment,” as the same may be (x) reduced from time to time pursuant to Sections 4.02 and/or Section 11, (y) increased by the amount of any Incremental RL Commitment of such RL Lenders as contemplated by Section 2.16 or (z) adjusted from to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.07(b).

“Revolving Loan Maturity Date” shall mean September 30, 2018.

“Revolving Note” shall have the meaning provided in Section 2.0(a).

~~“Ring-Fenced Foreign Subsidiary” shall mean each Foreign Subsidiary of the Borrower as of the Effective Date (other than the Cayman Partnership and any of its Foreign Subsidiaries), so long as same remains a Subsidiary of the Borrower.~~

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“RL Lender” shall mean at any time each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans or any participation in one or more outstanding Letters of Credit or Swingline Loans.

“RL Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination. Hill, Inc.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw 8.20.

“Scheduled Existing Indebtedness” shall have the meaning provided in Section

“Scheduled Incremental Term Loan Repayment” shall have the meaning provided in Section 5.02(b).

“Scheduled Incremental Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean the Second Amendment to Credit Agreement, dated as of August 2, 2013, among the Borrower, the Administrative Agent, the Collateral Agent and various Lenders party thereto.

“Second Amendment Effective Date” shall have the meaning provided in the
Second Amendment.

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section thereto.

“Secured Creditors” shall have the meaning provided in the Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning provided in Section 6.10(b). “Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreement.

“Security Documents” shall mean and include the Security Agreement, the Pledge
Agreement, each Additional Security Document, if any, and any other pledge agreement entered

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into pursuant to Section 13.25; provided, that any cash collateral or other agreements entered into pursuant to the Back-Stop Arrangements shall constitute “Security Documents” solely for purposes of (x) Sections 8.03 and 10.03(iii) and (y) the term “Credit Documents” as used in Sections 10.04(i), 10.14, 13.04 and 13.05.

“Senior Secured Consolidated Debt” shall mean, at any time, the remainder of (x) Consolidated Debt at such time less (y) the amount of all Consolidated Debt at such time which is not secured by any asset or property of the Borrower or any of its Subsidiaries.

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Senior Secured Consolidated Debt on such date to (y) Consolidated EBITDA for the Calculation Period most recently ended on or prior to such date; provided that for purposes of any calculation of the Senior Secured Leverage Ratio pursuant to this Agreement, (i) Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) Senior Secured Consolidated Debt shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Shareholder Subordinated Note” shall mean an unsecured junior subordinated note issued by the Borrower (and not guaranteed or supported in any way by any Subsidiary of the Borrower), which note shall be in the form of Exhibit M; provided that additional provisions may be included so long as such provisions do not adversely affect the interests of the Lenders in a material manner and are not in conflict with the provisions of this Agreement or any other Credit Document and are otherwise reasonably acceptable to the Administrative Agent.
“Shareholders’ Rights Plan” shall mean a plan approved by the board of directors of the Borrower providing for the distribution to shareholders of the Borrower of rights to purchase Preferred Stock of the Borrower (which Preferred Stock need not be Qualified Preferred Stock) on such terms and conditions as are customary for similar plans adopted by publicly-held companies of comparable size to the Borrower.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $75,000,000.
“Significant Permitted Acquisition” shall mean any Permitted Acquisition, the consideration paid in connection with which is at least $~~10,000,000.~~25,000,000.

“Special Interest Period” shall mean a period with a duration of (i) not less than three months minus three days and (ii) not greater than three months plus three days, as set forth in the applicable Notice of Conversion/Continuation delivered by the Borrower to the Administrative Agent, specifying, inter alia, the exact calendar day on which such period ends.

“Specified Default” shall mean any Default under Section 11.01 or 11.05.

“Specified Transaction” shall mean any Permitted Acquisition, any other Investment in an Acquired Person, any Significant Asset Sale, any Dividend, any Debt Repurchase or any other event that by the terms of this Agreement requires compliance on a “Pro Forma Basis” with a test or covenant hereunder.

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“Standby Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Start Date” shall have the meaning provided in the definition of Applicable Margin.

“Stated Amount” of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined (i) without regard to whether any conditions to drawing thereunder could then be met, (ii) after giving effect to any step-up or increase in the maximum amount to be made available under such Letter of Credit after the issuance thereof, regardless of whether or not such step-up or increase has in fact occurred at such time but (iii) after giving effect to all previous drawings made thereunder); provided that except as such term is used in Section 3.01(c)(v), the “Stated Amount” of each Letter of Credit denominated in a currency other than U.S. Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in Euros or Sterling, as the case may be, thereunder (determined (i) without regard to whether any conditions to drawing thereunder could then be met, (ii) after giving effect to any step-up or increase in the maximum amount to be made available under such Letter of Credit after the issuance thereof, regardless of whether or not such step-up or increase has in fact occurred at such time but (iii) after giving effect to all previous drawings made thereunder).

“Sterling” and “£” shall mean freely transferable lawful money of the United
Kingdom (expressed in pounds sterling).
“Subsidiaries Guaranty” shall have the meaning provided in Section 6.09. “Subsidiary” of any Person shall mean and include (i) any corporation more than
50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, limited liability company, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

“Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Subsidiary of the Borrower (other than the Cayman Partnership Shareholders and Immaterial Subsidiaries).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms

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and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 2.01(d).

“Swingline Expiry Date” shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

“Swingline Lender” shall mean Bank of America acting in its capacity as a lender of Swingline Loans.

“Swingline Loan” shall have the meaning provided in Section 2.01(d).

“Swingline Note” shall have the meaning provided in Section 2.05(a).

“Syndication Agent” shall have the meaning provided in the first paragraph of this Agreement.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Allocation Agreements” shall mean any tax sharing or tax allocation agreements entered into by the Borrower or any of its Subsidiaries.

“Tax Benefit” shall have the meaning provided in Section 5.04(c).

“Taxes” shall have the meaning provided in Section 5.04(a).

“Test Period” shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

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“Total Assets” shall mean, at any time, total assets of the Borrower and its Subsidiaries on a consolidated basis prepared in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Borrower delivered (or required to be delivered) pursuant to Section 9.01(a) or (b) (as may be expressly stated).

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Foreign Assets” shall mean, at any time, total assets of the Foreign Subsidiaries of the Borrower determined on a consolidated basis in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Borrower delivered (or required to be delivered) pursuant to Section 9.01(a) or (b) (as may be expressly stated).

“Total Incremental Term Loan Commitment” of any Tranche of Incremental Term Loans shall mean, at any time, the sum of the Incremental Term Loan Commitments of such Tranche of each of the Lenders at such time.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the
Revolving Loan Commitments of each of the Lenders at such time.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time.
“Trade Letter of Credit” shall have the meaning set forth in Section 3.01(a). “Tranche” shall mean the respective facilities and commitments utilized in making Loans hereunder (i.e., whether Revolving Loans, Swingline Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 2.15); provided that in the circumstances contemplated by Section 2.15(c), Incremental Term Loans may be made part of a then existing Tranche of Incremental Term Loans.

“Transaction” shall mean, collectively, (i) the Refinancing, (ii) the entering into of the Credit Documents and the incurrence of all Loans and issuance (or deemed issuance) of all Letters of Credit on the Initial Borrowing Date and (iii) the payment of fees and expenses in connection with the foregoing.

“Type” shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each

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determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.
“Unpaid Drawing” shall have the meaning provided in Section 3.04(a). “Unrestricted” shall mean, when referring to cash or Cash Equivalents of the
Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unutilized Revolving Loan Commitment” with respect to any RL Lender, at any time, shall mean such RL Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such RL Lender and (ii) such RL Lender’s RL Percentage of the total Letter of Credit Outstandings at such time.

“U.S. Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States of America.

“Wells Fargo Bank” shall mean Wells Fargo Bank, National Association, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Wells Fargo Securities” shall mean Wells Fargo Securities, LLC, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any
Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any
Wholly-Owned Subsidiary of such Person which is not a Domestic Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation
100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (for such purpose, without taking account of directors qualifying shares and/or other nominal amounts of shares required to be held by such Person under applicable law); provided that (i) Shenzhen Huada Power Supply Mechanical & Electrical Co. Ltd. (China), EnerSys (Jianqsu) Huada Batteries Company Limited (China), Energia AD (Bulgaria) and EnerSys SARL (France) shall be deemed to be “Wholly-Owned Subsidiaries” of the Borrower for all purposes of this Agreement, so long as at least 80% of the capital (and voting) stock of such entities is at all times owned (directly or indirectly) by the Borrower or a Wholly-Owned Subsidiary of the Borrower and (ii) any Foreign Subsidiary formed, created or acquired after the Initial Borrowing Date shall be deemed to be a “Wholly-Owned Subsidiary” of the Borrower for all purposes of this Agreement, so long as at least 80% of the economic (and voting) Equity Interests of such Foreign Subsidiary are at all times owned (directly or indirectly) by the Borrower.

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“Written” (whether lower or upper case) or “in writing” shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

SECTION 2. Amount and Terms of Credit.

2.01. Commitments. (a) [Reserved.]

(b)    Subject to and upon the terms and conditions set forth herein, each RL Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans:

(i)    shall be denominated in U.S. Dollars;

(ii)    shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans; provided that except as otherwise specifically provided in Section 2.10(b), all Revolving Loans made as part of the same Borrowing shall at all times be of the same Type;

(iii)    may be repaid and reborrowed in accordance with the provisions hereof;

(iv)    shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to such Lender’s RL Percentage of the sum of (x) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time; and
(v)    shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, exceeds the Total Revolving Loan Commitment then in effect.
(c)    Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees to make a term loan or term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Borrower, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the respective Incremental Term Loan

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Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans; provided that, except as otherwise specifically provided in Section
2.10(b), all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche on the respective Incremental Term Loan Borrowing Date. Once repaid, Incremental Term Loans may not be reborrowed.

(d)    Subject to and upon the terms and conditions set forth herein, the Swingline Lender in its capacity as such agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the Borrower (each, a “Swingline Loan” and, collectively, the “Swingline Loans”), which Swingline Loans:

(i)    shall be denominated in U.S. Dollars;

(ii)    shall be made and maintained as Base Rate Loans;

(iii)    may be repaid and reborrowed in accordance with the provisions hereof;
(iv)    shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) the Letter of Credit Outstandings at such time, the Total Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date); and

(v)    shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.
Notwithstanding anything contained in this Section 2.01(d), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ RL Percentage(s) of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”) and (ii) the Swingline Lender will not make a Swingline Loan after it has received written notice from the Borrower or the Administrative Agent (at the direction of the Required Lenders) stating that a Default or an Event of Default exists until such time as the Swingline Lender shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Lenders.
(e)    On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been

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automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each RL Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), and the proceeds thereof shall be applied directly to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 or 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender (other than the Swingline Lender) hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Lender purchasing same from and after such date of purchase (or, if earlier, from the date on which the Mandatory Borrowing would otherwise have occurred, so long as the payments required by following clause (y) have in fact been made) and (y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of the assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

2.02. Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche; provided that Mandatory Borrowings shall be made in the amounts required by Section 2.01(e). More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans.

2.03. Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing of Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York City time), at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business

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Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”) shall, except as otherwise expressly provided in Section 2.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be given by an Authorized Officer of the Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Revolving Loans or Incremental Term Loans and, if Incremental Term Loans, the specific Tranche thereof and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)    (i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Swingline Lender not later than 2:00 P.M. (New York City time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

(ii)    Mandatory Borrowings shall be made upon the notice (or deemed notice) specified in Section 2.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 2.01(e).

(c)    Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Swingline Lender (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Administrative Agent’s, the Swingline Lender’s or the respective Letter of Credit Issuer’s record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

2.04. Funding by Lenders, Disbursement of Funds etc.. (a) Not later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York City time) on the date specified in Section 2.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York City time) on the date specified in Section 2.01(e)), each Lender with a Commitment under the respective Tranche will make available its pro rata share (determined in accordance with Section 2.07), if any, of each Borrowing requested to be made on such date (or in the case of

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Swingline Loans, the Swingline Lender shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.08. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (a) shall be conclusive, absent manifest error.

(b)    Nothing in this Agreement shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)        If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Event set forth in Sections 6 and/or 7 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Letter of Credit Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Letter of Credit Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Letter of Credit Issuer, as the case may be, severally agree to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Letter of Credit Issuer, in immediately

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available funds with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at the overnight Federal Funds Rate. A notice of the Administrative Agent to any Lender with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.

2.05. Notes. (a) The Borrower’s obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be set forth on the Register maintained by the
Administrative Agent pursuant to Section 13.07(c) and, subject to the provisions of Section 2.05(g), shall be evidenced (i) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”), (ii) if Incremental Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”) and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the “Swingline Note”).

(b)    [Reserved.]

(c)    The Revolving Note issued to each RL Lender shall (i) be executed by the Borrower, (ii) be payable to such RL Lender or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such RL Lender and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d)    The Incremental Term Note issued to each Lender with an Incremental Term Loan Commitment or outstanding Incremental Term Loans under a given Tranche shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the date of the issuance thereof, (iii) be in a stated principal amount equal to the respective Incremental Term Loans made by such Lender on the effective date of the respective Incremental Term Loan Commitment Agreement for such Tranche of Incremental Term Loans (or, if issued thereafter, be in a stated principal amount equal to the outstanding principal amount of the Incremental Term Loans of such Lender at such time for such Tranche of Incremental Term Loans), (iv) mature on the Incremental Term Loan Maturity Date for such Tranche of Incremental Term Loans, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(e)    The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline

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Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 2.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(f)    Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

(g)    Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (f). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.
2.06. Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche; provided that (i) except as otherwise provided in Section 2.10(b) or unless the Borrower pays all breakage costs and other amounts owing to each Lender pursuant to Section 2.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) Borrowings of Eurodollar Loans resulting from this Section 2.06 shall be limited in number as provided in Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York City time), at least three Business Days’ (or one Business Day’s in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to

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be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

2.07. Pro Rata Borrowings. All Borrowings of Revolving Loans and Incremental
Term Loans of a given Tranche under this Agreement shall be incurred by the Borrower from the Lenders pro rata on the basis of such Lenders’ Revolving Loan Commitments or applicable Incremental Term Loan Commitments, as the case may be, in each case as in effect on the date of the respective Borrowing; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the RL Lenders pro rata on the basis of their respective RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

2.08. Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b)    The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10(b), as applicable, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Eurodollar Rate for such Interest Period, each as in effect from time to time.

(c)    Overdue principal and, to the extent permitted by law, overdue interest and other overdue amounts in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate borne by such Loans immediately prior to the respective payment default and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained at Base Rate Loans from time to time. Interest which accrues under this Section 2.08(c) shall be payable on demand.

(d)    Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Section 2.06, 2.09 or
2.10(b), as applicable (on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of

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each Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

(e)    All computations of interest hereunder shall be made in accordance with Section 13.21(b).

(f)    Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. In any determination of the Eurodollar Rate for an Interest Period constituting a Special Interest Period, the Administrative Agent shall be entitled to determine such Eurodollar Rate as if such Interest Period were three months in duration, notwithstanding that such Interest Period may in fact be shorter or longer. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09. Interest Periods. At the time the Borrower gives a Notice of Borrowing or
Notice of Conversion/Continuation in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00
Noon (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be (x) a one, two, three, six or, to the extent approved by each Lender with outstanding Loans and/or Commitments under the respective Tranche, twelve month period, (y) to the extent approved by the Administrative Agent in its reasonable discretion, a one-week period or (z) in the case of a Borrowing of Incremental Term Loans to be maintained as, or converted into, Eurodollar Loans, a Special Interest Period. Notwithstanding anything to the contrary contained above:

(i)    all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii)    the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)    if any Interest Period (other than a Special Interest Period) for any Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)    if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period (other than a Special Interest Period) for any

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Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v)    no Interest Period for a Borrowing under a Tranche shall be selected which would extend beyond the respective Maturity Date for such Tranche;

(vi)    no Interest Period may be elected at any time when a Default or an
Event of Default is then in existence; and

(vii)    no Interest Period in respect of any Borrowing of any Tranche of Incremental Term Loans shall be elected which extends beyond any date upon which a Scheduled Incremental Term Loan Repayment for the respective Tranche of Incremental Term Loans will be required to be made under Section 5.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche of Incremental Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Incremental Term Loans then outstanding less the aggregate amount of such required Scheduled Incremental Term Loan Repayment.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected (i) if the Borrower has failed to so elect an Interest Period, an Interest Period of one month or (ii) if an election of an Interest Period is not permitted, to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

2.10. Increased Costs; Illegality; etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i)    on any Interest Determination Date, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or
(ii)    at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request, such as, for example, but not limited to, (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loans or any other amounts payable hereunder (except for changes with respect to any tax imposed on,

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measured by or determined by reference to, the net income, net profits of such Lender or any franchise tax imposed in lieu thereof pursuant to the laws of the jurisdiction in which such Lender is organized, or in which such Lender’s principal office or applicable lending office is located or any subdivision thereof or therein); provided, however, that the Borrower’s obligations to pay any additional amounts claimed under this Section 2.10(a)(ii)(x)(A) shall be subject to the provisions contained in Section 5.04(c); provided further that taxes that are otherwise addressed by Section 5.04 are not subject to a claim under this Section 2.10 or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the date of this Agreement affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence, but subject to the last sentence of Section 13.07(j)); or
(iii)    at any time since the Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a change or contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;
then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower, which written notice shall set forth such Lender’s (or the Administrative Agent’s, as the case may be) basis for asserting its rights under this Section 2.10(a) and the calculation, in reasonable detail, of any such additional amounts claimed hereunder, and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder but without duplication of any payments due under Section 5.04 (with the written notice as to the additional amounts, which shall set forth in reasonable detail the basis and calculation thereof, owed to such Lender, submitted to the Borrower by such Lender in accordance with the foregoing to be, absent manifest error, final, conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the Borrower shall

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take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)    At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may at its sole option (and in the case of a Eurodollar Loan affected pursuant to Section 2.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c)    If any Lender shall have determined after the Effective Date that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such other corporation’s capital or assets as a consequence of such Lender’s Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or such other corporation’s policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this Section 2.10(c), the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction in the rate of return to such Lender or such other corporation. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender’s basis for asserting its rights under this Section 2.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice. A Lender’s reasonable good faith determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.
(d)    Notwithstanding anything in this Agreement to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation

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thereof, shall be deemed to be a change after the Effective Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.10 and Section 3.05)

2.11. Compensation. The Borrower shall, subject to the provisions of Section 13.18 (to the extent applicable), compensate each Lender, promptly upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 5.01 or 5.02 or as a result of an acceleration of the Loans pursuant to Section 11 or as a result of the replacement of a Lender (other than a Defaulting Lender) pursuant to Section 2.13 or 13.01(b)) or conversion of any Eurodollar Loans of the Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made by the Borrower pursuant to Section 2.10(b). Each Lender’s calculation of the amount of compensation owing pursuant to this Section 2.11 shall be made in good faith. A Lender’s basis for requesting compensation pursuant to this Section 2.11 and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.12. Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c) or (d), Section 3.05 or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 2.10, 3.05 and 5.04.

2.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c) or (d), Section 3.05 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs or other additional amounts materially in excess of the average costs being charged by the other Lenders in respect of such contingency or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 13.01(b), the Borrower shall have the right, in accordance with Section 13.07(b), if no Default or Event of Default then exists or would exist after giving effect to such

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replacement, to (a) replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignee or Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be reasonably acceptable to the Administrative Agent or (b) in the case of a replacement as provided in Section 13.01(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, at the option of the Borrower, to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.07(b) (and with all fees payable pursuant to said Section 13.07(b) to be paid by the Replacement Lender and/or the Borrower (as may be agreed to at such time by and among the Borrower and the Replacement Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective Replaced Lender, all the Commitments and/or then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and participations in all then outstanding Letters of Credit issued pursuant to the respective Tranche where the respective Lender is being replaced by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche being replaced) of the Replaced Lender, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 4.01, (y) except in the case of the replacement of only the outstanding Incremental Term Loans of a Replaced Lender, each Letter of Credit Issuer an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender; and

(ii)    all obligations of the Borrower then owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11 or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after

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giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.07. Upon the execution of the respective Assignment and Assumption Agreements by the respective Replacement Lender, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.07(c) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Incremental Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.05, 5.04, 13.04, 13.05 and 13.19), which shall survive as to such Replaced Lender and (y) except in the case of the replacement of only outstanding Incremental Term Loans, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 2.13, the Borrower hereby irrevocably authorizes the Administrative Agent to take all necessary action, in the name of the Borrower, as described above in this Section 2.13 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 2.13.

2.14. Change of Currency. (a) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(b)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

2.15. Incremental Term Loan Commitments. (a) So long as the Incremental Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, with the consent of, and in coordination with, the Administrative Agent as to all of the matters set forth below in this Section 2.15, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Initial Borrowing Date and prior to the date which is 12 months prior to the Revolving Loan Maturity Date that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders) provide Incremental Term Loan Commitments to the Borrower and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no

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Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent and the Borrower an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (including any Eligible Assignee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments shall be denominated in Dollars, (iv) the amount of each Tranche of Incremental Term Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Tranche of Incremental Term Loans (including Eligible Assignees who will become Lenders) of at least (I) $20,000,000 and in integral multiples of $5,000,000 in excess thereof, in the case of Incremental Term Loans to be made pursuant to a new Tranche of Incremental Term Loans, and (II) $20,000,000 and in integral multiples of $5,000,000 in excess thereof, in the case of Incremental Term Loans to be made pursuant to (and to constitute a part of) an existing Tranche of Incremental Term Loans as contemplated by the proviso in the first sentence of Section 2.15(c), (v) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 2.15, when combined with the aggregate amount of all Incremental RL Commitments provided pursuant to Section 2.16, shall not exceed the Maximum Incremental Commitment Amount, (vi) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable to each Incremental Term Loan Lender in respect of each Incremental Term Loan Commitment shall be separately agreed to by the Borrower, the Administrative Agent and each such Incremental Term Loan Lender, (vii) each Tranche of Incremental Term Loans shall (I) have an Incremental Term Loan Maturity Date no earlier than the Revolving Loan Maturity Date and (II) be subject to the Applicable Margins as are set forth in the Incremental Term Loan Commitment Agreement governing such Tranche of Incremental Term Loans, (viii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 8.05(c), (ix) each Incremental Term Loan Commitment Agreement shall specifically designate the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans) unless the requirements of Section 2.15(c) are satisfied), (x) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Subsidiaries Guaranty, on a pari passu basis with all other Obligations secured by the Security Documents and guaranteed under the Subsidiaries Guaranty, and (xi) each Lender (including any Eligible Assignee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 2.01(c) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

(b)    At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.15, the Borrower, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Incremental Term Loan Commitment (each,

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an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement, with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Loan Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule I shall be deemed modified to reflect the revised Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Incremental Term Notes will be issued, at the Borrower’s expense, to such Incremental Term Loan Lender in conformity with the requirements of Section 2.05.

(c)    Notwithstanding anything to the contrary contained above in this Section 2.15, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, A-3, B-1, B-2, B-3, C-1, C-2, C-3, etc.); provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Incremental Term Loans, so long as the following requirements are satisfied:

(i)    the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date and shall have the same Applicable Margins as the Tranche of Incremental Term Loans to which the new Incremental Term Loans are being added;

(ii)    the new Incremental Term Loans shall have the same Scheduled Incremental Term Loan Repayment Dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Scheduled Incremental Term Loan Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Incremental Term Loan Repayment of the respective Tranche proportionately); and

(iii)    on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Incremental Term Loans of the respective Tranche on a pro rata basis (based on the

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relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Incremental Term Loans of the respective Tranche.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Eurodollar Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans of such Tranche and which will end on the last day of such Interest Period). In connection therewith, the Borrower hereby agrees to compensate the Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by the Borrower and the respective Lender or Lenders as may be provided in the respective Incremental Term Loan Commitment Agreement.

2.16. Incremental RL Commitments. (a) So long as the Incremental LoanCommitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, with the consent of, and in coordination with, the Administrative Agent as to all of the matters set forth below in this Section 2.16, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Initial Borrowing Date and prior to the date which is 12 months prior to the Revolving Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders as provided below) provide Incremental RL Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental RL Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental RL Commitment and executed and delivered to the Administrative Agent an Incremental RL Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.16, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Incremental RL Commitment provided pursuant to this Section 2.16, (ii) any Lender (including any Eligible Assignee who will become a Lender) may so provide an Incremental RL Commitment without the consent of any other Lender, (iii) each provision of Incremental RL Commitments on a given date pursuant to this Section 2.16 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Assignee who will become a Lender)) of at least $20,000,000 and in integral multiples of $5,000,000 in excess thereof, (iv) the aggregate amount of all Incremental RL Commitments provided pursuant to this Section 2.16, when combined with the aggregate amount of all Incremental Term Loan Commitments provided pursuant to Section 2.15, shall not exceed the Maximum Incremental Commitment Amount and (v) all Incremental Revolving Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Subsidiaries Guaranty, on a pari passu basis with all other Obligations secured by the Security Documents and guaranteed under the Subsidiaries Guaranty.

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(b)    At the time of the provision of Incremental RL Commitments pursuant to this Section 2.16, the Borrower, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Incremental RL Commitment (each, an “Incremental RL Lender”) shall execute and deliver to the Administrative Agent an Incremental RL Commitment Agreement, with the effectiveness of such Incremental RL Lender’s Incremental RL Commitment to occur on the date set forth in such Incremental RL Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Loan Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.16 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental RL Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental RL Commitment Agreement, and at such time, (i) the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental RL Commitments, (ii) Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental RL Lender, Revolving Notes will be issued, at the Borrowers’ expense, to such Incremental RL Lender in conformity with the requirements of Section 2.05.

(c)    At the time of any provision of Incremental RL Commitments pursuant to this Section 2.16, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the RL Lenders, and incur additional Revolving Loans from certain other RL Lenders (including the Incremental RL Lenders), in each case to the extent necessary so that all of the RL Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 2.16) and with the Borrower being obligated to pay to the respective RL Lenders any costs of the type referred to in Section 2.11 in connection with any such repayment and/or Borrowing.

SECTION 3. Letters of Credit.
3.01. Letters of Credit. (a)    Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the 30th day preceding the Revolving Loan Maturity Date to issue, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable sight standby letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such standby letter of credit, a “Standby Letter of Credit”) in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such trade letter of credit, a “Trade Letter of Credit,” and each such Standby Letter of Credit and Trade Letter of Credit, a “Letter of Credit” and, collectively, the “Letters of Credit”).

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(b)Subject to and upon the terms and conditions set forth herein, each Letter of Credit Issuer hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the Borrower or any Subsidiary Guarantor that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding hereunder. Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue or renew any Letter of Credit (x) at any time from and after the 91st day prior to the Early Termination Date and through and including the Early Termination Date and (y) if at the time of such issuance:

(i)any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

(ii)such Letter of Credit Issuer shall have received written notice from the Borrower or the Administrative Agent (at the request of the Required Lenders) prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 3.01(c) or the last sentence of Section 3.02(b); or
(iii)the issuance of such Letter of Credit would violate any laws or one or more policies of such Letter of Credit Issuer generally applicable to account parties.

(c)Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $~~75,000,000~~100,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and all Swingline Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit’s date of issuance; provided that any such Standby Letter of Credit may be extendable for successive periods each of up to one year, but not beyond the 30th day preceding the Revolving Loan Maturity Date (except as expressly permitted by clause (iii) below), on terms acceptable to the respective Letter of Credit Issuer and (y) each Trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Trade Letter of Credit’s date of issuance; (iii) no Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date, unless such Letter of Credit is Cash Collateralized or Back-

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Stopped at least 91 days prior to the Revolving Loan Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars or, if agreed by the respective Letter of Credit Issuer, in Euros or Sterling; (v) the Stated Amount of each Letter of Credit shall not be less than (x) in the case of a Letter of Credit denominated in U.S. Dollars, $100,000, (y) in the case of a Letter of Credit denominated in Euros, €100,000 and (z) in the case of a Letter of Credit denominated in Sterling, ₤75,000, or in each case such lesser amount as is reasonably acceptable to the respective Letter of Credit Issuer; and (vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Administrative Agent (at the request of the Required Lenders) stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

(d)Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue, amend, renew or increase any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer’s risk with respect to the participation in Letters of Credit of the Defaulting Lender or Defaulting Lenders, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ RL Percentage(s) of the Letter of Credit Outstandings (such arrangements, the “Letter of Credit Back-Stop Arrangements”).

(e)Schedule XIII hereto contains a description of certain letters of credit issued pursuant to certain existing letter of credit agreements and outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be U.S. Dollars, Euros or Sterling), (v) the name of the beneficiary, (vi) the expiry date, and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement, issued, for purposes of Section 3.04(a), on the Initial Borrowing Date. Any Lender hereunder which has issued an Existing Letter of Credit shall constitute a “Letter of Credit Issuer” for all purposes of this Agreement.

3.02. Letter of Credit Requests. (a)    Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice thereof at least four Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit C (each, a “Letter of Credit Request”) and specify the currency in which the requested Letter of Credit is to be denominated. Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

(b)The making of each Letter of Credit Request, and the acceptance of the benefits of each Letter of Credit issued hereunder, shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will

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not violate the requirements of, the first sentence of Section 3.01(b) and Section 3.01(c). Unless the respective Letter of Credit Issuer has received notice from the Administrative Agent (at the direction of the Required Lenders) before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6 or 7, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.01(c), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the Borrower in accordance with such Letter of Credit Issuer’s usual and customary practice. In no event shall any Letter of Credit Issuer have any obligation or liability to the L/C Participants as a result the failure of any Standby Letter of Credit or Trade Letter of Credit to conform to the purpose or beneficiary requirements for such type of Letter of Credit set forth in Section 3.01(a).

3.03. Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Lender, and each such RL Lender (each, an “L/C Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such L/C Participant’s RL Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Lenders as provided in Section 4.01(b) and the L/C Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or the RL Percentages of the RL Lenders pursuant to Section 2.13 or 13.07(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.03 to reflect the new RL Percentages of the assigning and assignee Lender or of all RL Lenders, as the case may be.

(b)In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the L/C Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable judgment), shall not create for such Letter of Credit Issuer any resulting liability to the Borrower or any Lender.
(c)In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 3.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer in U.S. Dollars and in same day funds, the amount of such L/C Participant’s RL Percentage of such payment (in the case of a payment under a Letter of Credit denominated in a currency other than U.S. Dollars, taking the Dollar Equivalent of the amount of the respective payment on the date such payment

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is made). If the Administrative Agent so notifies any L/C Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York City time) on any Business Day, such L/C Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Letter of Credit Issuer such L/C Participant’s RL Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York City time) on any Business Day, such L/C Participant shall make such payment on the immediately following Business Day). If and to the extent such L/C Participant shall not have so made its RL Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any L/C Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its applicable RL Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other L/C Participant’s RL Percentage of any such payment.

(d)Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant which has paid its RL Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such L/C Participant’s RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

(e)Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Standby Letter of Credit issued by it, give the Administrative Agent, each L/C Participant and the Borrower written notice of the issuance of, or amendment or modification to, such Standby Letter of Credit.

(f)Each Letter of Credit Issuer (other than Bank of America) shall deliver to the Administrative Agent and the Borrower, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Letter of Credit Issuer for the previous week.

(g)The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

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(i)any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

(iii)any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)the occurrence of any Default or Event of Default.

3.04. Agreement to Repay Letter of Credit Drawings. (a)    The Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in U.S. Dollars in immediately available funds at the Payment Office, for any payment or disbursement (in the case of any such payment or disbursement under any Letter of Credit denominated in a currency other than U.S. Dollars, taking the Dollar Equivalent of the amount of the respective payment or disbursement on the date upon which the respective payment or disbursement is made) made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an “Unpaid Drawing”) no later than two Business Days after the Administrative Agent notifies the Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 2:00 P.M. (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the then Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate, each as in effect from time to time (plus an additional 2% per annum if not reimbursed by the second Business Day after the date the Borrower is given notice of such payment or disbursement), such interest also to be payable on demand; provided that it is understood and agreed, however, that the notices referred to above in this clause (a) shall not be required to be given if a Default or an Event of Default under such Section 11.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at a rate per annum which shall be (x) until the third Business Day following the respective Unpaid Drawing, the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate, each as in effect from time to time, and (y) at all times on and after the third Business Day following the respective Drawing, the rate per annum specified in preceding clause (x) plus 2%). Each Letter of Credit

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Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 3.04(a) or under any other Section of this Agreement.
(b)The Borrower’s obligation under this Section 3.04 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings on Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, any Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision).
3.05. Increased Costs. If after the Effective Date, any Letter of Credit Issuer or any L/C Participant determines in good faith that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any L/C Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such L/C Participant’s participation therein, or (ii) impose on any Letter of Credit Issuer or any L/C Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such L/C Participant’s participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the Borrower by such Letter of Credit Issuer or such L/C Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 3.05, the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such L/C Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such L/C Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate

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shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 3.05 upon subsequent receipt of such certificate.

3.06.Applicability of ISP and UCP; Conflicts; etc. (a)    Unless otherwise expressly agreed by the respective Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Trade Letter of Credit.
(b)In the event of any conflict between the terms hereof and the terms of any Letter of Credit Request (or related application), the terms hereof shall control.

(c)Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for “the account of”, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the respective Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 4. Fees; Commitments.

4.01.Fees. (a) The Borrower shall pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment, a commitment fee (the “Commitment Fee”) for the period from the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the relevant Applicable Margin then in effect on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

(b)    The Borrower shall pay to the Administrative Agent for pro rata distribution to each RL Lender (based on their respective RL Percentages as from time to time in effect) in U.S. Dollars, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(c)    The Borrower shall pay to each Letter of Credit Issuer, for its own account, in U.S. Dollars, a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the “Facing Fee”) computed at the rate of 1/8 of 1% per annum on the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $250; it being agreed that (x) on the date of issuance

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of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $250 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $250 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (y) if on the date of the termination of any Letter of Credit, $250 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Borrower has paid advance facing fees to any Letter of Credit Issuer with respect to any Existing Letter of Credit under the Existing Credit Agreement, there shall be credited against the Facing Fees due to such Letter of Credit Issuer under this Agreement the amount of such advance facing fees which related to periods after the Initial Borrowing Date.

(d)    The Borrower shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

(e)    The Borrower shall pay to each Agent, for its own account, such other fees as may be agreed to in writing from time to time between the Borrower and such Agent, when and as due.

(f)    All computations of Fees shall be made in accordance with Section 13.21(b).

4.02. Voluntary Termination or Reduction of Total Unutilized Revolving Loan
Commitment. (a) Upon at least three Business Days’ prior notice from an Authorized Officer of the Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, in whole or in part; provided that (i) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment and (ii) any partial reduction pursuant to this Section 4.02(a) shall be in integral multiples of $1,000,000.
(b)    In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 13.01(b), the

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Borrower shall have the right, subject to obtaining the consents required by Section 13.01(b), upon five Business Days’ prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11 but excluding amounts owing in respect of any Tranche of Incremental Term Loans maintained by such Lender, if such Tranche of Incremental Term Loans are not being repaid pursuant to Section 13.01(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Lender continues to have outstanding Incremental Term Loans hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.05, 5.04, 13.04, 13.05 and 13.19), which shall survive as to such repaid Lender.

4.03. Mandatory Reduction of Commitments. (a) [Reserved.]

(b)        In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Lender) shall terminate in its entirety on the earliest to occur of (i) the Revolving Loan Maturity Date, (ii) February 28, 2015, if (and only if) the Borrower’s Pro Forma Liquidity as of such date is less than $200,000,000 (such date of required termination pursuant to this clause (ii), the “Early Termination Date”) and (iii) unless the Required Lenders shall otherwise consent in writing in their sole discretion, a Change of Control.

(c)        In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Incremental Term Loan Commitment under a given Tranche (and the Incremental Term Loan Commitment of each Lender in respect of such Tranche) shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Tranche of Incremental Term Loans (after giving effect to the incurrence of Incremental Term Loans of such Tranche on such date).

SECTION 5. Payments.

5.01. Voluntary Prepayments. The Borrower shall have the right to prepay the
Loans, and the right to allocate such prepayments to Revolving Loans, Swingline Loans and/or any Tranche of Incremental Term Loans as the Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:
(i)    the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Incremental Term Loans under a given Tranche, Revolving Loans or Swingline Loans, the amount of such prepayment, the Type of Loans to be repaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice (I) shall be given by the Borrower prior to 2:00 P.M. (New York City time) (x) at least one Business Day prior to the date of such

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prepayment in the case of Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (II) shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Lenders;

(ii)    each prepayment (other than prepayments in full of (x) all outstanding Base Rate Loans or (y) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least (x) $1,000,000, in the case of Incremental Term Loans maintained as Eurodollar Loans, (y) $500,000, in the case of Revolving Loans maintained as Eurodollar Loans and Incremental Term Loans maintained as Base Rate Loans and (z) $100,000, in the case of Swingline Loans and Revolving Loans maintained as Base Rate Loans and, in each case, if greater, in integral multiples of $100,000; provided, that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;
(iii)    at the time of any prepayment of Eurodollar Loans pursuant to this Section 5.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 2.11;

(iv)    except as provided in clause (vii) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing; provided, that at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender;

(v)    except as provided in clause (vii) below, each voluntary prepayment of principal in respect of any Tranche of Incremental Term Loans made pursuant to this Section 5.01 shall be allocated among each of the outstanding Tranches of Incremental Term Loans on a pro rata basis, with each Tranche of Incremental Term Loans to be allocated its Incremental Term Loan Percentage of the amount of such prepayment;

(vi)    each voluntary prepayment of any Tranche of Incremental Term Loans pursuant to this Section 5.01 shall be applied to reduce the then remaining Scheduled Incremental Term Loan Repayments of such Tranche of Incremental Term Loans in the manner set forth in the applicable Incremental Term Loan Commitment Agreement for such Tranche of Incremental Term Loans; provided, however, that repayments of any Tranche of Incremental Term Loans pursuant to clause (vii) below shall only apply to reduce the then remaining Scheduled Incremental Term Loan Repayments of the respective Tranche of Incremental Term Loans to the extent the Tranche of Incremental Term Loans so repaid are not replaced (and are not required to be replaced) pursuant to Section 13.01(b), with any such reductions to reduce the then remaining Scheduled Incremental Term Loan Repayments of such Tranche of Incremental Term Loans in the manner provided above in this clause (vi), unless otherwise specifically agreed by the Required Lenders; and

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(vii)    in the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 13.01(b), the Borrower may, upon five Business Days’ prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), elect to repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 2.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender’s individual consent) in accordance with said Section 13.01(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (vii), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.01(b) in connection with the repayment pursuant to this clause (vii) shall have been obtained.

5.02. Mandatory Repayments. (a) If on any date (including the Early Termination Date) the sum of (x) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) and (y) the Letter of Credit Outstandings on such date, exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date, the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, the principal of Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount (in U.S. Dollars) in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower to the Lenders hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent; provided that upon the occurrence of the Early Termination Date, the Borrower shall Cash Collateralize all Letter of Credit Outstandings.

(b)    In addition to any other mandatory repayments pursuant to this Section
5.02, the Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such date, a “Scheduled Incremental Term Loan Repayment Date”, and each such repayment, as the same may be (x) reduced as provided in Section 5.01 or 5.02(h) or (y) increased as provided in Section 2.15(c), a “Scheduled Incremental Term Loan Repayment”).
(c)    In addition to any other mandatory repayments pursuant to this Section
5.02, within five Business Days after each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale (other than receivables (and related assets) subject to the Chinese Factoring Program sold pursuant to Section 10.02(xiv) and/or a Foreign Receivables Facility sold pursuant to Section 10.02(xiii)), an

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amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided that (i) such Net Sale Proceeds may be retained by the Borrower and its Subsidiaries without giving rise to a mandatory repayment as otherwise required above, so long as no Default or Event of Default exists at the time such Net Sale Proceeds are received and ~~an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that~~ such Net Sale Proceeds ~~shall be~~are used to purchase capital assets used or to be used in the businesses permitted pursuant to Section 10.01 (including, without limitation (but only to the extent permitted by Section 10.05), the purchase of the capital stock of a Person engaged in such businesses) or, in the case of Net Sale Proceeds received in connection with an IRB Sale-Leaseback Transaction, to make an Investment of the type described in Section 10.05(xxii) within one year following the date of receipt of such Net Sale Proceeds from such Asset Sale ~~(which certificate shall set forth the estimates of the proceeds to be so expended) and,~~; provided further, that if all or any portion of such proceeds not required to be applied as a mandatory repayment pursuant to the preceding proviso are either (A) not so used or committed to be so used within one year after the date of the receipt of such proceeds or (B) if committed to be used within one year after the date of receipt of such proceeds and not so used within 18 months after the date of the receipt of such proceeds then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A), and not used in the case of preceding clause (B), shall be applied within 10 days after the date occurring one year after the date of the receipt of proceeds from such Asset Sale in the case of clause (A) above, or the date occurring 18 months after the date of the receipt of proceeds from the respective Asset Sale in the case of clause (B) above, as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).

(d)    In addition to any other mandatory repayments pursuant to this Section
5.02, within one Business Day after each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness by the Borrower or any of its Subsidiaries (other than Indebtedness permitted to be incurred pursuant to Section 10.04 ~~as in effect on the Effective Date~~), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).

(e)    In addition to any other mandatory repayments pursuant to this Section
5.02, to the extent that any Incremental Term Loans are then outstanding, an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the related Excess Cash Flow Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h) solely to the extent required by, and in accordance with the terms of, the applicable Incremental Term Loan Commitment Agreement governing such Incremental Term Loans.

(f)    In addition to any other mandatory repayments pursuant to this Section
5.02, within 10 days following each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $5,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event

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and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided that so long as no Default or Event of Default then exists, such proceeds shall not be required to be so applied to the extent that an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of receipt of such proceeds from such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended); provided further, that if all or any portion of such proceeds not required to be applied as a mandatory repayment pursuant to the preceding proviso are either (A) not so used or committed to be so used within one year after the date of the receipt of such proceeds or (B) if committed to be used within one year after the date of receipt of such proceeds and not so used within 18 months after the date of the receipt of such proceeds then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A), and not used in the case of preceding clause (B), shall be applied within 10 days after the date occurring one year after the date of the receipt of proceeds from such Recovery Event in the case of clause (A) above, or the date occurring 18 months after the date of the receipt of proceeds from the respective Recovery Event in the case of clause (B) above, as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).

(g)    Each amount required to be applied pursuant to Sections 5.02(c), (d), (e) and (f) in accordance with this Section 5.02(g) shall be applied on and after the Effective Date to repay the outstanding principal amount of Swingline Loans and Revolving Loans (but without any corresponding reduction in the Revolving Loan Commitments); provided, however, that if any Incremental Term Loans are then outstanding, each such amount shall be applied (i) first, to repay the outstanding principal amount of Incremental Term Loans, with such amount to be allocated among each Tranche of outstanding Incremental Term Loans on a pro rata basis (based upon the Incremental Term Loan Percentages of the various Tranches of Incremental Term Loans and the then outstanding principal amounts of the respective Tranches of Incremental Term Loans) and (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), to repay the outstanding principal amount of Swingline Loans and Revolving Loans (but without any corresponding reduction in the Revolving Loan Commitments). All repayments of outstanding Incremental Term Loans pursuant to Sections 5.02(c), (d), (e) and (f) shall be applied to reduce the then remaining Scheduled Incremental Term Loan Repayments of such Tranche of Incremental Term Loans in the manner set forth in the applicable Incremental Term Loan Commitment Agreement for such Tranche of Incremental Term Loans.

(h)    With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made; provided that: (i) repayments of Eurodollar Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have first been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce

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the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. Notwithstanding the foregoing provisions of this Section 5.02, if at any time the mandatory repayment of Loans pursuant to Section 5.02(c), (d), (e) or (f) would result, after giving effect to the procedures set forth in this clause (i) above, in the Borrower incurring breakage costs under Section 2.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (any such Eurodollar Loans, “Affected Loans”), the Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable so long as no Default or Event of Default is then in existence. At the time any Affected Loans are otherwise required to be prepaid the Borrower may elect, so long as no Default or Event of Default is then in existence, to deposit 100% (or such lesser percentage elected by the Borrower as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to Eurodollar Loans of the respective Tranche (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account).

(i)    Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Tranche of Loans and (iii) unless the Required Lenders shall otherwise agree in writing in their sole discretion, all outstanding Loans shall be repaid in full upon the occurrence of a Change of Control.

(j)    If any RL Lender becomes a Defaulting Lender at any time that any Letter of Credit issued by any Letter of Credit Issuer is outstanding, the Borrower shall enter into the applicable Letter of Credit Back-Stop Arrangements with such Issuing Lender no later than 15
Business Days (or such later date as may be agreed by the Letter of Credit Issuer in its sole discretion) after the date such Lender becomes a Defaulting Lender.

5.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the ratable account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York City time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office. Any payments under this Agreement or under any Note which are made later than 2:00 P.M. (New York City time) shall be deemed to

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have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.04. Net Payments. (a) All payments made by any Credit Party hereunder or under any Credit Document or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on, measured by or determined by reference to the net income or net profits of a Lender or franchise taxes imposed in lieu thereof pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any political subdivision of any such jurisdiction and (ii) any United States federal withholding tax that would not have been imposed but for a failure by such recipient (or any financial institution through which any payment is made to such recipient) to comply with the applicable requirements of FATCA) and all interest, penalties or similar liabilities with respect to such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied, imposed or collected through withholding or deduction, the Borrower (or any other Credit Party making the payment) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower (or the respective Credit Party) will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation evidencing such payment by the Borrower (or such Credit Party). The Borrower agrees (and each Subsidiary Guarantor pursuant to its Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 5.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender; provided that such Lender shall have provided the Borrower (or respective Subsidiary Guarantor) with evidence, reasonably satisfactory to the Borrower (or such Subsidiary Guarantor), of the payment of such Taxes.

(b)    Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.07 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) (“Forms”) certifying to such Lender’s entitlement as of such date to a

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complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 5.04(b)(ii) Certificate” or “Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Foreign Lender shall, in the case of any payment made after December 31, 2012 in respect of any Loan, Letters of Credit, Note or Obligation that was not treated as outstanding for purposes of FATCA on March 18, 2012, provide any forms, documentation or other information as shall be prescribed by the IRS to demonstrate that the relevant Lender has complied with the applicable reporting requirements of FATCA (including, without limitation, those contained in Sections 1471(b) or 1472(b) of the Code, as enacted on the Effective Date, as applicable), so that such payments made to such Lender hereunder would not be subject to U.S. federal withholding taxes imposed by FATCA. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances or law renders the previous certification obsolete or inaccurate in any material respect and at such times as may be reasonably requested by the Borrower and the Administrative Agent, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefits of an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a complete exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.07(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower the Forms, Certificates and other documentation that are required to establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Forms, Certificates and other documentation required to be provided to the Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.07(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the

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manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes; provided, however, that the Borrower shall not be required to increase amounts or indemnify any Lender to the extent that Taxes would not have been imposed but for such Lender’s failure to provide any Forms, Certificates and related documentation that it is legally entitled to provided and that would reduce or eliminate such Taxes.

(c)    If the Borrower pays any additional amount under this Section 5.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, release or remission for or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction, release or remission for or credit; provided that (i) any Lender may determine in its sole discretion consistent with the policies of such Lender whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 5.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 5.04 without any exclusions or defenses, (iii) nothing in this Section 5.04(c) shall require a Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iv) no Lender shall be required to pay any amounts pursuant to this Section 5.04(c) at any time a Default or Event of Default then exists.

(d)    Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (other than a Lender that may be treated as an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii), subject to the provisions of Treasury Regulations Section 1.1441-1(d)(4)) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section
2.13 or 13.07 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, two duly signed, properly completed copies of Internal Revenue Service Form W-9, certifying that such Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

(e)    The provisions of this Section 5.04 shall be subject to the provisions of
Section 13.18 (to the extent applicable).

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SECTION 6. Conditions Precedent to Initial Credit Events. The obligation of each Lender to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, in either case on the Initial Borrowing Date, is subject, at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:
6.01. Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested the same the appropriate Revolving Note and to the Swingline Lender if so requested, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

6.02. Officer’s Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from the Borrower, dated such date signed by an Authorized Officer of the Borrower, stating that all of the applicable conditions set forth in Sections 6.05 through 6.08, inclusive, and 7.01 (other than such conditions that are expressly subject to the satisfaction of any Agent and/or the Required Lenders), have been satisfied on such date.

6.03. Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received opinions, addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date, from (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Credit Parties, which opinion shall cover the matters incident to the transactions contemplated herein as the Agents and the Required Lenders may reasonably request and be in form and substance reasonably satisfactory to the Agents and the Required Lenders, and (ii) local counsel to the Credit Parties and/or the Administrative Agent reasonably satisfactory to the Administrative Agent, which opinion or opinions shall be in form, scope and substance reasonably satisfactory to the Administrative Agent.

6.04. Corporate Documents; Proceedings. (a) On the Initial Borrowing Date, the
Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Administrative Agent.

(b) On the Initial Borrowing Date, all Company proceedings of each Credit Party and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings for each Credit Party and governmental approvals, if any, which the Administrative Agent reasonably

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may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

6.05. Adverse Change, etc. On or prior to the Initial Borrowing Date, since
March 31, 2010, nothing shall have occurred which (i) the Required Lenders or any Agent shall reasonably determine (x) has had (unless same has ceased to exist in all respects) or (y) is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect or (ii) has had a material adverse effect on the Transaction.

6.06. Litigation. On the Initial Borrowing Date, there shall be no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened (a) with respect to this Agreement or the Transaction, (b) with respect to any material Existing Indebtedness or (c) which any Agent or the Required Lenders shall determine (x) have had (unless same has ceased to exist in all respects) or (y) are reasonably likely to have, either individually or in the aggregate, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

6.07. Approvals. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Transaction shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint, to the knowledge of the Borrower, pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans.

6.08. Refinancing. (a) On the Initial Borrowing Date, concurrently with the incurrence of Revolving Loans and the use of proceeds thereof, all commitments under the Existing Credit Agreement shall have been terminated, all loans outstanding thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been paid in full, all letters of credit issued thereunder shall have been terminated (or incorporated as Letters of Credit under this Agreement pursuant to Section 3.01(e)) and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full.

(b) On the Initial Borrowing Date, all security interests in respect of, and Liens securing, the obligations under the Existing Credit Agreement and the related credit documentation shall have been terminated and released to the reasonable satisfaction of the Administrative Agent, and the Administrative Agent shall have received all such releases as it may have requested, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the equivalent) was filed with respect to the Borrower or any of its Subsidiaries in connection with the security interests securing the obligations under the Existing Credit Agreement and the documentation related thereto, (ii) a termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights or similar interests of the Borrower or any of its Subsidiaries on which

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filings have been made to secure obligations under the Existing Credit Agreement, fully executed by the appropriate parties, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of the Borrower or any of its Subsidiaries, in each case, to secure the obligations in respect of the Existing Credit Agreement, all of which shall be in form, scope and substance reasonably satisfactory to the Administrative Agent and (iv) all collateral owned by the Borrower or any of its Subsidiaries in the possession of any of the creditors in respect of the Existing Credit Agreement or any collateral agent or trustee under any related security document shall have been returned to the Borrower or such Subsidiary.

(c) On the Initial Borrowing Date and after giving effect to the Transaction, the Borrower and its Subsidiaries shall not have outstanding any Indebtedness other than Indebtedness permitted pursuant to Section 10.04, and all such Indebtedness which is to remain outstanding after the Initial Borrowing Date shall not be subject to any default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby.

6.09. Subsidiaries Guaranties. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G (as amended, modified, restated and/or supplemented from time to time, the “Subsidiaries Guaranty”), guaranteeing all of the obligations of the Borrower as more fully provided therein, and the Subsidiaries Guaranty shall be in full force and effect.

6.10. Security Documents; etc. (a) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof and hereof, the “Pledge Agreement”) and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificated Pledge Agreement Collateral referred to therein then owned by such Credit Party and required to be pledged pursuant to the terms thereof, (x) endorsed in blank in the case of promissory notes or (y) accompanied by executed and undated transfer powers in the case of certificated Equity Interests, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken, and the Pledge Agreement shall be in full force and effect.

(b) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I (as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof and hereof, the “Security Agreement”) covering all of the Security Agreement Collateral, together with:

(i) Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

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(ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens); and

(iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken; and the Security Agreement shall be in full force and effect.

6.11. Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation due to the Agents and the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent then due and invoiced at least one Business Day prior to the Closing Date.

6.12. Solvency Certificate; Insurance Certificates. On or before the Initial Borrowing Date, the Administrative Agent shall have received:

(a) a solvency certificate in the form of Exhibit J from the chief financial officer of the Borrower, dated the Initial Borrowing Date; and

(b) evidence of insurance complying with the requirements of Section 9.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or loss payee, and the Borrower shall use commercially reasonable efforts to note on such evidence of insurance that such insurance shall not be canceled or materially revised without at least 30 days’ prior written notice by the insurer to the Collateral Agent.
6.13. Financial Statements; Projections. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent (i) true and correct copies of the financial statements referred to in Section 8.09(b) and (ii) a reasonably satisfactory funds flow statement related to the Transaction.

6.14.“Know Your Customer” Documentation Etc.. The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the USA Patriot Act), as reasonably requested by the Administrative Agent.
Without limiting the generality of Section 12.03(b), for purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or

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other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Initial Borrowing Date specifying its objection thereto.
SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date, but excluding Mandatory Borrowings made after the Initial Borrowing Date and Incremental Term Loans made on any Incremental Term Loan Borrowing Date, which shall be made as provided in Section 2.01(e)), and the obligation of a Letter of Credit Issuer to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01. No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7.02. Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 2.03(b)(i).

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.02(a).

7.03. Special Provisions Relating Letters of Credit Issued Prior to the Early Termination Date. In the case of any issuance, amendment or renewal of a Letter of Credit with an expiry date later than the Early Termination Date at any time on or prior to the date occurring
91 days prior to the Early Termination Date, the Borrower shall have entered into cash collateral arrangements with the Administrative Agent and the respective Letter of Credit Issuer on terms reasonably satisfactory to them, providing for cash collateral of not less than 105% of the Stated Amount of such Letter of Credit.

The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to each Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events occurring on the Initial Borrowing Date) and in this Section 7 (with respect to each Credit Event) (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders) exist as of that time.

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SECTION 8. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Initial Borrowing Date and each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

8.01. Company Status. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, except where the failure to have such power and authority (x) has not had and (y) is not reasonably likely to have, a Material Adverse Effect and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified (x) has had (unless same has ceased to exist in all respects) or (y) is reasonably likely to have, a Material Adverse Effect.
8.02. Company Power and Authority. Each of the Borrower and its Subsidiaries has the Company power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and its Subsidiaries has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
8.03. No Violation. Neither the execution, delivery or performance by the Borrower or any of its Subsidiaries of the Credit Documents to which it is a party, nor compliance by the Borrower or any of its Subsidiaries with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any material applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Convertible Notes Indenture, any Permitted Junior Notes Documents and any

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Permitted Refinancing Debt Documents governing Permitted Refinancing Indebtedness in respect of the foregoing) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party.

8.04. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to the Transaction, or (iii) with respect to the Borrower or any of its Subsidiaries that (x) have had (unless same has ceased to exist in all respects) or (y) are reasonably likely to have a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

8.05. Use of Proceeds; Margin Regulations. (a) [Reserved.]

(b) The proceeds of all Revolving Loans and Swingline Loans shall be utilized (i) to finance the Refinancing and to pay fees and expenses incurred in connection with the Transaction and (ii) after application of such proceeds for the purposes described in preceding clause (i), for general corporate and working capital purposes of the Borrower and its Subsidiaries (including the financing of Permitted Acquisitions, Investments permitted under Section 10.05 and (subject to Section 8.05(d)) payments permitted under Section 10.06); provided that up to, but not more than, $150,000,000 of proceeds of Revolving Loans and Swingline Loans (for the avoidance of doubt, excluding any Letter of Credit Outstandings with respect to Existing Letters of Credit deemed issued as “Letters of Credit” pursuant to Section 3.01(e) on the Initial Borrowing Date) may be incurred on the Initial Borrowing Date and used for the purposes described in Section 8.05(b)(i).

(c) All proceeds of Incremental Term Loans shall be utilized (i) to finance Permitted Acquisitions of the Borrower (and to pay the fees and expenses incurred in connection therewith) and to refinance any Indebtedness assumed as part of any such Permitted Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto) and (ii) for other general corporate and working capital purposes of the Borrower and its Subsidiaries (including Investments permitted pursuant to Section 10.05 and (subject to Section 8.05(d)) payments permitted under Section
10.06).

(d) No part of any Credit Event (or the proceeds thereof) will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry any Margin Stock or to extend credit for (or to others for) the purpose of purchasing or carrying any Margin Stock or to refund indebtedness originally incurred for such purpose. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

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(e) At the time of each Credit Event, not more than 25% of the value of the assets of the Borrower and its Subsidiaries taken as a whole (including all capital stock of the Borrower held in treasury) will constitute Margin Stock.

8.06. Governmental Approvals. Except as may have been obtained or made on or prior to the Initial Borrowing Date (and which remain in full force and effect on the Initial Borrowing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

8.07. Investment Company Act. None of the Borrower or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
8.08. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided. It is understood that the Projections do not constitute factual information for purposes of this Section 8.08.
8.09. Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction, and to all Indebtedness (including the Revolving Loans) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 8.09(a), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(b) (i) The audited consolidated statements of financial condition of the Borrower and its Subsidiaries at March 31, 2008, March 31, 2009 and March 31, 2010, and the

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related consolidated statements of income and cash flow and changes in shareholders’ equity of the Borrower and its Subsidiaries for the fiscal years ended on such dates and (ii) the quarterly statements of income and cash flows for the Borrower and its Subsidiaries for each fiscal quarter of the Borrower ended after March 31, 2010 through and including the latest fiscal quarter of the Borrower ending at least 45 days prior to the Initial Borrowing Date, all furnished to the Lenders prior to the Initial Borrowing Date, in each case present fairly in all material respects the financial condition of the Borrower and its Subsidiaries at the date of such statements of financial condition and the results of operations of the Borrower and its Subsidiaries for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments. All such financial statements have been prepared in accordance with GAAP and practices consistently applied, except, in the case of the quarterly statements, for the omission of footnotes and ordinary end of period adjustments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material).
(c) After giving effect to the Transaction, since March 31, 2010 (but assuming the Transaction had occurred immediately prior to such date), nothing has occurred that (x) has had a Material Adverse Effect (unless same has ceased to exist in all respects) or (y) is reasonably likely to have a Material Adverse Effect.
(d) Except as fully reflected in the financial statements described in Section 8.09(b) and as otherwise permitted by Section 10.04, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made, and transactions occurring, on such date), no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, (x) have had a Material Adverse Effect (unless same has ceased to exist in all respects) or (y) are reasonably likely to have a Material Adverse Effect and (ii) the Borrower knows of no basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, (x) have had a Material Adverse Effect (unless same has ceased to exist in all respects) or (y) are reasonably likely to have a Material Adverse Effect.
(e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 8.09(b), and are based on good faith estimates and assumptions made by the management of the Borrower, which assumptions, taken as a whole, such management believed were reasonable on the Initial Borrowing Date, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein and such differences may be material.
8.10. Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i) and (v) of Section 10.03 and (iii) Liens on the Collateral may be released or subordinated from time to time in accordance with the terms hereof and the other applicable

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Security Documents), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 6.10 or on or prior to the execution and delivery thereof as contemplated by Sections 9.11 and 10.15 (or, in the case of (x) UCC-1 financing statements and filings with the United States Patent and Trademark Office or United States Copyright Office and (y) filings or recordings required pursuant to any Security Document in respect of Collateral acquired after the Initial Borrowing Date, on or prior to such later date as shall be specified for such filing or recording pursuant to the terms of the relevant Security Document).
8.11. Compliance with ERISA. (a) Except as would not otherwise have a Material Adverse Effect: no Reportable Event has occurred that could reasonably be expected to result in any liability for the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; no Multiemployer Plan is insolvent or in reorganization, or has received any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA, or has applied for or received a minimum funding waiver or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; no Plan has received a determination that the Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; all contributions required to be made with respect to a Plan and a Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code or, to the knowledge of the Borrower, reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or a Multiemployer Plan; to the knowledge of the Borrower, no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the knowledge of the Borrower, threatened; to the knowledge of the Borrower, the Borrower and its Subsidiaries and ERISA Affiliates would not have any liabilities to any Multiemployer Plan in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; each group health plan (as defined in 45 Cod of Federal Regulations Section 160.103) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance

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with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or to the knowledge of the Borrower, is reasonably likely to arise on account of any Plan or any Multiemployer Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect. Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter or an opinion letter to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; and no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $25,000,000.
(b) Except as would not otherwise have a Material Adverse Effect, each Foreign Pension Plan, if any, has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan, if any, have been timely made. Except as could not reasonably be expected to have a Material Adverse Effect (i) neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination, of or withdrawal from, any Foreign Pension Plan, and (ii) there are no accrued benefit liabilities (whether or not vested) under any Foreign Pension Plan that are unfunded or that have not been adequately reserved for in accordance with generally accepted accounting principles in the applicable jurisdiction.
8.12. Capitalization. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower consists of (i) 135,000,000 shares of Class A common stock, $.01 par value per share, 49,990,470 shares of which are issued and outstanding, as of February 4, 2011 (such authorized shares of common stock, together with any subsequently authorized shares of common stock of the Borrower, collectively, the “Borrower Common Stock”) and (ii) 1,000,000 shares of Series A convertible preferred stock, par value $.01 per share, none of which are issued and outstanding (the “Convertible Preferred Stock”). All outstanding shares of Borrower Common Stock have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Initial Borrowing Date, except as set forth on Schedule X hereto, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock (other than the Convertible Notes Documents).
8.13. Subsidiaries. On and as of the Initial Borrowing Date and after giving effect to the Transaction, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule VII. Schedule VII correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, (x) the percentage ownership (direct and indirect) of the

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Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (y) the name of each Immaterial Subsidiary. All outstanding shares of Equity Interests of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.
8.14. Intellectual Property, etc. Each of the Borrower and each of its Subsidiaries owns or has the rights to use all patents, trademarks, service marks, trade names, technology, copyrights and formulas, and other intellectual property, reasonably necessary for the conduct of its business, without any known infringement, violation or misappropriation of the rights of others, except such failure to own or have the right to use or such infringement, violation or misappropriation as (x) has not had (unless same has ceased to exist in all respects) and (y) is not reasonably likely to have, a Material Adverse Effect.
8.15. Compliance with Statutes; Agreements, etc. Each of the Borrower and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliance as (x) has not (unless same has ceased to exist in all respects) and (y) is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.
8.16. Environmental Matters. (a) Each of the Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently owned or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, on any property adjoining or in the vicinity of any such Real Property or at any formerly owned or operated Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such currently owned or operated Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.
(b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of such Real Property by the Borrower’s or such Subsidiary’s business. Hazardous Materials have not at any time been

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Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries or by any person acting for or under contract to the Borrower or any of its Subsidiaries, or to the knowledge of the Borrower, by any other Person in respect of Real Property owned or operated by the Borrower or any of its Subsidiaries, except in compliance with all applicable Environmental Laws.
(c) Notwithstanding anything to the contrary in this Section 8.16, the representations made in this Section 8.16 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims and Hazardous Material Releases, in each case of the types described above, (x) has had (unless same has ceased to exist in all respects) or (y) is reasonably likely to have, a Material Adverse Effect.
8.17. Properties. All Real Property owned by the Borrower or any of its Subsidiaries and all material Leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule III. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material tangible properties owned or leased by it, including all Real Property reflected in Schedule III and in the financial statements referred to in Section 8.09(b) (except such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein), free and clear of all Liens, other than Permitted Liens.
8.18. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that (x) has had (unless same has ceased to exist in all respects) or (y) is reasonably likely to have, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against any of them and (iii) to the knowledge of the Borrower or any of its Subsidiaries, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as (x) has not had (unless same has ceased to exist in all respects) and (y) is not reasonably likely to have, a Material Adverse Effect.
8.19. Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP. Each of the Borrower and each of its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding,

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investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

8.20. Scheduled Existing Indebtedness. Part A of Schedule IV (as in effect on the Effective Date) sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of February 27, 2011 (excluding (i) the Indebtedness pursuant to the Existing Credit Agreement, (ii) the Indebtedness pursuant to the Convertible Notes Documents, (iii) Indebtedness under Existing Overdraft Facilities (as in effect on the Effective Date) and (iv) Indebtedness solely among Foreign Subsidiaries) (the “Scheduled Existing Indebtedness”), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

8.21. Insurance. Set forth on Schedule VIII hereto is a true, correct and complete summary of all insurance carried by each Credit Party on and as of the Initial Borrowing Date (immediately after giving effect to the Transaction), with the amounts insured set forth therein.

8.22. [Reserved].

8.23. Special Purpose Corporation. (a) Cayman Partnership Shareholder #1 has no significant assets (other than the Equity Interests of Cayman Partnership Shareholder #2, Cayman Partnership Shareholder #3, the Cayman Partnership and the immaterial assets used for the performance of those activities permitted to be performed by it pursuant to Section 10.01(b)) or liabilities (other than under this Agreement and the other Credit Documents to which it is a party and those liabilities permitted to be incurred by it pursuant to Section 10.01(b)); provided that notwithstanding the foregoing, it is understood and agreed that Cayman Partnership Shareholder #1 may (x) temporarily hold cash and/or Cash Equivalents loaned and/or contributed to it by its parent company, the Borrower or a Subsidiary of the Borrower, so long as same is promptly contributed and/or on-loaned to one or more of the Borrower’s Foreign Subsidiaries, (y) temporarily hold cash and/or Cash Equivalents on-loaned and/or dividended to it by one or more of the Borrower’s Foreign Subsidiaries, so long as same is promptly on-loaned and/or dividended to its parent company or a Credit Party and (z) hold intercompany receivables resulting from loans made as contemplated above in preceding clauses (x) and (y).

(b) Cayman Partnership Shareholder #2 has no significant assets (other than the Equity Interests of the Cayman Partnership (and the underlying assets of the Cayman Partnership which it may be deemed to own under the laws of the Cayman Islands) and the immaterial assets used for the performance of those activities permitted to be performed by it pursuant to Section 10.01(c)) or liabilities (other than under this Agreement and the other Credit Documents to which it is a party and those liabilities permitted to be incurred by it pursuant to Section 10.01(c)); provided that notwithstanding the foregoing, it is understood and agreed that

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Cayman Partnership Shareholder #2 may (x) temporarily hold cash and/or Cash Equivalents loaned and/or contributed to it by its parent company, the Borrower or a Subsidiary of the Borrower, so long as same is promptly contributed and/or on-loaned to one or more of the Borrower’s Foreign Subsidiaries, (y) temporarily hold cash and/or Cash Equivalents on-loaned and/or dividended to it by one or more of the Borrower’s Foreign Subsidiaries, so long as same is promptly on-loaned and/or dividended to its parent company or a Credit Party, and (z) hold intercompany receivables resulting from loans made as contemplated above in preceding clauses (x) and (y).

(c) Cayman Partnership Shareholder #3 has no significant assets (other than the Equity Interests of the Cayman Partnership and the immaterial assets used for the performance of those activities permitted to be performed by it pursuant to Section 10.01(d)) or liabilities (other than under this Agreement and the other Credit Documents to which it is a party and those liabilities permitted to be incurred by it pursuant to Section 10.01(d)); provided that notwithstanding the foregoing, it is understood and agreed that Cayman Partnership Shareholder #3 may (x) temporarily hold cash and/or Cash Equivalents loaned and/or contributed to it by its parent company ,the Borrower or a Subsidiary of the Borrower, so long as same is promptly contributed and/or on-loaned to one or more of the Borrower’s Foreign Subsidiaries, (y) temporarily hold cash and/or Cash Equivalents on-loaned and/or dividended to it by one or more of the Borrower’s Foreign Subsidiaries, so long as same is promptly on-loaned and/or dividended to its parent company or a Credit Party, and (z) hold intercompany receivables resulting from loans made as contemplated above in preceding clauses (x) and (y).

8.24. Subordination. (a) On and after the execution and delivery of any Permitted Junior Notes Documents (or any Permitted Refinancing Debt Documents governing Permitted Refinancing Indebtedness in respect thereof), if the Indebtedness thereunder is to be (or is purported to be) subordinated, the subordination provisions contained therein are enforceable against the Borrower, the Subsidiary Guarantors and, to the knowledge of the Borrower, the holders of such Indebtedness, and all Obligations hereunder and all obligations of the Credit Parties under the other Credit Documents (including without limitation, the Subsidiaries Guaranty) are within the definitions of “Senior Debt” or “Guarantor Senior Debt” (or analogous term or terms) and “Designated Senior Debt” (or analogous term) included in such subordination provisions.

(b) The subordination provisions contained in each of the Shareholder Subordinated Notes are enforceable against the Borrower and, to the knowledge of the Borrower, the holders of such Indebtedness, and all Obligations of the Borrower hereunder and under the other Credit Documents to which it is a party are within the definition of “Senior Debt” included in such subordination provisions.

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SECTION 9. Affirmative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have terminated (or, in the case of Letters of Credit, have been Back Stopped or Cash Collateralized), and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13(b) which are not then due and payable) incurred hereunder, are paid in full:
9.01. Information Covenants. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent and each Lender:

(a) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all of which shall be in reasonable detail and certified by the senior financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and certified by Ernst & Young LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof; provided that any such statement made by such accountants may be limited to the extent required by accounting rules and guidelines.

(c) Budgets, etc. Not more than 60 days after the commencement of each fiscal year of the Borrower, consolidated budgets of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, in each case as customarily prepared by management for its internal use setting forth the principal assumptions upon which such budgets are based. Together with each delivery of

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financial statements pursuant to Sections 9.01(a) and (b), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this clause (c) shall be presented.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a) and (b), a certificate of the senior financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, if delivered in connection with the financial statements in respect of a period ending on the last day of a fiscal quarter or fiscal year of the Borrower, set forth (i) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 10.08 and 10.09 as at the end of such fiscal quarter or year, as the case may be, (ii) the calculation of the Leverage Ratio as at the last day of the respective fiscal quarter or fiscal year of the Borrower, as the case may be, (iii) the calculation (in reasonable detail) of the Available JV Basket Amount and the Available Amount as at the last day of the respective fiscal quarter or fiscal year of the Borrower, as the case may be, and (iv) if delivered with the financial statements required by Section 9.01(b), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Flow Period.

(e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an officer of the Borrower or any of its Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which (x) has had (unless same has ceased to exist in all respects), (y) is reasonably likely, to have a Material Adverse Effect or (z) with respect to any Document, (iii) any material governmental investigation pending or threatened against the Borrower or any of its Subsidiaries and (iv) any other event which (x) has had (unless same has ceased to exist in all respects) or (y) is reasonably likely to have, a Material Adverse Effect.

(f) Environmental Matters. Promptly after any officer of the Borrower or any of its Subsidiaries obtains actual knowledge hereafter of any of the following (but only to the extent that any of the following, either individually or in the aggregate, (x) has had (unless same has ceased to exist in all respects) or (y) is reasonably likely to have, (a) a Material Adverse Effect or (b) a remedial cost to the Borrower or any of its Subsidiaries in excess of $~~25,000,000~~50,000,000), written notice of:

(i) any pending or threatened Environmental Claim in writing against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

(ii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance

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by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions (other than as included in the Borrower’s permits and approvals) on the ownership, occupancy, use or transferability by the Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders with copies of such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

(g) Reports. Promptly upon transmission thereof, (i) copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries, (ii) copies of all financial information, notices and reports as the Borrower or any of its Subsidiaries shall send to the holders of Indebtedness under the Convertible Notes Documents, any Permitted Junior Notes and any other material Indebtedness in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and (iii) copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send generally to analysts and the holders of their capital stock or public Indebtedness in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement).

(h) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

(i) Pro Forma Liquidity. On February 28, 2015, an officer’s certificate from an Authorized Officer of the Borrower, certifying as to the Pro Forma Liquidity as of such date.

Documents required to be delivered pursuant to Section 9.01(a) or (b) or Section 9.01(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have

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been delivered on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the officer’s certificates required by Section 9.01(d) to the Administrative Agent. Except for such officer’s certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 13.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”.
9.02. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all material requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to the senior financial

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officer or other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or the Required Lenders, at their expense unless an Event of Default has occurred, to visit and inspect under the guidance of officers of the Borrower any of the properties or assets of the Borrower or any of its Subsidiaries in whomsoever’s possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire; provided that unless an Event of Default has occurred and is continuing, such visits shall not occur more than one time per year.
9.03. Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

(b) The Borrower will, and will cause each of the Subsidiary Guarantors to, at all times keep the respective property of the Credit Parties (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, any Credit Party) (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder and loss payee with respect to personal property and additional insured with respect to general liability and umbrella liability coverage), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

(c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 9.03, or if the Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon five Business Days notice to the Borrower, to procure such insurance, and the Credit Parties agree jointly and severally to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.
9.04. Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for material sums that have become due and payable which, if unpaid, would reasonably be expected to become

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a Lien not otherwise permitted under Section 10.03(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained and continues to maintain adequate reserves with respect thereto in accordance with GAAP.

9.05. Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authority to do business, licenses, certifications, accreditations and patents, except for rights, franchises, authority to do business, licenses, certifications, accreditations and patents the loss of which (individually and in the aggregate) (x) have not had (unless same has ceased to exist in all respects) and (y) are not reasonably likely to have, a Material Adverse Effect; provided, however, that any transaction permitted by Section 10.02 (including, without limitation, the dissolution of any Subsidiary of the Borrower permitted pursuant to said Section) will not constitute a breach of this Section 9.05.

9.06. Compliance with Statutes; etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliance as (x) have not had (unless same has ceased to exist in all respects) and (y) are not reasonably likely to have, a Material Adverse Effect.
9.07. Compliance with Environmental Laws. (a) (i) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred as required pursuant to Environmental Law in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of such Real Property by the Borrower’s or such Subsidiary’s business, unless any failures to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, (x) have not had (unless same has ceased to exist in all respects) and (y) are not reasonably likely to have, a Material Adverse Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Borrower or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees, if required to do so under any final legally binding applicable directive or order of any governmental agency, to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so (x)

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has not had (unless same has ceased to exist in all respects) and (y) is not reasonably likely to have, a Material Adverse Effect.
(b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, addressing the specific matters in clause (i) or (ii) below which gives rise to such request (or, in the case of a request pursuant to following clause (i), addressing such matters as may be reasonably requested by the Administrative Agent or the Required Lenders) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matters; provided that in no event shall such request be made unless (i) a Default or Event of Default has occurred and is continuing or (ii) the Lenders receive notice under Section 9.01(f) for any event referred to in said Section which, either individually or in the aggregate, (x) has had (unless same has ceased to exist in all respects) or (y) is reasonably likely to have, (a) a Material Adverse Effect or (b) a remedial cost to the Borrower or any of its Subsidiaries in excess of $~~25,000,000.~~50,000,000. If the Borrower fails to provide the same (or evidence that such assessment is in process) within 60 days after such request was made, the Administrative Agent may order the same, so long as any insurance obtained on behalf of the Borrower or any Subsidiary is not voided as a result of such action by the Administrative Agent, and the Borrower shall grant and hereby does grant, to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grant the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the Borrower’s expense.
9.08. ERISA. As soon as possible and, in any event, within ten (10) Business Days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or may reasonably be expected to know of the occurrence of any ERISA Event, the Borrower will deliver to the Administrative Agent information as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, the Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto. Each of the following shall constitute an "ERISA Event": a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); a Plan has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, or the filing of an application for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 34 of ERISA with respect to a Plan; a determination that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; a determination that any Plan or Multiemployer Plan has been or is expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; the receipt by the Borrower

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or any ERISA Affiliate of any notice, or a receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; a Plan has an Unfunded Current Liability that exceeds $25,000,000 and, to the knowledge of the Borrower, that the withdrawal from all Multiemployer Plans would reasonably be expected to result in a Material Adverse Effect, all to the extent not previously disclosed to the Lenders; proceedings have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurs any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 436(f), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to each of the Lenders upon request a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, any material records, material documents or other material information required to be furnished to the PBGC, and any material notices relating to material liabilities received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Lenders no later than ten (10) Business Days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing (x) has not had (unless same has ceased to exist in all respects) and (y) is not reasonably likely to have, a Material Adverse Effect.

9.09. Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses, except to the extent that failure to do so (x) has not had (unless the same has ceased to exist in all respects) and (y) is not reasonably likely to have a Material Adverse Effect; provided, however, that the consummation of transactions permitted by Section 10.02 shall not be construed to be a violation of this Section 9.09.
9.10. End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries’, fiscal years to

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end on March 31 of each year and (ii) itself, and each of its Subsidiaries, to maintain fiscal quarters consistent therewith and with the past practices of the Borrower and its Subsidiaries as in effect on the Effective Date.

9.11. Additional Security; Further Assurances. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent security interests in such assets of the Borrower and such Subsidiary Guarantors as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the “Additional Security Documents”), it being understood that no more than 65% of the total combined voting power of all classes of capital stock of any Exempted Foreign Corporation (as defined in the Pledge Agreement) entitled to vote shall be required to be pledged pursuant to such Additional Security Documents. All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, this Section 9.11(a) shall not apply to (and the Borrower and its Subsidiaries shall not be required to grant a security interest or a mortgage in) (i) any Real Property, (ii) personal property consisting of motor vehicles or other property subject to certificate of title laws and (iii) any local operating, collection or payroll bank accounts exempted from the perfection requirements pursuant to the Security Agreement.
(b) The Borrower will, and will cause each of the Subsidiary Guarantors, to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.11 has been complied with.
(c) The Borrower agrees to cause each Wholly-Owned Domestic Subsidiary of the Borrower (other than any Immaterial Subsidiary) established or created after the Effective Date in accordance with Section 10.15 to execute and deliver a counterpart of the Subsidiaries Guaranty (and/or an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent whereby such Wholly-Owned Domestic Subsidiary shall become a party to the Subsidiaries Guaranty) and thereby guaranty all Obligations and all obligations under Interest Rate Protection Agreements and Other Hedging Agreements to a Guaranteed Creditor.
(d) The Borrower will cause each Wholly-Owned Domestic Subsidiary of the Borrower (other than any Immaterial Subsidiary) established or created after the Effective Date in accordance with Section 10.15 to grant to the Collateral Agent a first priority (subject only to

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Permitted Liens) Lien on property (tangible and intangible) of such Subsidiary upon terms and with exceptions similar to those set forth in the Security Documents, as appropriate, and reasonably satisfactory in form and substance to the Administrative Agent and Required Lenders. In connection with the actions required to be taken pursuant to the immediately preceding sentence, the respective Wholly-Owned Domestic Subsidiary shall become a party to the various existing Security Documents by executing counterparts thereof and/or assumption agreements relating thereto (together with the delivery of updated schedules), in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, or shall enter into and deliver such new Security Documents as may be requested by the Administrative Agent or the Required Lenders. The Borrower shall cause each such Wholly-Owned Domestic Subsidiary of the Borrower, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. The Borrower will cause each of such Wholly-Owned Domestic Subsidiaries to take all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1’s) in connection with the granting of such security interests. Notwithstanding the foregoing, no Subsidiary shall be required to take any of the actions described in clauses (i) through (iii) of the last sentence of Section 9.11(a).

(e) [Reserved.]

(f)     Each of the Credit Parties agrees that each action required above by this Section 9.11 shall be completed as soon as possible, but in no event later than 60 days (or such later date as agreed by the Administrative Agent in its sole discretion) after such action is either requested to be taken by the Collateral Agent, the Administrative Agent or the Required Lenders or required to be taken by the Borrower and its Subsidiaries pursuant to the terms of this Section 9.11; provided that (i) each newly acquired or created Wholly-Owned Domestic Subsidiary of the Borrower (other than an Immaterial Subsidiary) shall be required to take the actions specified above not later than 30 days after the creation or acquisition thereof (directly or indirectly) by the Borrower (or such later date as agreed by the Administrative Agent in its sole discretion) and (ii) in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 9.11.

(g) In the event that the total consolidated ~~total~~ revenues or the fair market value of the total consolidated assets of all Subsidiaries designated to the Administrative Agent as Immaterial Subsidiaries in accordance with the definition thereof at any time exceeds ~~5.0~~7.5% of the total consolidated ~~assets~~revenues or the total consolidated ~~total revenues,~~assets respectively, of the Borrower and its Subsidiaries, (x) the Borrower shall promptly (and in any event within 10 Business Days (or such later date as agreed by the Administrative Agent in its sole discretion)) designate, by written notice to the Administrative Agent, a sufficient number of such Subsidiaries as no longer constituting Immaterial Subsidiaries such that the total consolidated revenues and total consolidated assets of all remaining Immaterial Subsidiaries do not exceed such percentage of the total consolidated revenues or total consolidated assets, respectively, of the Borrower and its

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Subsidiaries and (y) any Subsidiary so designated as no longer constituting an Immaterial Subsidiary shall be subject to the requirements of this Section 9.11 and Section 10.15 as if such Subsidiary had been created by the Borrower as of the date of the giving of the notice referred to in preceding clause (x).

9.12 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 8.05.

9.13. [Reserved].

9.14. Permitted Acquisitions. (a) Subject to the provisions of this Section 9.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) in the case of any Permitted Acquisition in which any newly acquired Subsidiary is obligated to comply with the requirements of Section 10.15(iii), the Borrower shall have given the Administrative Agent and the Lenders at least 5 Business Days’ prior written notice of the proposed Permitted Acquisition (or such shorter notice as agreed by the Administrative Agent in its sole discretion); (iii) except in the case of a Permitted Acquisition effected by a Wholly-Owned Foreign Subsidiary, the Aggregate Consideration attributable to all Persons and assets purchased or acquired pursuant to all Permitted Acquisitions (other than Permitted Acquisitions effected by Wholly-Owned Foreign Subsidiaries) which do not become Credit Parties or Collateral directly held by a Credit Party (for this purpose, excluding as Collateral the value of Equity Interests of Persons so acquired that are not Wholly-Owned Domestic Subsidiaries) shall not exceed the sum of (x) $~~25,000,000~~50,000,000 plus (y) the Available Amount then in effect plus (z) the Aggregate Consideration attributable to all Persons and assets purchased or acquired pursuant to all such Permitted Acquisitions after the Effective Date and prior to the Second Amendment Effective Date which do not become Credit Parties or Collateral directly held by a Credit Party; (iv) calculations are made by the Borrower of compliance with the covenants contained in Sections
10.08 and 10.09 for the Calculation Period most recently ended prior to the date of such Permitted Acquisition, on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period; and (v) the Borrower shall have delivered to the Administrative Agent on the date of the consummation of any proposed Significant Permitted Acquisition, an officer’s certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive, and containing the calculations required by the preceding clause (iv).

(b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, all capital stock or other Equity Interests thereof created or acquired in connection with such

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Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to, and to the extent required by, the Pledge Agreement in accordance with the requirements of Section 10.15.

(c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 9.11 and 10.15, to the satisfaction of the Administrative Agent.

(d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) pursuant to Section 9.14(a), are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 11.

9.15. Maintenance of Company Separateness. The Borrower will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including, as applicable, the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Company offices and records. Neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of the Borrower or any of its Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding (it being understood and agreed that the entering into of the Credit Documents by the Borrower and its Subsidiaries and the performance by the Borrower and its Subsidiaries of their respective obligations thereunder, shall not in and of itself be taken into account for purposes of determining compliance with the foregoing covenant).

9.16. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as (x) have not caused (unless same has ceased to exist in all respects) and (y) are not reasonably likely to cause, individually or in the aggregate, a Default or Event of Default hereunder or a Material Adverse Effect.
SECTION 10.    Negative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding (unless, in the case of Letters of Credit, same have been Back-Stopped or Cash Collateralized) and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13(b) which are not then due and payable) incurred hereunder, are paid in full:

10.01.Changes in Business; etc. (a)    The Borrower and its Subsidiaries will not engage in any business other than a Permitted Business.
b.Notwithstanding anything to the contrary contained in this Agreement, Cayman Partnership Shareholder #1 will not engage in any business or own any significant assets

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(other than (x) its ownership of the Equity Interests of Cayman Partnership Shareholder #2, Cayman Partnership Shareholder #3 and the Cayman Partnership and (y) any cash, Cash Equivalents and/or intercompany receivables permitted to be held in accordance with the proviso to Section 8.23(a) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party); provided that Cayman Partnership Shareholder #1 may engage in those activities that (i) are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement (other than pursuant to preceding Section 10.01(a)) and the other Credit Documents.
c.Notwithstanding anything to the contrary contained in this Agreement, Cayman Partnership Shareholder #2 will not engage in any business or own any significant assets (other than (x) its ownership of the Equity Interests of the Cayman Partnership and (y) any cash, Cash Equivalents and/or intercompany receivables permitted to be held in accordance with the proviso to Section 8.23(b)) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party); provided that Cayman Partnership Shareholder #2 may engage in those activities that (i) are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement (other than pursuant to preceding Section 10.01(a)) and the other Credit Documents.
d.Notwithstanding anything to the contrary contained in this Agreement, Cayman Partnership Shareholder #3 will not engage in any business or own any significant assets (other than (x) its ownership of the Equity Interests of the Cayman Partnership and (y) any cash, Cash Equivalents and/or intercompany receivables permitted to be held in accordance with the proviso to Section 8.23(c)) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party); provided that Cayman Partnership Shareholder #3 may engage in those activities that (i) are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement (other than pursuant to preceding Section 10.01(a)) and the other Credit Documents.
10.02. Consolidation; Merger; Sale or Purchase of Assets; etc.    The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales, leases or rentals of inventory in the ordinary course of business), or enter into any sale-leaseback transactions, except that the following shall be permitted:
(i)the Borrower and its Subsidiaries may, as lessee or licensee, enter into operating leases or intellectual property licenses in the ordinary course of business with respect to real or personal property;

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(ii)Capital Expenditures by the Borrower and its Subsidiaries;
(iii)Investments permitted pursuant to Section 10.05;
(iv)the Borrower and its Subsidiaries may~~, in the ordinary course of business,~~ sell or otherwise dispose of assets ~~(excluding capital stock of Subsidiaries and joint ventures)~~ which, in the reasonable opinion of such Person, are obsolete, uneconomic, no longer used ~~or~~, worn-out or constitute surplus assets;
(v)the Borrower and its Subsidiaries may sell assets (other than the Equity Interests of any Subsidiary ~~or joint venture~~Guarantor, unless all of the Equity Interests of such Subsidiary ~~or joint venture~~Guarantor owned by the Borrower and its Subsidiaries are so sold), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) ~~each such sale is in an arm’s-length transaction and~~ the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 70% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c), and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed ~~2.5% of Total Assets (i) during the period from the Effective Date through March 31, 2012 and (ii) thereafter, in any fiscal year of the Borrower; provided~~5.0% of Total Assets in any fiscal year of the Borrower; provided that, to the extent capacity under preceding clause (z) is not utilized in any fiscal year, such unutilized amounts shall carry forward and may be utilized by the Borrower in the immediately succeeding fiscal year (after utilization of all capacity under clause (z) for such succeeding fiscal year); provided further, however, that with respect to asset sales with an aggregate total consideration not to exceed $~~10,000,000~~25,000,000 in any fiscal year of the Borrower, only 50% of the total consideration received by the Borrower or such Subsidiary with respect to an asset sale made in reliance on this proviso shall be required to consist ~~solely~~ of cash;
(vi)each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;
(vii)each of the Borrower and its Subsidiaries may grant leases or subleases or licenses or sublicenses to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;
(viii)the Borrower or any Subsidiary of the Borrower may transfer assets to the Borrower or to any ~~Wholly-Owned Domestic Subsidiary of the Borrower which is a~~ Subsidiary Guarantor, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred (if any) shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);
(ix)any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any ~~Wholly-Owned~~ Domestic Subsidiary of the Borrower

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~~which is a Subsidiary Guarantor~~, so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in ~~all other cases, a Wholly-Owned Domestic~~ the case of any such merger, dissolution or liquidation involving a Subsidiary ~~which is a~~Guarantor (and not the Borrower), such Subsidiary Guarantor is the surviving ~~corporation~~entity of any such merger, dissolution or liquidation and (iii) in ~~all cases~~the case of any such merger, dissolution or liquidation involving a Credit Party, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such ~~Subsidiary~~Credit Party shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);
(x)the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;
(xi)the Borrower and its Wholly-Owned Subsidiaries shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 9.14;
(xii)any Foreign Subsidiary of the Borrower may be merged into or consolidated with, or be dissolved or liquidated into, or transfer any of its assets to, any other Foreign Subsidiary of the Borrower, so long as (i) to the extent a transaction involves a Wholly-Owned Foreign Subsidiary, such Wholly-Owned Foreign Subsidiary is the surviving ~~corporation~~entity of any such merger, consolidation, dissolution or liquidation (and remains a Wholly-Owned Subsidiary after giving effect thereto)~~,~~ and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the Equity Interests of such Wholly-Owned Foreign Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution, liquidation or transfer) and all actions required to maintain said perfected status have been taken ~~and (iii) no Ring-Fenced Foreign Subsidiary may merge into, or consolidate with, or be dissolved or liquidated into, or transfer any of its assets to, any Non-Ring-Fenced Foreign Subsidiary in reliance on this clause (xii)~~;
(xiii)Foreign Subsidiaries of the Borrower may from time to time (x) sell for cash accounts receivable (and rights ancillary thereto) pursuant to one or more Foreign Receivables Facilities and (y) repurchase accounts receivable theretofore sold pursuant to one or more Foreign Receivables Facilities, so long as such transactions give rise to Foreign Receivables Facilities Indebtedness and such Foreign Receivables Facilities Indebtedness, and any Liens securing the same, are permitted pursuant to Sections 10.04 and 10.03, respectively;
(xiv)subject to Section 10.04(xix) and so long as no Default or Event of Default then exists or would result therefrom, the Chinese Subsidiaries may from time to time (i) sell for cash accounts receivable (and rights ancillary thereto) pursuant to the Chinese

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Factoring Program and (ii) repurchase accounts receivable theretofore sold pursuant to the Chinese Factoring Program;
(xv)any ~~Immaterial~~ Subsidiary of the Borrower may be wound up, liquidated or dissolved if (x) the ~~Board of Directors of such Immaterial Subsidiary shall determine that the continued existence of such Immaterial Subsidiary is no longer desirable in the conduct of the business of the Borrower, (y)~~Borrower determines in good faith that the winding up, liquidation or dissolution of such ~~Immaterial~~ Subsidiary in the best interests of the Borrower and is not materially disadvantageous ~~in any material respect~~ to the ~~Credit Parties or the~~ Lenders~~, and (z)~~ and (y) in the case of the winding up, liquidation or dissolution of a Subsidiary Guarantor, all or substantially all of the assets of such ~~Immaterial~~ Subsidiary Guarantor held prior to such winding up, liquidation or dissolution have been transferred to another Subsidiary of the Borrower otherwise in accordance with the requirements of this Section 10.02;
(xvi)the Borrower and its Subsidiaries may liquidate or otherwise dispose of cash and Cash Equivalents in the ordinary course of business, in each case for cash at fair market value (as determined in good faith by management of the Borrower or such Subsidiary);
(xvii)the sale, transfer or other disposition of Investments in Modular Energy to the extent required by, or made pursuant to, any buy/sell arrangement or similar binding arrangement between joint venture parties, in each case, that is in effect on the Effective Date;
(xviii)Dividends permitted pursuant to Section 10.06;
(xix)the sale and leaseback of an asset acquired or constructed after the Initial Borrowing Date in connection with an IRB Sale-Leaseback Transaction; provided that (1) no Default or Event of Default then exists or would result therefrom, (2) the proceeds of the respective IRB Sale-Leaseback Transaction shall be entirely cash, be paid at the time of the closing of such transaction and equal to at least 90% of the aggregate amount expended by the Borrower or its Subsidiary in acquiring or constructing such asset (or, if not then acquired or constructed, 90% of the fair market value of the assets subject to such IRB Sale-Leaseback Transaction), (3) the aggregate amount of all proceeds received by the Borrower and its Subsidiaries from all IRB Sale-Leaseback Transactions shall not exceed the sum of $150,000,000 plus the aggregate amount of the proceeds received from all IRB Sale-Leaseback Transactions entered into pursuant to this clause (xix) after the Effective Date and prior to the Second Amendment Effective Date, (4) the Attributable Indebtedness (if any) resulting from such IRB Sale-Leaseback Transaction shall be permitted by Section 10.04(xxii), (5) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c), and (6) the respective IRB Sale-Leaseback Transaction occurs within one year after the acquisition or construction (as applicable) of such assets;
(xx)the sale and leaseback of batteries and related accessories by Foreign Subsidiaries of the Borrower (each, a “Foreign Battery Sale-Leaseback Transaction”); provided that (1) the proceeds of the respective Foreign Battery Sale-Leaseback

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Transaction shall be entirely cash, be paid at the time of the closing of such transaction and equal at least 90% of the fair market value of the assets subject to such Foreign Battery Sale-Leaseback Transaction), and (2) each such Foreign Battery Sale-Leaseback Transaction gives rise to Attributable Indebtedness that is permitted by Section 10.04(xxv);
~~(xxi)dispositions of~~the Borrower or any Subsidiary of the Borrower may transfer assets (other than Equity Interests) by Domestic Subsidiaries of the Borrower to ~~Subsidiaries~~ of a Subsidiary Guarantor) to any (other) Subsidiary of the Borrower which ~~are~~is not a Subsidiary ~~Guarantors~~Guarantor, so long as (x) each such disposition is an arm’s-length transaction and the respective Subsidiary receives at least fair market value (as determined in good faith by such Subsidiary) therefor, (y) in the case of any transfer by a Credit Party to any such Subsidiary (other than with respect to transfers of Equity Interests of a Foreign Subsidiary), the total consideration received by such ~~Subsidiary consists solely of~~Credit Party is at least 70% cash and is paid at the time of the consummation of such disposition, and (z) the aggregate amount of the proceeds received from all assets disposed of ~~pursuant to~~by any Credit Party to any Person (other than with respect to transfers of Equity Interests of a Foreign Subsidiary) in reliance on this clause (xxi) shall not exceed the sum of $30,000,000 plus the aggregate amount of the proceeds received from all assets disposed of pursuant to this clause (xxi) after the Effective Date and prior to the Second Amendment Effective Date;
(xxii)sales and other dispositions resulting from any casualty or insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary; ~~and~~
(xxiii)the sale by each of (A) (i) EnerSys Energy Products, Inc. of the Equity Interests of Powersonic S.A. de C.V. and (ii) EnerSys Delaware Inc. of the Equity Interests of EnerSys de Mexico S.A. de C.V. and Yecoltd, S. de R.L. de C.V., in each case to a Wholly-Owned Excluded Domestic Subsidiary of the Borrower and (B) (i) Esrmco, Inc. of the Equity Interests of EnerSys de Mexico S.A. de C.V. and Yecoltd, S. de R.L. de C.V. and (ii) Hawker Power Systems Inc. of the Equity Interests of Powersonic S.A. de C.V., in each case to EH Europe Gmbh (Switzerland), a Wholly-Owned Foreign Subsidiary of the Borrower, so long as (v) the only Subsidiary of the Subsidiaries whose Equity Interests are subject to sale as described above is EnerSys Mexico Management LLC, (w) each such sale is an arm’s-length transaction and the respective selling Subsidiary of the Borrower receives at least fair market value (as determined in good faith by the Borrower) therefor, (x) the total consideration received by each selling Subsidiary consists solely of cash and nominal Equity Interests of EH Europe Gmbh (Switzerland) and is paid at the time of the consummation of such sale, (y) the aggregate amount of the proceeds received from all sales pursuant to this clause (xxiii) shall not exceed $30,000,000 and (z) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c).; and
(xxiv)the Borrower and its Subsidiaries may dispose of assets not otherwise permitted pursuant to this Section 10.02, so long as (w) no Default or Event of Default then exists or would result therefrom, (x) the Borrower or the respective Subsidiary

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receives at least fair maket value (as determined in good faith by the Borrower or such Subsidiary, as the case may be) therefor, (y) the Net Sale Proceeds (if any) therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c) and (z) the aggregate consideration received by the Borrower and its Subsidiaries in respect of all assets disposed of pursuant to this clause (xxiv) shall not exceed $25,000,000.
To the extent the Required Lenders waive the provisions of this Section 10.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 10.02, such Collateral (unless transferred to the Borrower or a Subsidiary thereof) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

10.03.    Liens    The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”):
(i)inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;
(ii)Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory and common law landlord’s Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;
(iii)Liens created by or pursuant to this Agreement and the Security Documents;
(iv)Liens in existence on the Second Amendment Effective Date which are listed, and the property subject thereto described, in Schedule IX, plus any extensions, replacements, refinancings or renewals of such Liens; provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement, refinancing or extension and (y) any such renewal, replacement, refinancing or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;
(v)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11.09;

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(vi)Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;
(vii)licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business which (x) do not interfere in any material respect with the business of the Borrower or any of its Subsidiaries or (y) secure any Indebtedness;
(viii)Permitted Encumbrances;
(ix)Liens arising from or related to precautionary UCC financing statements regarding operating leases entered into by the Borrower and its Subsidiaries;
(x)Liens created pursuant to Capital Leases permitted pursuant to Section 10.04(iv); provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;
(xi)Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 30 days after the respective purchase) of assets acquired after the Initial Borrowing Date by the Borrower and its Subsidiaries; provided that (i) any such Liens attach only to the assets so purchased, and (ii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 10.04(iv);
(xii)Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(vi), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;
(xiii)restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;
(xiv)Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xv)Liens on the assets of a Foreign Subsidiary which is not a Subsidiary Guarantor securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 10.04(vii);

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(xvi)Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 10.04(xiv) to the extent such Liens comply with clauses (d) and (f) of the definition of Permitted Refinancing;
(xvii)Liens on assets (x) owned by Foreign Subsidiaries of the Borrower securing permitted secured Indebtedness of such Foreign Subsidiaries of the Borrower pursuant to Section 10.04(xvi) and/or (y) consisting of equipment, receivables, inventory and Real Property owned by the Borrower and/or one or more of its Subsidiaries which are not Foreign Subsidiaries securing permitted secured Indebtedness of such Persons pursuant to Section 10.04(xvi); provided that (I) the aggregate principal amount of all Indebtedness secured by Liens on the assets (and of the Persons) described in preceding clause (y) shall not exceed $~~15,000,000~~30,000,000 and (II) the aggregate fair market value of all such assets as described in preceding clause (y) securing Indebtedness pursuant to Section 10.04(xvi) of the Persons described in preceding clause (y) shall at no time exceed 150% of the outstanding principal amount of the Indebtedness secured by such assets;
(xviii)other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary of the Borrower that (x) were not incurred in connection with borrowed money, (y) do not encumber any Collateral or any Real Property owned by the Borrower or any Subsidiary of the Borrower and do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (z) do not secure obligations in excess of $25,000,000 in the aggregate for all such Liens;
(xix)[reserved];
(xx)Liens on accounts receivable (and rights ancillary thereto (including, without limitation, the right of setoff granted to financial institutions participating in the Chinese Factoring Program)) of the Chinese Subsidiaries subject to purchase and sale pursuant to the Chinese Factoring Program from time to time;
(xxi)Liens securing Attributable Indebtedness of (I) the Borrower or any Wholly-Owned Domestic Subsidiary in respect of IRB Sale-Leaseback Transactions permitted by Section 10.04(xxii) and (II) Foreign Subsidiaries of the Borrower in respect of Foreign Battery Sale-Leaseback Transactions permitted by Section 10.04(xxv); provided that (x) such Liens are created substantially simultaneously with the consummation of the respective transaction and (y) such Liens extend to and cover only the capital assets and improvements financed with such Attributable Indebtedness;
(xxii)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit or commodity trading or brokerage accounts or other funds maintained with a creditor depository institution;
(xxiii)Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement entered into in connection with an Investment permitted by Section 10.05; and

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(xxiv)Liens consisting of, or created in connection with, an agreement to sell or transfer any property in a transaction permitted under Section 10.02, in each case, solely to the extent such sale or transfer would have been permitted on the date of the creation of such Lien.

10.04.    Indebtedness.    The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(i)Indebtedness of the Credit Parties incurred pursuant to this Agreement and the other Credit Documents;
(ii)(x) Indebtedness outstanding on the Second Amendment Effective Date and listed on Part A of Schedule IV, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent expressly permitted by Section 10.04(xiv); provided that any intercompany Indebtedness among the Borrower or any of its Subsidiaries set forth on Part A of Schedule IV shall be subject to the requirements applicable to Intercompany Loans as set forth in the proviso appearing in Section 10.05(vi) as if such intercompany Indebtedness were an “Intercompany Loan” and (y) Indebtedness of Foreign Subsidiaries of the Borrower under the Existing Overdraft Facilities in an aggregate outstanding principal amount not to exceed at any time the aggregate commitments under such Existing Overdraft Facilities as set forth on Part B of Schedule IV, together with any extension, renewal or refinancing of any Existing Overdraft Facility (or extension, renewal or refinancing thereof permitted hereby) to the extent such extension, renewal or refinancing does not (I) increase the amount of available commitments (or maximum Indebtedness permitted to be incurred) under the respective Existing Overdraft Facility (or extension, renewal or refinancing thereof permitted hereby) to be so extended, renewed or refinanced or (II) add guarantors, obligors or security from that which applied to such Indebtedness being extended, renewed or refinanced;

(iii)Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement;

(iv)Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 10.03(xi); provided that the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at such time shall not exceed$50,000,000;

(v)(x) Indebtedness of the Borrower and its Subsidiaries constituting Intercompany Loans permitted by Section 10.05(vi), (y) intercompany Indebtedness of Wholly-Owned Foreign Subsidiaries permitted pursuant to Sections 10.05(xi) and (xxv) and (z) intercompany Indebtedness of the Borrower and its Subsidiaries incurred in reliance on Section 10.05(xvi);

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(vi)Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) the aggregate principal amount of all such Indebtedness outstanding at any time, together with all Permitted Refinancing Indebtedness in respect of such Indebtedness, shall not exceed $150,000,000 (“Permitted Acquired Debt”);
(vii)Indebtedness of Foreign Subsidiaries of the Borrower under lines of credit to any such Foreign Subsidiary from Persons other than the Borrower or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital and other general corporate purposes; provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed the greater of (x) $~~150,000,000~~200,000,000 and (y) an amount equal to 15.0% of the Total Foreign Assets at such time;
(viii)Indebtedness of the Borrower under Shareholder Subordinated Notes issued pursuant to Section 10.06(ii);
(ix)(1) unsecured Contingent Obligations of the Borrower and the Subsidiary Guarantors evidenced by guaranties of each other’s Indebtedness, so long as, in the case of any such Indebtedness, such Indebtedness is otherwise permitted under this Section 10.04, (2) unsecured Contingent Obligations of any Foreign Subsidiary of the Borrower evidenced by guaranties of Indebtedness of any other Foreign Subsidiary of the Borrower, so long as, in the case of any such Indebtedness, such Indebtedness is otherwise permitted under this Section 10.04; ~~provided that no Ring-Fenced Foreign Subsidiary may guarantee any Indebtedness of any Non-Ringed-Fenced Foreign Subsidiary in reliance on preceding sub-clause (2),~~ and (3) unsecured Contingent Obligations of the Borrower and (if in existence on the Effective Date) EnerSys Capital evidenced by guaranties of Indebtedness of any Subsidiary of the Borrower which is not a Subsidiary Guarantor, so long as (I) in the case of any such Contingent Obligations of EnerSys Capital, such Contingent Obligations shall not be extended or renewed following the expiration thereof in accordance with their terms (as in effect on the Effective Date) and (II) in the case of any such Indebtedness that benefits from such Contingent Obligations, (x) such Indebtedness is otherwise permitted under this Section 10.04 and (y) the aggregate principal amount of all such Indebtedness does not exceed $~~37,500,000~~50,000,000 at any time outstanding;
(x)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;
(xi)Indebtedness in respect of Other Hedging Agreements to the extent permitted by Section 10.05(xiii) and forward commodities purchases to the extent permitted by Section 10.05(xv);

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(xii)Indebtedness of the Borrower or any of its Subsidiaries evidenced by completion guarantees, performance bonds and surety bonds incurred in the ordinary course of business for purposes of insuring the performance of the Borrower or such Subsidiary;
(xiii)Indebtedness of the Borrower or any Subsidiary of the Borrower arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Borrower permitted under this Agreement, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such disposition;
(xiv)Permitted Refinancing Indebtedness incurred in respect of (and to refinance) Indebtedness theretofore outstanding (and permitted to be outstanding) pursuant to clauses (ii), (vi) and (xxi) of this Section 10.04 and otherwise in accordance with Section 10.12;
(xv)unsecured Indebtedness of the Borrower evidenced by a guaranty of the Indebtedness of Foreign Subsidiaries permitted pursuant to Sections 10.04(ii)(y), (vii) and (xix);
(xvi)additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder not exceeding $75,000,000 in aggregate principal amount at any time outstanding; provided that any security in respect thereof shall be granted in accordance with, and subject to the limitations of, Section 10.03(xvii);
(xvii)unsecured Indebtedness of Enersys (Chongqing) Huada Batteries Co Ltd consisting of a term loan facility in an aggregate principal amount of up to RMB75 million to be used for building construction, machinery and equipment, and general corporate purposes and Permitted Refinancings thereof;
(xviii)[reserved];
(xix)Indebtedness of Chinese Subsidiaries which may be deemed to exist pursuant to the Chinese Factoring Program, so long as the aggregate outstanding amount of all Chinese Receivables Indebtedness attributable thereto does not exceed $25,000,000;
(xx)unsecured Indebtedness of the Borrower under the Convertible Notes and the Convertible Notes Documents, in an aggregate principal amount not to exceed $172,500,000 plus the amount of non-cash interest accrued on the Convertible Notes which is capitalized as principal (as such principal amount may be reduced by principal repayments of the Convertible Notes and/or conversions in accordance with the terms of the Convertible Notes Indenture);
(xxi)unsecured Indebtedness of the Borrower incurred under Permitted Junior Notes of the Borrower and of the Subsidiary Guarantors (and so long as

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same remain Subsidiary Guarantors) under guarantees of the obligations of the Borrower provided under the Permitted Junior Notes Documents to which they are a party, so long as (A) such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Junior Notes, and (B) the Borrower shall be in compliance with the financial covenants contained in Sections 10.08 and 10.09 as of the last day of the Calculation Period then most recently ended, determined on a Pro Forma Basis after giving effect to the incurrence of any such Indebtedness;
(xxii)Attributable Indebtedness of the Borrower or any Wholly-Owned Domestic Subsidiary arising in connection with IRB Sale-Leaseback Transactions; provided that the aggregate amount of such Indebtedness shall not exceed $150,000,000 at any time outstanding;
(xxiii)Indebtedness incurred by the Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within five Business Days following such drawing or incurrence;
(xxiv)Indebtedness consisting of take-or-pay obligations contained in supply arrangements and incurred in the ordinary course of business in an aggregate amount not to exceed $50,000,000 at any time outstanding;
(xxv)Attributable Indebtedness of Foreign Subsidiaries of the Borrower in connection with Foreign Battery Sale-Leaseback Transactions pursuant to Section 10.02(xx) not to exceed $30,000,000 at any time outstanding; and (xxvi) (x) Indebtedness of the joint ventures referred to in clause (A) of Section 10.05(xxiii) in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (y) Contingent Obligations of the Borrower consisting of a guaranty of the Borrower’s “ratable portion” of such Indebtedness (determined using the Borrower’s percentage of its indirect equity ownership interest in such joint ventures).

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10.05.    Advances; Investments; Loans.    The Borrower will not, and will not permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or otherwise acquire (in one or a series of related transactions) all or a material portion of the property or assets or business of another Person (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) or assets constituting a business unit, line of business or division of any Person or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that:
(i)(x) the Borrower and its Subsidiaries may hold or invest in cash and Cash Equivalents, (y) the Chinese Subsidiaries may hold or invest in cash and such cash equivalents as may be required to be maintained pursuant to the Chinese Factoring Program and otherwise acceptable to the Administrative Agent, so long as the aggregate amount of all such cash equivalents does not exceed at any time the amount of the outstanding Chinese Receivables Indebtedness at such time and (z) Foreign Subsidiaries of the Borrower may hold or invest in cash and such cash equivalents as may be required to be maintained pursuant to any Foreign Receivables Facility and otherwise acceptable to the Administrative Agent, so long as the aggregate amount of all such cash and cash equivalents does not exceed at any time the amount of the outstanding Foreign Receivables Indebtedness in respect of the Foreign Receivables Facilities at such time;
(ii)the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;
(iii)the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(iv)Interest Rate Protection Agreements entered into in compliance with Section 10.04(iii) shall be permitted;
(v)Investments in existence on the Second Amendment Effective Date and listed on Part A of Schedule VI shall be permitted, without giving effect to any additions thereto or replacements thereof;
(vi)(w) the Borrower may make Investments in any Subsidiary Guarantor, (x) any Subsidiary Guarantor may make Investments in any other Subsidiary Guarantor (and intercompany loans and advances to the Borrower), (y) Foreign Subsidiaries of the Borrower and other Subsidiaries of the Borrower which are not Credit Parties may make intercompany loans and advances to the Borrower or any Subsidiary Guarantor and (z) Foreign Subsidiaries of the Borrower and other Subsidiaries of the Borrower which are not Credit Parties may make Investments in each other (any intercompany loans pursuant to clauses (w), (x), (y) and (z) of this clause (vi) collectively, “Intercompany Loans”);

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provided that (I) each Intercompany Loan (other than an Intercompany Loan among Subsidiaries of the Borrower which are not Credit Parties) shall be evidenced by an Intercompany Note and, to the extent made by a Credit Party, be pledged to the Collateral Agent pursuant to the Pledge Agreement and (II) each Intercompany Loan made pursuant to clause (y) above shall be subject to the subordination provisions set forth on Annex A to Exhibit L hereto; ~~and (III) no Ring-Fenced Foreign Subsidiary may guarantee any Indebtedness of any Non-Ringed-Fenced Foreign Subsidiary in reliance on preceding sub-clause (z);~~
(vii)loans and advances by the Borrower and its Subsidiaries to officers and employees of the Borrower and its Subsidiaries, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $10,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted;
(viii)the Borrower and the Subsidiary Guarantors may make equity contributions to their respective direct Wholly-Owned Subsidiaries which are Credit Parties;
(ix)the Borrower and its Wholly-Owned Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 9.14 and the component definitions therein;
(x)the Borrower and its Subsidiaries may own the capital stock of their respective Subsidiaries in existence on the Effective Date or thereafter created or acquired in accordance with the terms of this Agreement;
(xi)the Borrower and the Subsidiary Guarantors may make cash Investments in Foreign Subsidiaries and other Subsidiaries of the Borrower which are not Credit Parties not to exceed $~~150,000,000~~200,000,000 in the aggregate (determined without giving effect to any write-downs or write-offs thereof), net of cash repayments of principal in the case of Investments in the form of loans and cash equity returns (whether as a dividend or redemption) in the case of Investments in the form of equity investments; provided that any such Investment pursuant to this Section 10.05(xi) in the form of an intercompany loan shall be evidenced by an Intercompany Note and such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;
(xii)the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 10.02(v);
(xiii)the Borrower and its Subsidiaries may enter into Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the operations of the Borrower or any of its Subsidiaries, so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;
(xiv)so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, the Borrower and its Wholly-

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Owned Subsidiaries shall be permitted to make Investments in any Joint Venture on any date in an amount not to exceed the Available JV Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that to the extent the Borrower or one or more other Wholly-Owned Subsidiaries (after the respective Investment has been made) receives a cash return from the respective Joint Venture of amounts previously invested pursuant to this clause (xiv) after the Second Amendment Effective Date (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments) or a return in the form of an asset distribution from the respective Joint Venture of any asset previously contributed pursuant to this clause (xiv) after the Second Amendment Effective Date, then the amount of such cash return of investment or the fair market value of such distributed asset (as determined in good faith by senior management of the Borrower), as the case may be, shall apply to increase the Available JV Basket Amount; provided that the aggregate amount of increases to the Available JV Basket Amount described above shall not exceed the amount of returned investment and, in no event, shall the amount of the increases made to the Available JV Basket Amount in respect of any Investment exceed the amount previously invested pursuant to this clause (xiv) after the Second Amendment Effective Date;
(xv)the Borrower and its Subsidiaries may (I) make Investments consisting of forward purchases of commodities used in a Permitted Business in connection with the hedging of prices of such commodities and (II) purchase options to buy commodities used in a Permitted Business, and purchase and sell options to purchase commodities used in a Permitted Business, in each case in connection with the hedging of prices of such commodities; provided that (x) the aggregate amount of such forward purchases of any such commodity and option purchases in respect of any such commodity shall at no time exceed 75% of the estimated purchases by the Borrower and its Subsidiaries of the respective commodity subject thereto over a two year period following each date on which an Investment is made pursuant to this Section 10.05(xv) and (y) management of the Borrower shall have determined in good faith that such forward and/or option purchases are bona fide hedging activities and not for speculative purposes;
(xvi)the Borrower and its Subsidiaries may make additional Investments (i) in an aggregate amount not to exceed the Available Amount then in effect and (ii) without limit, in the case of each of clauses (i) and (ii), so long as (x) no Default or Event of Default is continuing or would result therefrom and (y) the Borrower is in compliance, on a Pro Forma Basis, with (A) the covenants contained in Sections 10.08 and 10.09 and (B) in the case of any Investment made in reliance on preceding clause (ii) only, a Leverage Ratio of less than or equal to 2.50 to 1.00, in each case as of the last day of the Calculation Period then most recently ended;
(xvii)[reserved];
(xviii) the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xvii), inclusive, and clauses (xix) through (xxv), inclusive, of this Section 10.05 in an aggregate amount not to exceed $40,000,000

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(determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of Investments in the form of loans and cash equity returns (whether as a dividend or redemption) in the case of Investments in the form of equity Investments;
(xix)(x) Contingent Obligations permitted by Section 10.04 and (y) transactions permitted by Section 10.02 (other than Section 10.02(iii)), in each case to the extent constituting Investments;
(xx)Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit;
(xxi)the Borrower or any of its Subsidiaries may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors, so long as such expenses were incurred in the ordinary course of business, and consistent with the past practices as in effect on the Initial Borrowing Date;
(xxii)Investments in the form of industrial revenue bonds (or similar instruments) acquired in connection with IRB Sale-Leaseback Transactions; provided that the Collateral Agent shall have a perfected first-priority security interest in such industrial revenue bonds (or similar instruments) and the rights related thereto pursuant to the relevant Security Documents;
(xxiii)Investments in (A) joint ventures as specified on Part B of Schedule VI, in an aggregate amount for each such joint venture not to exceed the amount specified with respect to such joint venture thereon and (B) any one or more Subsidiaries as specified on Part B of Schedule VI, in an aggregate amount for all such Subsidiaries not to exceed the amount specified thereon (with the amount of any such Investment to be determined without regard to any write-downs or write-offs thereof and net of cash repayments of principal in the case of Investments in the form of loans and cash equity returns (whether as a dividend or redemption) in the case of Investments in the form of equity Investments);
(xxiv)Investments in Modular Energy to the extent required by, or made pursuant to, any buy/sell arrangement or any similar binding arrangement between joint venture parties, in each case, that is in effect on the Effective Date; and
(xxv)the Borrower may use the proceeds of Incremental Term Loans in an aggregate amount not to exceed 66% of the Maximum Incremental Commitment Amount to make intercompany loans and advances to its Wholly-Owned Foreign Subsidiaries (directly or indirectly); provided that any such Investment made by the Borrower (or indirectly by any Subsidiary Guarantor) pursuant to this Section 10.05(xxv) shall be evidenced by an Intercompany Note and such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement.

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10.06.    Dividends; etc.    The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Borrower or any such Subsidiary, as the case may be) or return any capital to, its stockholders, partners or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other Equity Interests of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing “Dividends”) or make any payments in respect of any outstanding Shareholder Subordinated Notes, except that:
(i)(x) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);
(ii)the Borrower may redeem or purchase shares of Borrower Common Stock or options to purchase Borrower Common Stock, as the case may be, held by former officers or employees of the Borrower or any of its Subsidiaries (or corporations owned by former officers or employees) following the termination of their employment and may make payments to former officers or employees of the Borrower or any of its Subsidiaries in respect of certain tax liabilities arising from the exercise of options to purchase Borrower Common Stock; provided that (x) the only consideration paid by the Borrower in respect of such redemptions, purchases and/or payments shall be cash and Shareholder Subordinated Notes and (y) the sum of (I) the aggregate amount paid by the Borrower in cash in respect of all such redemptions, purchases and payments plus (II) the aggregate amount of all cash payments made on all ShareholderSubordinated Notes shall not exceed $10,000,000 in any fiscal year of the Borrower; provided that in the event that the amount of cash permitted to be spent pursuant to this clause (y) in any fiscal year of the Borrower (before giving effect to any increase in such permitted amount pursuant to this proviso) is greater than the amount of cash actually expended by the Borrower and its Subsidiaries during any fiscal year of the Borrower, 100% of such excess may be carried forward and used to make cash redemptions and repurchases of Borrower Common Stock and/or cash payments on Shareholder Subordinated Notes in the immediately succeeding fiscal year of the Borrower; provided further that no amount once carried forward pursuant to the immediately preceding proviso may be carried forward to any fiscal year thereafter and such amounts carried forward in any fiscal year may only be utilized after the Borrower has spent its full $10,000,000 allotment for such cash redemptions, repurchases or payments

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in such fiscal year of the Borrower; provided further that notwithstanding the foregoing provisions of this Section 10.06(ii) (but subject to following clause (z)) the Borrower may redeem or repurchase shares of Borrower Common Stock owned by former officers or employees of the Borrower or any of its Subsidiaries upon the death or permanent disability of such officer or employee with cash in excess of amounts permitted above in this clause (y) not to exceed $10,000,000 in any fiscal year of the Borrower and with the proceeds of any key man life insurance carried by the Borrower and/or its Subsidiaries in respect of such deceased or permanently disabled officer or employee and (z) at the time of any cash payment permitted to be made pursuant to this Section 10.06(ii), no Default or Event of Default shall then exist or result therefrom;
(iii)repurchases of capital stock of the Borrower deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof and so long as no cash is otherwise paid or distributed by the Borrower or any of its Subsidiaries in connection therewith;
(iv)the Borrower may pay Dividends on its Qualified Preferred Stock solely through the issuance of additional shares of Qualified Preferred Stock and not in cash;
(v)the Borrower may effect additional cash Dividends (i) in an aggregate amount not to exceed the Available Amount then in effect and (ii) without limit, in the case of each of clauses (i) and (ii), so long as (x) no Default or Event of Default is continuing or would result therefrom and (y) the Borrower is in compliance, on a Pro Forma Basis, with (A) the covenants contained in Sections 10.08 and 10.09 and (B) in the case of any Dividend made in reliance on preceding clause (ii) only, a Leverage Ratio of less than or equal to 2.50 to 1.00, in each case as of the last day of the Calculation Period then most recently ended;
(vi)the Borrower may effect cash Dividends with respect to Borrower Common Stock (whether through payments of dividends, redemptions, purchases or otherwise), so long as (I) no Default or Event of Default then exists or would exist after giving effect to the respective Dividend, (II) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 10.08 and 10.09 as of the last day of the Calculation Period then most recently ended, determined on a ProForma Basis after giving effect to the incurrence of any Indebtedness to finance such Dividend and (III) the aggregate amount of all cash Dividends paid in reliance on this clause (vi) on and after the Second Amendment Effective Date shall not exceed $165,000,000;
(vii)the Borrower may make Dividends in the form of the issuance of additional capital stock to effectuate the Shareholders Rights Plan, so long as no Change of Control would result therefrom;
(viii)Convertible Preferred Stock may be converted into shares of Borrower Common Stock in accordance with the terms of the certificate of designation governing the same;

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(ix)the Borrower and any of its Subsidiaries may purchase or acquire Equity Interests of another Person constituting an Investment, to the extent such Investment is permitted pursuant to Section 10.05;
(x)the Borrower may pay cash in lieu of fractional shares of the Borrower Common Stock issued in connection with a conversion of Convertible Notes in accordance with the relevant provisions of the Convertible Notes Indenture, so long as the aggregate amount of all cash paid pursuant to this clause (x) does not exceed $500,000 in any fiscal year of the Borrower;
(xi)to the extent payment of the same constitutes a Dividend, the Borrower may pay cash “net share” settlements to holders of Convertible Notes payable upon the conversion of the Convertible Notes in accordance with the terms of the Convertible Notes Indenture, to the extent permitted by Section 10.12(iv);
(xii)Dividends (in the form of distributions, redemptions, repurchases or otherwise) may be made by Modular Energy to the extent required by, or made pursuant to, any buy/sell arrangement or any similar binding arrangement between joint venture parties, in each case, that is in effect on the Effective Date; and
(xiii)the Borrower may declare and pay cash Dividends on Borrower Common Stock in the form of dividends or distributions, so long as (I) no Default or Event of Default then exists or would exist after giving effect to the respective Dividend, (II) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 10.08 and 10.09 as of the last day of the Calculation Period then most recently ended, determined on a Pro Forma Basis after giving effect to the incurrence of any Indebtedness to finance such Dividend and (III) the aggregate amount of all cash Dividends paid in reliance on this clause (xiii) shall not exceed $~~50,000,000 in any calendar year~~75,000,000 in any calendar year; provided that, to the extent capacity under preceding clause (III) is not utilized to make Dividends in any calendar year, such unutilized amounts shall carry forward and may be utilized by the Borrower to declare and pay cash Dividends in the immediately succeeding calendar year (after utilization of all capacity under clause (III) for such succeeding calendar year).

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10.07.    Transactions with Affiliates.    The Borrower will not, and will not permitany of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the Borrower or any of its Subsidiaries other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among the Borrower and its Subsidiaries to the extent expressly permitted by Sections 10.02, 10.04, 10.05 and 10.06 shall be permitted (including the payment of interest and principal on intercompany Indebtedness permitted by Section 10.04); (iii) the payment of consulting or other fees to the Borrower by any of its Subsidiaries in the ordinary course of business; (iv) customary fees to non-officer directors of the Borrower and its Subsidiaries; (v) the Borrower and its Subsidiaries perform their respective obligations under the employment agreements in effect on the Effective Date and other employment arrangements with respect to the procurement of services with their respective officers and employees, and enter into and perform their respective obligations under renewals or replacements of such arrangements, in each case so long as such employment arrangements or renewals and replacements thereof are entered into in the ordinary course of business; (vi) Dividends may be paid by the Borrower to the extent permitted by Section 10.06; (vii) payments may be made pursuant to any Tax Allocation Agreement; ~~and~~ (viii) the Borrower and its Subsidiaries may enter into transactions with employees and/or officers of the Borrower and its Subsidiaries in the ordinary course of business, so long as any such material transaction has been approved by the Board of Directors of the Borrower or such Subsidiary; and (ix) any transaction solely between or among the Borrower and/or the Subsidiary Guarantors. In no event shall any management, consulting or similar fee be paid or payable by the Borrower or any of its Subsidiaries to any Affiliate, except as specifically provided in this Section 10.07.
10.08.    Consolidated Interest Coverage Ratio.    The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter of the Borrower (commencing with the fiscal quarter ended closest to June 30, 2011) to be less than 4.50:1.00:
10.09.    Leverage Ratio.    The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending closest to June 30, 2011) to be greater than 3:25:1.00.
10.10.    [Reserved].
10.11.    [Reserved].
10.12.    Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. The Borrower will not, and will not permit any of its Subsidiaries to:
(i)amend or modify, or permit the amendment or modification of, any provision of any Qualified Preferred Stock (including, without limitation, a certificate of designation) in a manner that is inconsistent with the requirements therefor set forth inthe definition “Qualified Preferred Stock” or that could reasonably be expected to be adverse in any material respect to the interests of the Lenders;

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(ii)make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment or redemption (except as expressly required under the terms of the relevant agreement) as a result of any asset sale, change of control or similar event, of any Indebtedness pursuant to, after the incurrence or issuance thereof, any Shareholder Subordinated Note (except to the extent expressly permitted under Section 10.06(ii)) or any Qualified Preferred Stock (except to the extent permitted by Section 10.06); provided that so long as no Default or Event of Default then exists or would result therefrom, shares of Qualified Preferred Stock (including Convertible Preferred Stock) may be converted into shares of Borrower Common Stock in accordance with the certificate of designation governing the same;
(iii)amend, modify or change in a way adverse to the interests of the Lenders in any material respect any Tax Allocation Agreement, any Management Agreement, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificates of designation relating to Qualified Preferred Stock issued as permitted herein), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or any agreement entered into by it, with respect to its capital stock or other Equity Interests, or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock or other Equity Interests which could reasonably be expected to be adverse in any material respect to the interests of the Lenders or, in the case of any Management Agreement, which involves the payment by the Borrower or any of its Subsidiaries of any amount which could give rise to a violation of this Agreement; provided that the foregoing clause shall not restrict (x) the ability of the Borrower and its Subsidiaries to amend their respective certificates of incorporation to authorize the issuance of capital stock otherwise permitted to be issued pursuant to the terms of this Agreement, (y) the ability of the Borrower to enter into, amend or otherwise modify the Shareholders’ Rights Plan or (z) the ability of the Borrower to amend its organizational documents to adopt customary takeover defenses for a public company, such as classification of its board of directors, requirements for notice of acquisition of shares and other similar measures;
(iv)make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or other acquisition for value as a result of any asset sale, change of control or other required “repurchase” event prior to final stated maturity (including any payment in connection with a “conversion” requirement), of any Convertible Notes; provided that so long as no Default or Event of Default then exists or would result therefrom, (x) the Convertible Notes may be redeemed or repurchased ~~inconnection with any “put” or “call”~~ pursuant to the terms of the Convertible Notes Documents ~~(and the Borrower may pay cash in respect of the principal portion of the Convertible Notes so~~

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~~redeemed or repurchased)~~ and (y) the Convertible Notes may be converted into shares of Borrower Common Stock and/or the right to receive cash “net share” settlements in accordance with the conversion provisions of the Convertible Notes Documents (and the Borrower may pay cash “net share” settlements to holders of Convertible Notes payable upon the conversion of the Convertible Notes in accordance with the terms of the Convertible Notes Indenture), so long as in the case of clauses (x) and (y), (1) no Default or Event of Default then exists or would result therefrom, (2~~) in the case of a conversion and payment pursuant to clause (y), such cash “net share” settlements relate exclusively to the “principal portion” of the conversion value of such Convertible Notes, (3~~) after giving effect to any cash payment pursuant to clause (x) or (y) and the incurrence of any Indebtedness to finance the same, (A) the Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenants contained in Sections 10.08 and 10.09 as of the last day of the Calculation Period then most recently ended (for purposes of determining such compliance, however, using the financial covenant level specified in Section 10.08 or 10.09, as the case may be, for the fiscal quarter in which such payment is to be made), (B) the Borrower shall have demonstrated compliance, on a Pro Forma Basis, with a Senior Secured Leverage Ratio of less than 2.75:1.00 as of the last day of the Calculation Period then most recently ended, and (C) the sum of the Total Unutilized Revolving Loan Commitment at such time plus the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and each Subsidiary Guarantor at such time shall equal or exceed $25,000,000, and (~~4~~3) the Borrower shall have delivered to the Administrative Agent on the date of such payment, an officer’s certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (1) ~~through~~and (~~3~~2), ~~inclusive,~~ and containing the calculations required by preceding clause (~~3~~2); provided, however, that the Borrower shall not be required to demonstrate compliance with clause (~~3~~2)(B) above (or certify as to such compliance pursuant to clause (~~4~~3) above) if (x) the Borrower notifies the Administrative Agent in writing of its intention to make a cash payment (and the amount thereof) in reliance on this proviso, and (y) the aggregate amount of the cash payment then made, together with the aggregate amount of all other cash payments made in reliance on this proviso, does not exceed $10,000,000
(v)amend, modify or change any provision of the Convertible Notes Documents or any Permitted Refinancing Debt Documents governing Permitted Refinancing Indebtedness in respect of the Convertible Notes in a manner adverse to the interests of the Lenders in any material respect; provided that in no event shall any such amendment, modification or change shorten the maturity or average life to maturity of the Convertible Notes or Permitted Refinancing Indebtedness in respect thereof, require any payment with respect thereto sooner than previously scheduled, increase the interest rate or fees applicable thereto or grant collateral as security therefor;
(vi)make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase, conversion or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption, conversion or other acquisition for value as a result of any asset sale, change of control or other required “repurchase” event prior to

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final stated maturity (any such payment, prepayment, redemption, repurchase, conversion or other acquisition, a “Debt Repurchase”), of any Permitted Junior Notes or any Permitted Refinancing Indebtedness in respect thereof; provided that the Borrower and its Subsidiaries may at any time effect a Permitted Refinancing of the foregoing Indebtedness (and any Permitted Refinancing Indebtedness thereof, so long as (x) immediately before and after such refinancing, the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants contained in Sections 10.08 and 10.09 as of the last day of the Calculation Period most recently ended prior to the date of such Debt Repurchase, and (y) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of the Borrower, certifying to such officer’s knowledge, compliance with the requirements of preceding clause (x) and the definition of “Permitted Refinancing” and containing the calculations of compliance (in reasonable detail) with preceding clause (x); or
(vii)amend, modify or change any provision of any Permitted Junior Notes Documents or any Permitted Refinancing Debt Documents governing Permitted Refinancing Indebtedness in respect of Permitted Junior Notes in a manner adverse to the interests of the Lenders in any material respect; provided that in no event shall any such amendment, modification or change shorten the maturity or average life to maturity of any Permitted Junior Notes or Permitted Refinancing Indebtedness in respect thereof, require any payment with respect thereto sooner than previously scheduled, increase the interest rate or fees applicable thereto or grant collateral as security therefor;

provided, however, that, notwithstanding the foregoing, (1) the Borrower and its Subsidiaries may effect a Permitted Refinancing of the Convertible Notes with the proceeds of Permitted Junior Debt incurred in accordance with the requirements of Section 10.04(xxi) and the definition of “Permitted Refinancing” and (2) the Borrower and its Subsidiaries may make additional Debt Repurchases of Convertible Notes, Permitted Junior Debt and Permitted Refinancing Indebtedness in respect of such Indebtedness (i) in an aggregate amount not to exceed the Available Amount then in effect and (ii) without limit, in the case of each of clauses (i) and (ii), so long as (x) no Default or Event of Default is continuing or would result therefrom, (y) the Borrower is in compliance, on a Pro Forma Basis, with (A) the covenants contained in Sections 10.08 and 10.09 and (B) in the case of any Debt Repurchase made in reliance on preceding clause (ii) only, a Leverage Ratio of less than or equal to 2.50 to 1.00. in each case as of the last day of the Calculation Period then most recently ended and (z) in the case of any Debt Repurchase made in reliance on this clause (2) in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of the Borrower, certifying to the Borrower’s knowledge, compliance with the requirements of the preceding clauses (x) and (y), containing the calculations of compliance (in reasonable detail) with preceding clause (y) and identifying whether such Debt Repurchase is made in reliance on clause (i) or (ii) or both.

10.13.~~Limitation on Issuance of Capital Stock and Other Equity Interests~~[Reserved]~~. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Stock (or any options, warrants or rights to purchase Preferred Stock),other than issuances by Borrower of Qualified Preferred Stock or Preferred Stock pursuant to the Shareholders’ Rights~~

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~~Plan or (ii) any redeemable common Equity Interests other than common stock or other redeemable common Equity Interests that is or are redeemable at the sole option of the Borrower or such Subsidiary, as the case may be.~~

~~(b)    The Borrower shall not permit any of its Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock), except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the Equity Interests of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, and (iv) Subsidiaries formed after the Effective Date pursuant to Section 10.15 may issue Equity Interests in accordance with the requirements of Section 10.15. All Equity Interests issued in accordance with this Section 10.13(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.~~

10.14.    Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures not prohibited by this Agreement, (vii) any customary restriction or encumbrance with respect to assets subject to Liens permitted by Sections 10.03(iv), (x), (xi), (xii), (xv), (xvi), (xvii), (xviii), (xxi), (xxiii) and (xxiv), (viii) on and after the execution and delivery thereof, the Permitted Junior Notes Documents (and any Permitted Refinancing Debt Documents governing Permitted Refinancing Indebtedness in respect thereof), (ix) the Chinese Factoring Program, the other Foreign Receivables Facilities and the documentation governing the foregoing, (x) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided such restrictions and conditions apply only to the Subsidiary or assets being sold and such sale is permitted hereunder, (xi) restrictions and conditions on any Foreign Subsidiary imposed by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred pursuant to Section 10.04, and (xii) negative pledges and restrictions on Liens in favor of any holder of secured Indebtedness permitted by Section 10.04

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(xxii) and (xxv) but only to the extent the negative pledges and restrictions relate to the property financed by or the subject of such Indebtedness.

10.15. Limitation on the Creation of Subsidiaries.    (a) Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary (other than Non-Wholly Owned Subsidiaries permitted to be established, created or acquired in accordance with the requirements of Section 10.15(b)); provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries, so long as, in each case, (i) at least 5 Business Days’ prior written notice thereof is given to the Administrative Agent (or such lesser prior written notice as may be agreed to by the Administrative Agent in any given case) to the extent such Subsidiary is required to become a Subsidiary Guarantor pursuant to Section 9.11 and clause (iii) below, which notice shall specify, if such new Subsidiary is an Immaterial Subsidiary, the basis for such characterization, (ii) the Equity Interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such Equity Interests, together with appropriate transfer powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary (so long as it remains an Immaterial Subsidiary)) promptly executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 9.11. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 6 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date to the extent requested by the Administrative Agent.
(b)In addition to Subsidiaries of the Borrower created pursuant to preceding clause (a), the Borrower and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Effective Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 10.05; provided that all of the capital stock or other Equity Interests of each such Non-Wholly Owned Subsidiary shall be pledged by any Credit Party which owns same as, and to the extent, required by the Pledge Agreement.
(c)
10.16.    Special Provisions Relating to the Contingent Conversion of Convertible Notes. The Borrower will not (i) distribute to all or substantially all holders of its common Equity Interests (x) rights or warrants entitling such holders (for a period of not more than 60 days after the date of such distribution) to subscribe for or purchase shares of its common Equity Interests at a price per share less than the average of the last reported sale price of its common Equity Interests for the 10 consecutive trading day period ending on the trading day immediately preceding the declaration date of such distribution or (y) debt securities, assets or rights to purchase its Equity Interests that have a per share value (as determined by the board of directors of the Borrower) exceeding 10% of the last reported sale price of its common Equity Interests on the trading day immediately preceding the declaration date for such distribution or (ii) take any other corporate

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action within its control which triggers a conversion right for holders of Convertible Notes in accordance with the terms of the Convertible Notes Documents (excluding, however, for avoidance of doubt, so-called “bond parity” or “stock price” contingent conversion triggers).

SECTION 11. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):
11.01. Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or
11.02. Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or
11.03. Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(e)(i), 9.01(i), 9.10, 9.14 or 10 (other than, to the extent (and only to the extent) the respective default relates to a Subsidiary established, created or acquired after the Effective Date the book value of the gross assets of which does not exceed $500,000, Section 10.15), or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.01, 11.02 or clause (a) of this Section 11.03) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders (or, in the case of Section 5.02(j), the applicable Letter of Credit Issuer); or
11.04. Default Under Other Agreements. (a)    The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after the period of grace, if any, and with the giving of any notice that tolls a grace period, if required), any such Indebtedness to become due prior to its stated maturity (it being understood that a default or other event or condition described above in this clause (ii) shall cease to constitute an Event of Default if and when same has been cured or otherwise ceases to exist, in each case prior to the taking of any action by the Administrative Agent or the Required Lenders pursuant to the last paragraph of this Section 11); or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 11.04 unless

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the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $~~25,000,000~~50,000,000 at any one time; provided further, that this Section 11.04 shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness as long as such Indebtedness is repaid within five (5) Business Days of when it is due; or
11.05. Bankruptcy, etc. The Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) and the petition is not controverted within 20 days, or is not dismissed within 90 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary); or the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary); or there is commenced against the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 90 days; or the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or
11.06. ERISA. An ERISA Event shall occur which results or could reasonably be expected to ~~result in liability to the Borrower in an aggregate amount in excess of $25,000,000 or otherwise~~ have a Material Adverse Effect; or
11.07. Security Documents. Any Security Document shall cease to be in fullforce and effect (other than in accordance with the terms thereof), or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, other than Collateral with an aggregate fair market value of less than or equal to $10,000,000), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.03), and subject to no other Liens (except as permitted by Section 10.03); or
11.08. Guaranty. Any Guaranty or any provision thereof shall cease to be in full force and effect (other than in accordance with the terms thereof), or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Guaranty; or

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11.09. Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) in excess of $~~25,000,000~~50,000,000 (or, if the Borrower is in compliance, on a Pro Forma Basis, with a Leverage Ratio of less than or equal to 2.50 to 1.00 as of the last day of the Test Period then most recently ended for which financial statements have been delivered (or were required to be delivered) to the Lenders pursuant to Section 9.01(a) or (b) (as set forth in the officer’s certificate then last delivered (or required to be delivered) pursuant to Section 9.02(d)), $75,000,000) for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days ~~from~~of the entry thereof; provided, that, any judgment relating to the arbitration award In Enersys Delaware, Inc. v. Altergy Systems (Case No. 74-198-Y-01772-12), with confirmation proceedings pending before the United States District Court for the Northern District of California (Case No. 14-cv-02212-JD), shall not be considered to be a judgment that gives rise to a Default under this Section 11.09 (or be included as a judgment or decree subject to this Section 11.09) for the purposes of this Agreement, unless and until such judgment shall not have been paid, vacated, discharged or stayed or bonded pending appeal within 45 days of the entry thereof; or
11.10. Ownership. A Change of Control shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 11.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 11.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower’s reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 5.02.

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SECTION 12. The Agents.
12.01. Appointment. (a)    Each Lender (on behalf of itself and on behalf of its Affiliates as potential Other Creditors) hereby irrevocably appoints, designates and authorizes Bank of America as Administrative Agent and as Collateral Agent for such Lender (or such Affiliate) (and Bank of America hereby accepts such appointment as Administrative Agent and Collateral Agent), Wells Fargo Bank as Syndication Agent for such Lender, and RBIF and PNC as Co-Documentation Agents for such Lender (for purposes of this Section 12, the term “Agents” shall mean Bank of America in its capacity as Administrative Agent hereunder and in its capacity as Collateral Agent hereunder and pursuant to the Security Documents, Wells Fargo Bank in its capacity as Syndication Agent and RBIF and PNC in their capacities as Co-Documentation Agents), to act on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender (or any Affiliate thereof) or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, regardless of whether a Default or an Event of Default has occurred and is continuing. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, the Administrative Agent (for purposes of this sentence, including in its capacity as Collateral Agent) (i) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law and (ii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 12 with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Section 12 and in the definition of “Agent-Related Person” included the Letter of

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Credit Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Letter of Credit Issuer.
12.02. Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact, including, for the purposes of any payments in a currency other than U.S. Dollars, such sub-agents as shall be deemed necessary by such Agent, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent, sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable judgment). Any such agent, sub-agent or other Person retained or employed pursuant to this Section 12.02 shall have all the benefits and immunities provided to any Agent in this Section 12 with respect to any acts taken or omissions suffered by such Person in connection herewith or therewith, as fully as if the term “Agent” as used in this Section 12 and in the definition of “Agent-Related Person” included such additional Persons with respect to such acts or omissions.
12.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable judgment) in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.
12.04. Reliance by Administrative Agent. (a)    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless such Agent shall first receive such advice or concurrence of the Required Lenders as such Agent deems appropriate (including, without limitation, for purposes of making determinations pursuant to the definition of “Permitted Junior Notes”) and, if such Agent so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or

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consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)For purposes of determining compliance with the conditions specified in Sections 6 and 7 and the definition of “Permitted Junior Notes”, each Agent and each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, the Collateral Agent, any other Agent and/or a Lender unless the Administrative Agent shall have received notice from an objecting Agent or Lender prior to the Effective Date or other relevant date of determination, as the case may be, specifying its objection thereto. Without limiting the foregoing, it is understood and agreed that each Lender has the right to request from the Administrative Agent and/or the Collateral Agent a copy of (x) any item required to be delivered pursuant to Section 6 which is required to be satisfactory in form, scope and substance to the Administrative Agent, the Collateral Agent or any other Agent and (y) any Permitted Junior Notes Documents entered into in connection with Indebtedness incurred pursuant to Section 10.04(xxi).
12.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 11; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.
12.06. Credit Decision; Disclosure of Information by the Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems

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necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent herein, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
12.07. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as of the time that the applicable indemnity payment is sought and as if there were no Defaulting Lenders) and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.07. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share (i.e., in proportion to such Lender’s respective “percentage” as used in determining the Required Lenders (determined as of the time that the applicable expense reimbursement is sought and as if there were no Defaulting Lenders)) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 12.07 shall survive termination of the Total Commitment, the payment of all other Obligations and the resignation of the Agents.
12.08. Agents in their Individual Capacities. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates (including, without limitation, underwriting and/or placing any Permitted Junior Notes) as though such Agent were not an Agent, the Swingline Lender (if applicable) or the Letter of Credit Issuer (if applicable) hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans and all Obligations owing it, any Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, the Swingline Lender (if applicable) or a

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Letter of Credit Issuer (if applicable), and the terms “Lender” and “Lenders” include any Agent in its individual capacity.
12.09. Successor Agents. (a) The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Letter of Credit Issuer and Swingline Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Letter of Credit Issuer and Swingline Lender and the respective terms “Administrative Agent,” “Letter of Credit Issuer” and “Swingline Lender” shall mean such successor administrative agent, Letter of Credit issuer and Swingline lender, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring Letter of Credit Issuer’s and Swingline Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Letter of Credit Issuer or Swingline Lender or any other Lender, other than the obligation of the successor Letter of Credit Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12 and Sections 13.04 and 13.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
(b)The Syndication Agent may resign as Syndication Agent upon 5 days’ notice to the Lenders. If the Syndication Agent resigns under this Agreement, the Administrative Agent shall succeed to all the rights, powers and duties of the retiring Syndication Agent, and the retiring Syndication Agent’s appointment, powers and duties as Syndication Agent shall be terminated, without any other or further act or deed on the part of such retiring Syndication Agent. After any retiring Syndication Agent’s resignation hereunder as Syndication Agent, the provisions of this Section 12 and Sections 13.04 and 13.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Syndication Agent under this Agreement.
(c)Any Co-Documentation Agent may resign as a Co-Documentation Agent upon 5 days’ notice to the Lenders. If a Co-Documentation Agent resigns under this Agreement, the Administrative Agent shall succeed to all the rights, powers and duties of the retiring Co-Documentation Agent, and the retiring Co-Documentation Agent’s appointment, powers and duties

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as Co-Documentation Agent shall be terminated, without any other or further act or deed on the part of such retiring Co-Documentation Agent. After any retiring Co-Documentation Agent’s resignation hereunder as Co-Documentation Agent, the provisions of this Section 12 and Sections 13.04 and 13.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Documentation Agent under this Agreement.
12.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Outstandings shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Outstandings and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 4.01 and 13.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.01 and 13.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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12.11. Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent (including in its capacity as Collateral Agent), at its option and in its discretion,
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Security Document (i) upon termination of the Total Commitment and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (or such Letters of Credit having been Cash Collateralized or Back-Stopped), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document (other than a sale to the Borrower or any of its Subsidiaries), or (iii) subject to Section 13.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Security Document to the holder of any Lien on such property that is permitted by Sections 10.03(x), (xi) and (xvii); and
(c)to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 12.11.
12.12. Other Agents; Arrangers and Managers. None of the Lenders or otherPersons identified on the facing page or signature pages of this Agreement as a “co-agent,” “co-manager,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 13.    Miscellaneous.

13.01.        Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon(except in connection with a waiver of applicability of any post-default interest rates or Fees), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this

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clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction; provided that such amendment or modification was not made primarily for the purpose of reducing the interest rate or Fees hereunder), (ii) reduce the amount of or extend the date of any Scheduled Incremental Term Loan Repayment, (iii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iv) amend, modify or waive any provision of this Section 13.01 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the Effective Date), (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vii) amend or modify Section 13.19(a), except in connection with an amendment that provides for a prepayment of Loans by the Borrower (offered ratably to all Lenders with Loans under the applicable Tranche) at a discount to par on terms and conditions approved by the Required Lenders (it being understood, however, that any Lender may decline to participate in any such offer to prepay below par in its sole discretion) or (viii) release the Borrower from this Agreement or the Borrower Guaranty; provided further, that no such change, waiver, discharge or termination shall (1) be effective without the written acknowledgment (though not consent) of the Administrative Agent (such acknowledgment not to be unreasonably withheld or delayed), (2) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory prepayment of Loans or a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (3) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (4) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (5) without the consent of the respective Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (6) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (7) without the written consent of the Majority Lenders of a Tranche affected thereby, impose any greater restriction on the ability of any Lender to assign any of its rights or obligations with respect to such Tranche hereunder, (8) except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Revolving Loans pursuant to this Agreement as in effect on the Effective Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 5.01 or 5.02 (excluding Section 5.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (9) without

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the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date).

(b)    If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (viii), inclusive, of the first proviso to Section 13.01(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment (if such Lender’s consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 4.02(b) and/or 5.01(vii); provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided further, that the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso appearing in Section 13.01(a).

(c)    Notwithstanding anything to the contrary contained in Section 13.01(a) and (d), the Borrower, the Administrative Agent and each Incremental Term Loan Lender and Incremental RL Lender may, in accordance with the provisions of Section 2.15 or 2.16, as the case may be, enter into an Incremental Loan Commitment Agreement; provided that after the execution and delivery by the respective Borrower, the Administrative Agent and each such Lender party to such Incremental Loan Commitment Agreement, such Incremental Loan Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.01.
(d)    Notwithstanding the foregoing, (x) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, each Letter of Credit Issuer and the Swingline Lender) if (i) by the terms of such agreement the Revolving Loan Commitment of each Lender not consenting to the amendment provided for therein shall terminate

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upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 13.04) in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (y) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

13.02.        Notices and Other Communications; Facsimile Copies. (a) General.
Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered by hand or overnight courier service to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Borrower, any Agent, the Collateral Agent, any Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule II or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties pursuant to Section 13.02(f); and

(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender pursuant to Section 13.02(f).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not sent during normal business hours for the recipient, such notices shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2, 3 or 4 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its

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discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed given upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Agents, the Collateral Agent, and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d)    Reliance by Administrative Agent and Lenders. The Administrative Agent, the Collateral Agent, and the Lenders shall each be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) believed by it in good faith to have been given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed by the respective such Person in good faith to have been given by or on behalf of the Borrower or any other Credit Party. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS

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OR THE PLATFORM. In no event shall the Administrative Agent or any Agent-Related Persons (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(f)    Change of Address, Etc. Each of the Borrower, the Administrative Agent, any Letter of Credit Issuer and the Swingline Lender may change its address, e-mail address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, e-mail address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law (and all regulations, orders and restrictions thereunder), including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

13.03.    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as the case may be) hereunder and under the other Credit Documents, (b) any Letter of Credit Issuer

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or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Letter of Credit Issuer or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 13.09 (subject to the terms of Section 13.19), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 13.19, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

13.04.    Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Agent and the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs; provided that the Borrower shall only be responsible for the reasonable documented out-of-pocket fees and disbursements of one primary counsel to the Agents and the Lenders, (and, if reasonably necessary, one regulatory counsel and one local counsel in each jurisdiction the laws of which govern any of the Credit Documents or in which the Borrower or any of its Subsidiaries is organized or owns property or assets (a “Relevant Jurisdiction”)), and, solely in the case of any actual or potential conflict of interest as determined by any Agent or Lender affected by such conflict, such Agent’s or Lender’s own firm of counsel (and, if reasonably necessary, one regulatory counsel and one local counsel in each Relevant Jurisdiction to such affected Agent or Lender), (b) to pay or reimburse the Administrative Agent, each Letter of Credit Issuer and the Swingline Lender for all costs and expenses incurred in connection with the Back-Stop Arrangements entered into by such Persons and (c) to pay or reimburse each Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing and recording charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent or the Collateral Agent and the cost of independent public accountants and other outside experts retained by any Agent, the Collateral Agent, or any Lender. All amounts due under this Section 13.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

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13.05.    Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, partners, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee and (y) that the Borrower shall only be responsible for the reasonable documented out-of-pocket fees and disbursements of one primary counsel to the Indemnitees (and, if reasonably necessary, one regulatory counsel and one local counsel in each Relevant Jurisdiction), and, solely in the case of any actual or potential conflict of interest as determined by any Indemnitee affected by such conflict, such Indemnitee’s own firm of counsel (and, if reasonably necessary, one regulatory counsel and one local counsel in each Relevant Jurisdiction to such affected Indemnitee). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement. No party to this Agreement shall have any liability for any special, indirect, consequential or punitive damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date); provided, however, that the foregoing shall not relieve the Borrower of its indemnification obligations set forth in this Section 13.05 to the extent any Indemnitee is found so liable. All amounts due under this Section 13.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

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13.06.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent, the Collateral Agent, or any Lender, or any Agent, the Collateral Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment.

13.07.    Successors and Assigns. (a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letters of Credit and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment and/or (without duplication) Loans subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than (x) $5,000,000, in the case of an assignment of Revolving Loan Commitments (and related Obligations) and (y) $1,000,000, in the case of an assignment of Incremental Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall

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be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; provided further, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swingline Loans or (y) prohibit any Lender from assigning all or a portion of its obligations as among separate Tranches on a non-pro rate basis; (iii) any assignment of a Revolving Loan Commitment must be approved by each of the Administrative Agent, each Letter of Credit Issuer and the Swingline Lender; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.05, 5.04, 13.04 and 13.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Notice Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

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(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letters of Credit Outstandings and/or Swingline Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, except to the extent such amendment, modification or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates or Fees) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment or mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction; provided that such amendment or modification was not made primarily for the purpose of reducing the interest rate or Fees hereunder), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Loans hereunder in which such participant is participating, (iv) amend or modify Section
13.19(a), except in connection with an amendment that provides for a prepayment of Loans by the Borrower (offered ratably to all Lenders with Loans under the applicable Tranche) at a discount to par on terms and conditions approved by the Required Lenders or (v) release the Borrower from this Agreement or the Borrower Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.05 and 5.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.09 as though it were a Lender; provided such Participant agrees to be subject to Section 13.19(b) as though it were a Lender.

(e)    A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.05, or 5.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a non-

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U.S. Lender for purposes of Section 5.04 if it were a Lender shall not be entitled to the benefits of Section 5.04 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.04 as though it were a Lender.

(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and, in the case of an assignment of Revolving Loan Commitments (and related Obligations), each Letter of Credit Issuer and the Swingline Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have approved any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; provided further, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of its Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(h)    Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Letter of Credit Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Letter of Credit Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Letter of Credit Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Letter of Credit Issuer or Swingline Lender, as the case may be. If Bank of America resigns as Letter of Credit Issuer, it shall retain all the rights and obligations of the Letter of Credit Issuer hereunder with respect to all Letters of Credit Outstandings as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Outstandings with respect thereto (including the right to require the Lenders to fund risk participations in Unpaid Drawings pursuant to Section 3.03(c)). If Bank of America resigns as Swingline Lender, it shall

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retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Mandatory Borrowings pursuant to Section 2.01(e).

(i)    Notwithstanding anything to the contrary contained in Section 13.07(b) above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above in said Section, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Lender and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Lender from its obligations as an L/C Participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Lender, that it shall be responsible for such amounts).

(j) At the time of each assignment pursuant to Section 13.07(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.04(b)(ii) Certificate and/or such forms, documentation or other information demonstrating an assignee has complied with the applicable reporting requirements of FATCA) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitment and outstanding Obligations pursuant to Section 2.13 or Section 13.07(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 2.10, 2.11, 3.05 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

13.08.    Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information

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(x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries, (i) to market data collectors and ratings agencies who are informed of the confidential nature of such information and are instructed to keep such information confidential or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by confidentiality provisions at least as restrictive as the provisions of this Section 13.08). For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to confidential information of its customers.

13.09.     Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender (acting in any capacity hereunder) is authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by such Lender to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

13.10.     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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13.11.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.12.     Integration. This Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

13.13.     Survival. (a) All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

(b)    All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.05, 5.04, 12.07, 13.04 and 13.05, shall, subject to the provisions of Section 13.18 (to the extent applicable), survive the execution and delivery of this Agreement and the making and repayment of the Loans.

13.14.     Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.15.     Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

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(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

13.16.     Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.17.     USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each Subsidiary Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower or such Subsidiary Guarantor, which information includes the name and address of the Borrower or such Subsidiary Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or such Subsidiary Guarantor in accordance with the Act.

13.18.     Limitation on Additional Amounts; Cash Collateral, etc. (a) Notwithstanding anything to the contrary contained in Section 2.10, 2.11, 3.05 or 5.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on

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capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount pursuant to said Section 2.10, 2.11, 3.05 or 5.04, as the case may be, to the extent of the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital that are incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.10, 2.11, 3.05 or 5.04, as the case may be. This Section 13.18 shall have no applicability to any Section of this Agreement other than said Sections 2.10, 2.11, 3.05 and 5.04.

(b)    So long as no Default or Event of Default shall exist and be continuing, at any time that the Borrower has on deposit with the Collateral Agent any cash collateral securing any of the Obligations, the Borrower shall have the right to direct the Collateral Agent to invest such cash collateral in Cash Equivalents reasonably satisfactory to the Administrative Agent until such time as such Cash Collateral is applied to the repayment of Obligations or otherwise disbursed in accordance with the provisions of this Agreement and the other Credit Documents.

13.19.     Payments Pro Rata; Sharing of Payments. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)    If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans (other than the Swingline Loans) made by it, or the participations in Letter of Credit Outstandings or in Swingline Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in Letter of Credit Outstandings or Swingline Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 13.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 13.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

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The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(c)    Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.19(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

13.21. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that except as otherwise specifically provided herein, all computations determining Excess Cash Flow (including the Applicable Excess Cash Flow Percentage), the Applicable Margins and compliance with Sections 5.02, 9.14 and 10, including in each case definitions used therein, shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the March 31, 2010 financial statements of the Borrower delivered to the Lenders pursuant to Section 8.09(b); provided further, that (i) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis, (ii) for all purposes of this Agreement, all Chinese Receivables Indebtedness and

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other Foreign Receivables Indebtedness shall be treated as Indebtedness of the Borrower and its Subsidiaries hereunder, regardless of any differing treatment pursuant to generally accepted accounting principles and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 9 and/or 10, any amounts so incurred or expended (to the extent incurred or expended in a currency other than U.S. Dollars) shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate U.S. Dollar limitation therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and is expressed in terms of U.S. Dollars, all outstanding amounts originally incurred or spent in currencies other than U.S. Dollars shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the U.S. Dollar amount outstanding at any time).

(b) All computations of interest (except as provided in the immediately succeeding sentence) and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of Base Rate interest hereunder determined by reference to clause (b) of the definition of “Base Rate” shall be made on the actual number of days elapsed over a year of 365/366 days.

13.22. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the Borrower, each Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent at the Notice Office or at the office of the Administrative Agents’ counsel. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

13.23. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.24. Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided that the Borrower shall not be responsible for costs arising under Section 2.10, 2.11, 3.05 or 5.04 resulting from any such transfer (other than a transfer pursuant to Section 2.12) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

13.25 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Foreign Persons. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and Equity Interests in, various Persons owned by

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the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States (or any state thereof) to perfect the security interests in the Equity Interests of, and promissory notes issued by, any Person organized under the laws of the United States or any state thereof (in each case, to the extent said Equity Interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than the United States or any state thereof, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Borrower hereby agrees that, following any request by the Administrative Agent or Required Lenders to do so, the Borrower shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are reasonably determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.25, all such actions shall be taken in accordance with the provisions of this Section 13.25 and Section 9.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States or any state thereof) not required to be taken in accordance with the provisions of this Section 13.25; provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.25 or pursuant to Section 9.11.

13.26. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent and each Joint Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent

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or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Joint Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Joint Lead Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

13.27. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.28. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that the Borrower and its Subsidiaries shall be required to take the actions specified on Schedule XI as promptly as practicable and in any event within the time periods set forth on Schedule XI (or such longer period as may be agreed by the Administrative Agent in its sole discretion). The provisions of Schedule XI shall be deemed incorporated herein by reference as if set forth herein in their entirety.

All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.28 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.28 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a covenant and agreement by the Borrower to each of the Lenders that the actions required pursuant to this Section 13.28 will be, or have been, taken within the relevant time periods referred to in this Section 13.28 and that, at such time, all representations and warranties contained in this Agreement and the other

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Credit Documents shall then be true and correct without any modification pursuant to this Section 13.28. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

SECTION 14. Borrower Guaranty.
14.01. The Borrower Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Lenders or any of their respective affiliates to enter into and/or maintain Interest Rate Protection Agreements, Other Hedging Agreements and Commodities Agreement (including the Existing Hedging Agreements), and in recognition of the direct benefits to be received by each Credit Agreement Party from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into and maintenance of Interest Rate Protection Agreements, Other Hedging Agreements and Commodities Agreement, the Borrower hereby agrees with the Lenders as follows: the Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Relevant Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Relevant Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, the Borrower unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Relevant Guaranteed Obligations. This Borrower Guaranty is a guaranty of payment and not of collection. This Borrower Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Guaranteed Party), then and in such event the Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation of this Borrower Guaranty or any other instrument evidencing any liability of any other Guaranteed Party, and the Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
14.02. Bankruptcy. Additionally, the Borrower unconditionally and irrevocably guarantees the payment of any and all of the Relevant Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Guaranteed Party upon the occurrence of any of the events specified in Section 11.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.
14.03. Nature of Liability. The liability of the Borrower hereunder is exclusive and independent of any guaranty of the Relevant Guaranteed Obligations whether executed by the Borrower, any other guarantor or by any other party, and the liability of the Borrower hereunder is not affected or impaired by (a) any direction as to application of payment by any Guaranteed Party

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or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the Relevant Guaranteed Obligations which any such Guaranteed Creditor repays to any Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.
14.04. Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Relevant Guaranteed Obligations shall affect, impair or be a defense to this Borrower Guaranty, and this Borrower Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Relevant Guaranteed Obligations of the Borrower. The obligations of the Borrower hereunder are independent of the obligations of any Guaranteed Party, any other guarantor or any other Person and a separate action or actions may be brought and prosecuted against the Borrower whether or not action is brought against any Guaranteed Party, any other guarantor or any other Person and whether or not any Guaranteed Party, any other guarantor or any other Person be joined in any such action or actions. The Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Guaranteed Party with respect to any Relevant Guaranteed Obligations or other circumstance which operates to toll any statute of limitations as to such Guaranteed Party shall operate to toll the statute of limitations as to the Borrower.

14.05. Authorization. The Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
(a)change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the rate of interest thereon) or any liability incurred directly or indirectly in respect thereof, and this Borrower Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed, increased or altered;
(b)take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;
(c)exercise or refrain from exercising any rights against any Guaranteed Party or others or otherwise act or refrain from acting;

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(d)release or substitute any one or more endorsers, guarantors, any Guaranteed Party or other obligors;
(e)settle or compromise any of the Relevant Guaranteed Obligations or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Guaranteed Party to its respective creditors other than the Guaranteed Creditors;
(f)apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Guaranteed Party remain unpaid;
(g)consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement, Other Hedging Agreement or Commodity Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or
(h)take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Borrower from its liabilities under this Borrower Guaranty.
14.06. Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder by the relevant Borrower.
14.07. Subordination. Any of the indebtedness of any Guaranteed Party now or hereafter owing to the Borrower is hereby subordinated to the Relevant Guaranteed Obligations of such Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Guaranteed Party to the Borrower shall be collected, enforced and received by the Borrower for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Relevant Guaranteed Obligations of such Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Borrower under the other provisions of this Borrower Guaranty. Prior to the transfer by the Borrower to any Person (other than a Subsidiary Guarantor) of any note or negotiable instrument evidencing any of the indebtedness of any Guaranteed Party to the Borrower, the Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Borrower hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been irrevocably paid in full in cash.
14.08. Waiver. (a)    The Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against

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any Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. The Borrower waives any defense based on or arising out of any defense of any Guaranteed Party, any other guarantor or any other party, other than payment in full in cash of the Relevant Guaranteed Obligations, based on or arising out of the disability of any Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Relevant Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Guaranteed Party other than payment in full in cash of the Relevant Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of the Borrower hereunder except to the extent the Relevant Guaranteed Obligations of the Borrower have been paid in full in cash. The Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Borrower against any Guaranteed Party or any other party or any security.
(b)The Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Borrower Guaranty, and notices of the existence, creation, modification or incurring of new or additional Relevant Guaranteed Obligations. The Borrower assumes all responsibility for being and keeping itself informed of each Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which the Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the Borrower of information known to them regarding such circumstances or risks.
(c)Until such time as the Relevant Guaranteed Obligations have been paid in full in cash, the Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any other guarantor of the Relevant Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Borrower Guaranty.
(d)The Borrower warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.
14.09. Payments. All payments made by the Borrower pursuant to this Section 14 shall be made in U.S. Dollars. All payments made by the Borrower pursuant to this Section14 will

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be made without setoff, counterclaim or other defense, and shall be subject to the payment provisions applicable to the Borrower in Sections 5.03 and 5.04.

* * *

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ENERSYS

By:
Name:
Title:

Signature Page to EnerSys Credit Agreement (2011)

NEWYORK 9228865 (2K)

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

Signature Page to EnerSys Credit Agreement (2011)

NEWYORK 9228865 (2K)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to EnerSys Credit Agreement (2011)

NEWYORK 9228865 (2K)

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender and as Co‑Documentation Agent

By:
Name:
Title:

Signature Page to EnerSys Credit Agreement (2011)

NEWYORK 9228865 (2K)

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Documentation Agent

By:
Name:
Title:

Signature Page to EnerSys Credit Agreement (2011)

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SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ENERSYS, THE LENDERS FROM TIME TO TIME PARTY HERETO, BANK OF AMERICA, N.A. AS ADMINISTRATIVE AGENT, WELLS FARGO BANK, NATIONAL ASSOCIATION AS SYNDICATION AGENT, AND RB INTERNATIONAL FINANCE (USA) LLC AND PNC BANK, NATIONAL ASSOCIATION AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

By:
Name:
Title:

Signature Page to EnerSys Credit Agreement (2011)

NEWYORK 9228865 (2K)

SCHEDULE I

LIST OF LENDERS AND COMMITMENTS

Lender	Commitment
Bank of America, N.A.	$30,000,000.00
Wells Fargo Bank, National Association	$30,000,000.00
TD Bank, N.A.	$30,000,000.00
PNC Bank, National Association	$25,000,000.00
RB International Finance (USA) LLC	$25,000,000.00
Citizens Bank of Pennsylvania	$20,000,000.00
JPMorgan Chase Bank, N.A.	$20,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$20,000,000.00
HSBC Bank USA, N.A.	$20,000,000.00
Sovereign Bank, N.A.	$18,000,000.00
National Penn Bank	$16,000,000.00
Branch Banking and Trust Company	$15,000,000.00
Fifth Third Bank	$15,000,000.00
DZ Bank AG	$13,000,000.00
First National Bank of Pennsylvania	$13,000,000.00
The Northern Trust Company	$10,000,000.00
Intesa Sanpaolo S.p.A., New York Branch	$10,000,000.00
Svenska Handelsbanken (AB) Publ	$10,000,000.00
First Niagara Bank, N.A.	$10,000,000.00
Grand Total	$350,000,000.00

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SCHEDULE II

ADDRESSES

LENDERS:	ADDRESSES:
BANK OF AMERICA, N.A.
Bank of America Corporate Center
100 North Tryon Street
Mail Code: NC1-007-17-19
Charlotte, NC 28255-0001
Telephone: 980-388-6392
Facsimile: 980-233-7417
Attention: Christopher P. Burns
e-mail: christopher.p.burns@baml.com

WELLS FARGO BANK, NATIONAL ASSOCIATION	7711 Plantation Road Roanoke, VA 24019 Telephone: 866-647-7249 Option 4, then Option 2 for Servicing Facsimile: 704-715-0099 Attention: Specialized Loans e-mail: specializedloans@wachovia.com
PNC BANK, NATIONAL ASSOCIATION	1600 Market Street Philadelphia, PA 19103 Telephone: 215-585-5348 Facsimile: 215-585-6987 Attention: Denise D. Killen e-mail: denise.killen@pnc.com
RB INTERNATIONAL FINANCE (USA) LLC	7 Kenosia Avenue Danbury, CT 06810 Telephone: 203-207-7722 Facsimile: 203-744-6474 Attention: John Valiska e-mail: jvaliska@usafinance.rbinternational.com
HSBC BANK USA, NATIONAL ASSOCIATION	150 N Radnor-Chester Road, Suite 250 Radnor, PA 19087 Telephone: 367-575-0042 Facsimile: Attention: Susan Waters e-mail: susan.waters@us.hsbc.com
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	1251 Avenue of the Americas New York, NY 10020-1104 Telephone: 212-782-4331 Facsimile: 212-782-4981 Attention: Scott O’Connell e-mail: soconnell@us.mufg.jp
JPMORGAN CHASE BANK, N.A.	277 Park Ave., 23rd Floor New York, NY 10172 Telephone: 212-622-8804 Facsimile: 646-534-3081 Attention: Anthony Galea e-mail: anthony.galea@jpmorgan.com
CITIZENS BANK OF PENNSYLVANIA	3025 Chemical Road, suite 300 Plymoutn Metting, PA 19452 Telephone: 610-941-4155 Facsimile: 610-941-4136 Attention: Devon Starks e-mail: devon.starks@rbscitizens.com

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SCHEDULE II

LENDERS:	ADDRESSES:
TD BANK, N. A.	31 West 52nd Street New York, NY 10019 Telephone: 212-827-7464 Facsimile: 212-827-7807 Attention: M. Bernadette Collin e-mail: bernadette.collins@td.com
SOVEREIGN BANK	601 Penn Street Reading, PA 19601 Telephone: 610-378-6224 Facsimile: 610-378-6201 Attention: Brett Gibble e-mail: bgibble@sovereignbank.com
NATIONAL PENN BANK
~~1100 Berkshire Blvd.~~1340 Broadcasting Road, Suite
~~210~~
200
Wyomissing, PA 19610
Telephone: ~~717-725-4069~~610-685-9432
Facsimile: ~~610~~601-396-9547
Attention: ~~William R. Hauber~~Barbara H. Pattison e-mail: ~~william.hauber~~barbara.pattison@nationalpenn.com

DZ BANK, AG	609 Fifth Ave., 7th Floor New York, NY 10017 Telephone: 212-745-1568 Facsimile: 212-745-1422 Attention: Paul Fitzpatrick e-mail: paul.fitzpatrick@dzbank.de
FIRST NATIONAL BANK OF PENNSYLVANIA	4140 East State Street Hermitage, PA 16148 Telephone: 412-395-2036 Facsimile: 412-231-3584 Attention: Diane Geisler e-mail: geisler@fnb-corp.com
TAIWAN BUSINESS BANK, L.A. BRANCH	633 West 5th Street, Suite 2280 Los Angeles, CA 90071 Telephone: 213-892-1260 Facsimile: 213-892-1270 Attention: Kate Chou e-mail: tbblacredit@pacebell.net
INTESA SANPAOLO S.P.A	1 Williams Street New York, NY 10004 Telephone: 212-607-3918 Facsimile: 212-809-9780 Attention: John Michalisin e-mail: jmichalisin@intesasanpaolo.us
THE NORTHERN TRUST COMPANY	50 S. LaSalle Street Chicago, IL 60603 Telephone: 312-444-4243 Facsimile: 312-557-1425 Attention: Andrew Holtz e-mail: adh11@ntrs.com
UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY	592 Fifth Avenue, 10th Floor New York, NY 10036 Telephone: 646-472-8139

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SCHEDULE II

LENDERS:	ADDRESSES:
Facsimile: 212-382-1881 Attention: Kelly Chan e-mail: kelly.chan@uobgroup.com
FIRST NIAGARA BANK, N.A.
~~483 Main Street~~
~~Harleysville~~401 Plymoth Road, Suite 600
Plymouth Meeting, PA  ~~19438~~19462
Telephone: ~~215-513-2382~~610-831-1821
Facsimile: ~~215-256-9157~~484-530-7317
Attention: Carl Geolz
e-mail: carl.goelz@fnfg.com

FIRSTMERIT BANK, N.A.	106 South Main Street Akron, OH 44308 Telephone: 330-996-6420 Facsimile: 330-996-6394 Attention: Robert Mortan e-mail: robert.morlan@firstmerit.com
SVENSKA HANDELSBANKEN (PUBL) AB, NEW YORK BRANCH	875 Third Avenue New York, NY 10022 Telephone: 212-326-2736 Facsimile: 212-326-2705 Attention: Nancy D’Albert e-mail: naca01@handelsbanken.se
SOCIETE GENERALE	1221 Avenue of the Americas New York, NY 10020 Telephone: 212-278-6359 Facsimile: 212-278-7462 Attention: Louis Antonelli e-mail: louis.antonelli@sgcib.com
BORROWER:	ADDRESS:
ENERSYS	2366 Bernville Road Reading, PA 19605 Telephone: 610-208-1991 Facsimile: 610-208-1671 Attention: Michael J. Schmidtlein e-mail: michael.schmidtlein@enersys.com

NEWYORK 9228866 (2K)

SCHEDULE III

REAL PROPERTY

(a) Owned Real Property

Country/State	City	Facility Address	Current Listed Owner	Current Use
Bulgaria	Targovishte	Industralen Rayon, Postol Code 7700, Targovishte, Bulgaria	Energia AD	Manufacturing
China	Chaozhou	East Part of Pilot Zone of Anbu Economic Development Zone, Chaoan, Chaozhou, Guangdong, China	EnerSys (Chaozhou) Huada Batteries Co. Ltd.	Manufacturing
China	Chongqing	Shuangqiao Industrial Zone, Shuangqiao District, Chongqing PRC	EnerSys (Chongqing) Huada Batteries Co. Ltd.	Manufacturing
China	Jiangdu	EnerSys (Jiangsu) Huada Batteries Company Limited, South End of Xindu Road, Jiangdu, Jiangsu, China 225202	EnerSys (Jiangsu) Huada Batteries Co. Ltd.	Manufacturing
Czech Republic	Hostomice	267 24, Hostomice 555, Czech Republic	EnerSys s.r.o.	Manufacturing
France	Brebieres	Parc d'activite, horizon 2000, 62117, Brebieres, France	EnerSys S.A.R.L.	Manufacturing, Warehouse and Office
France	Arras	Rue Alexander Fleming Zone Industrielle Est - B.P. 963 - 62033 Arras Cedex, Arras, France 62000	EnerSys S.A.R.L.	Manufacturing
Germany	Hagen	Dieckstrasse 42 A, Hagen, Germany, 58089	Hawker GmbH	Manufacturing
Germany	Hagen	Dieckstrasse 42 B, Hagen, Germany, 58089	Hawker GmbH	Office
Gemany	Zwickau	Reichenbacher Strasse, 62-68, 08056, Zwickau, Germany	GAZ GmbH	Manufacturing

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SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
Germany	Zwickau	Reichenbacher Strasse, 53-60, 08056, Zwickau, Germany	GAZ GmbH	Carpark
Mexico	Monterrey	Av. Lopex Mateos Kilometro 8 Apdo Postal 89, San Nicolas de Los Garza N.L. Mexico C.P. 66420	EnerSys de Mexico, S.A. de C.V.	Manufacturing
Mexico	Tijuana	Mailing Address: USA PMB #1301, 2375 Paseo de las Americas, San Diego, CA 92154 Location Address: Lots 9A and 9B Manzana 10 Pacifico Industrial Park Tijuana, Mexico	Powersonic S.A. de C.V.	Manufacturing
Poland	Bielsko-Biala	Ul. Leszczynska 73, 43-300, Bielsko-Biala, Poland	EnerSys Sp. z.o.o.	Manufacturing
Spain	Madrid	C/Trigo, 1 & 3 Nave 3 - Pol. Ind. Valdepelayos, 28914 Leganes, Madrid, Spain	Acumuladores Industriales EnerSys, S.A.	Sales Office
Spain	Valencia	Sequia de Tornos s/n, nave 15 Pol. Ind. Quartde Poblet, 46960 Quart de Poblet, Valencia, Spain	Acumuladores Industriales EnerSys, S.A.	Sales Office
Spain	Zamudio	Avda. Pinoa, s/n. 48170 Zamudio, Vizcaya, Spain	Acumuladores Industriales EnerSys, S.A.	Manufacturing
United Kingdom	Newport	Stephenson Street, South Wales, Newport U.K., NP190XJ	EnerSys Ltd.	Manufacturing
United States Kansas	Hays	1 EnerSys Road, Hays, KS 67601	EnerSys Delaware Inc.	Manufacturing
United States Kentucky	Richmond	751 Eastern Bypass, Parcel B, Richmond, KY 40475	EnerSys Delaware Inc.	Warehouse
United States Kentucky	Richmond	761 Eastern Bypass, Parcel A, Richmond, KY 40475	EnerSys Delaware Inc.	Manufacturing

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SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
United States Missouri	Warrensburg	617 North Ridgeview Drive, Warrensburg, MO 64093	EnerSys Energy Products Inc.	Manufacturing
United States Ohio	Cleveland	12690 Elmwood Avenue, Cleveland, OH 44111	EnerSys Delaware Inc.	Manufacturing
United States Pennsylvania	Reading	2366 Bernville Road, Reading, PA 19605	EnerSys Delaware Inc.	World Headquarters
United States South Carolina	Sumter	2315 Cains Mill Road, Sumter, SC 29150	EnerSys Delaware Inc.	Warehouse
United States South Carolina	Sumter	1990 Corporate Way, Sumter, SC 29150	EnerSys Delaware Inc.	Warehouse
United States Tennessee	Ooltewah	9404 Ooltewah Industrial Drive, Ooltewah, TN 37363	Hawker Powersource, Inc.	Manufacturing
United States Tennessee	Ooltewah	9610 Ooltewah Industrial Drive, Ooltewah, TN 37363	Hawker Powersource, Inc.	Warehouse and Office

(b) Leased Real Property

Country/State	City	Facility Address	Current Listed Owner	Current Use
Australia	Melbourne	Unit 1, Rocklea Drive Port, Melbourne, VIC Australia 3207	EnerSys Australia Pty Ltd	Sales Office
Australia	Sydney	54-58 Derby Street Silverwater NSW 2128 Sydney, Australia	EnerSys Australia Pty Ltd	Sales Office and Warehouse
Austria	Wien/Vienna	Dirmhirngasse 110, A-1230, Wien, Austria	EnerSys GmbH	Office, Warehouse, Sales and Service Center
Austria	Graz	Strabganger Strasse 114, A-8052, Graz, Austria	EnerSys GmbH	Office and Warehouse
Belgium	Brussels	Houtweg 26, B-1140 Brussels, Belgium	EnerSys SPRL	Office and Warehouse
Belgium	Herstal	Zoning Industriel des Hauts Sarts, 4ème Avenue 66 4040 Herstal, Belgium	EnerSys SPRL	Office and Warehouse

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SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
Belgium	Mortsel	Lusthovenlaan 9, 2640 Mortsel, Belgium	EnerSys BV	Offices and Storage Room
Canada	Bolton, Ontario	61 Parr Blvd, Bolton, Ontario, Canada L7E 4E3	EnerSys Canada, Inc.	Distribution and Service
Canada	Calgary, Alberta	7056(F) Farrell Rd. SE Calgary, Alberta, Canada T2H 052	EnerSys Canada, Inc.	Distribution and Service
Canada	St.-Laurent, Quebec	2419 Guenette Street, Ville St.-Laurent, Quebec, Canada, H4R 2E9	EnerSys Canada, Inc.	Distribution and Service
Canada	Surrey, British Columbia	Unit #408-13303 78th Avenue, Surrey, B.C., Canada V3W 5B9	EnerSys Canada, Inc.	Service Center
China	Beijing	EnerSys (China) Beijing Office Unit 1203, Guo Zhong Commerce Bldg., No. 33 Deng Shi Kou Street, Dong Cheng Are, Beijing, China 100006	EnerSys (China) Huada Batteries Company Ltd	Office
China	Jiangsu	Zheng Yi Village, Xianlv Town, Jiangdu, Jiangsu PRC	EnerSys (Jiangsu) Huada Batteries Co., LTD	Warehouse
China	Shanghai	Suite 902, 137 Xianxia Road, Shanghai, PRC	EnerSys (China) Huada Batteries Company Ltd	Sales Office
China	Shenzhen	12 Gongye 5th Road Shekou Industrial Zone Nashan District, Shenzhen, China	EnerSys (China) Huada Batteries Company Ltd	Warehouse
China	Shenzhen	49 Yanshan Road, Shekou Industrial Zone, Shenzhen Guangdong PRC	EnerSys (China) Huada Batteries Company Ltd.	Sales Office and Distribution Center
Czech Republic	Brno	Vystaviste 1, Brno, Czech Republic	EnerSys, s.r.o.	Office
Czech Republic	Ceska Budejovice	Jihocesky Chovatel Dobrovodska 53, Ceska Budejovice, Czech Republic	EnerSys, s.r.o.	Office
Czech Republic	Litomerice	5. Kvetna 279/2, 412 01, Litomerice, Czech Republic	EnerSys s.r.o.	Office
Czech Republic	Ostrava	Kosmova 17/1126, Ostrava, Czech Republic	EnerSys s.r.o.	Office

NEWYORK 9228866 (2K)

SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
Czech Republic	Pardubice	Delnicka 384, Pardubice, Czech Republic	EnerSys s.r.o.	Office
Denmark	Norresundby	Stenholm 22 Norresundby, Denmark	Hawker AS	Office and Warehouse
Finland	Espoo	Lautamiehentie 3 Espoo, Finland	EnerSys Europe Oy	Office and Warehouse
France	Genas	61 rue des Freres, Montgolfier Z.A. Genas, France 69740	EnerSys S.A.R.L.	Office and Warehouse
France	Montigny le Bretonneux	Immeuble Oxford, 12 rue du fort, de Saint Cyr, Montignyle Bretonneux France 78180	EnerSys S.A.R.L.	Sale Office
Germany	Bochum	Wittener Str.,Tor 4, 44782 Bochum, Germany	Hawker GmbH	Warehouse
Germany	Bochum	Hauptstrasse 63, 44782, Bochum, Germany	Hawker GmbH	Warehouse
Germany	Hagen	Dieckstrasse 42 E, Hagen, Germany, 58090	Hawker GmbH	Manufacturing
Germany	Hamburg	Bergedorfstrasse 162, 21029 Hamburg, Germany	Hawker GmbH	Office
Germany	Kaiserslautern	Opelkreisel, Kaiserslautern, Germany	Hawker GmbH	Warehouse
Germany	Radevormwald	Uelfe-Wuppertal-Strasse 17-19, Radevormwald, Germany 42463	Hawker GmbH	Warehouse
Germany	Taubenheim	An der Kleinbghn 2 Taubenheim, Germany	Hawker GmbH	Warehouse, Manufacturing and Office
Greece	Attica	Agios Georgios, Aspropyrgos, Attica Greece	EnerSys AE	Office
Hungary	Budaors	2040 Budaors, Gyar u.2., Plot no. 10324/92 Budaors, Hungary	Hawker Hungária Kft.	Warehouse, Service Center and Office
India	Chennai	Suite 301, Sigmawing, 3rd Floor, Raheja Towers, #177, Annasalai, Chennai 600 002, Tamil Nadu, India	EnerSys Battery Pvt. Ltd.	Sales Office
India	Chennai	27/108, 1st Main Road, Ambattur Industrial Estate, Chennai 600 058	EnerSys Battery Pvt. Ltd.	Warehouse
Italy	Bologna	Via Pederzana 5/5 - 40050 - Villanova Di Castenaso (BO)	EnerSys S.R.L.	Sales Office

NEWYORK 9228866 (2K)

SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
Italy	Gambellara	Vialle Europa 3 - 36053- Gambellara (VI) Italy	EnerSys S.R.L.	Italian Headquarters
Italy	Piacenza	Via Platona 23 - 29010 - Castelvetro Piacentino (PC)	EnerSys S.R.L.	Sales Office
Japan	Mitaka, Tokyo	5F Mitakamitsubishi Building, Shimorenajaku, 3-26-12, Mitaka, Tokyo, Japan 181-0013	EnerSys Delaware LLC II	Sales Office
Kazakhstan	Almaty	Prosp. Abaja 157, Off.15, 050009 Almaty, Kazakhstan	Hawker GmbH	Office
Luxembourg	Luxembourg	6, avenue Pasteur, L-2310 Luxembourg	EnerSys Luxembourg Finance S.a.r.l.	Office
Mexico	Mexico City	AV Presidente Juarez, #74-A Col. Bellavista Tlalnepantla, Edo De Mexico City, Mexico, CP 54080	EnerSys de Mexico S.A. de C.V.	Sales, Service, & Distribution
Mexico	Monterrey	Calle Prolongacion, No. 535-A, Parque Industrial Monterrey, Apodaca, Neuvo Leon, Mexico 66600	EnerSys de Mexico, S.A. de C.V.	Manufacturing
Netherlands	Hendrik-Ido-Ambacht	Nijverheidsweg 25, 3341, LJ, Hendrik-Ido-Ambacht, Netherlands	Hawker BV	Office & Workshop
New Zealand	Auckland	Office 2/Level I Auckland Business Centre, 6 Clayton Street, Newmarket, Auckland, New Zealand	EnerSys Australia Pty Ltd.	Sales Office
Norway	Oslo	Havaard Martinsens vei 9A, 0978 Oslo, Norway	EnerSys AS	Office & Warehouse
Poland	Bielsko-Biala	Ul. Sk³adowa 4 Bielsko-Biala, Poland	EnerSys Sp. z o.o.	Parking
Poland	Gdansk	ul. Grunwaldzka 48/50, Gdansk, Poland	EnerSys Sp. z o.o.	Office
Poland	Poznan	Warszawska 43, Posnan, Poland	EnerSys Sp. z o.o.	Office
Poland	Jelenia Góra	Ul. Sobieskiego 19, Poland	EnerSys Sp. z o.o.	Office
Portugal	Abrunheira	Av. Dr. Luis Sá, n.º 9 -	Powersafe -	Warehouse,

NEWYORK 9228866 (2K)

SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
		Armazem E - Parque Monserrate, Z. Ind. Abrunheira. 2710-022 Sintra, Portugal	Acumuladores Industriais, Unipessoal, Lda.	Maintenance, Assembly and Storage
Russia	Moscow	Ul. Bojzowaja, 27, 107370, Moscow, Russia	EnerSys JSC	Sales Office
Russia	Moscow	Ul. Bojzovaja 27, 107370, Moscow, Russia	Hawker GmbH	Office
Russia	Moscow	Sherrizone, 3, Solnechnogorsk District, Dubrovki 141580, Moscow, Russia	EnerSys JSC	Sales Office
Russia	Reutov	Ul. Gagarina, 33, 143966, Reutov Moscow, Russia	EnerSys JSC	Warehouse
Russia	St. Petersburg	Leninsky Pr-t, 160, 196247, St. Petersburg, Russia	EnerSys JSC	Sales Office
Singapore		152 Beach Road, #11-03 Gateway East Building, Singapore 189721	EnerSys Reserve Power Pte Ltd	Asia Regional Head Office
Singapore		No. 47 Jalan Pemimpin #01-02/03 Sin Cheong Building, Singapore 577200	EnerSys Reserve Power Pte Ltd	Office and Warehouse
Slovak Republic	Bratislava	Kopcianska cesta 20 Bratislav, Slovak Republic	EnerSys s.r.o,	Warehouse and Office
Slovak Republic	Kosice	Textilna 7 Kosice, Slovak Republic	EnerSys s.r.o.	Warehouse
Slovakia	Kosice	Rampova 6, Kosice, Slovak Republic	EnerSys s.r.o.	Office and Warehouse
Spain	Barcelona	Avda. Marina, nº 12 B, Nave 16 - Polígono Industrial Les Salines 08830 Saint Boi de Llobregat, Barcelona, Spain	Acumuladores Industriales EnerSys, S.A.	Batteries Storage and Office
Spain	Seville	Pol. Ind. Store, calle A, nave 2, nº 8, 41007 Sevilla, Spain	Acumuladores Industriales EnerSys, S.A.	Sales Office
Sweden	Gothenberg	Flöjelbergsgatan 16A, Mölndal, Sweden	EnerSys AB	Office
Sweden	Hultsfred	Storgaten 147 Hultsfred, Sweden	EnerSys AB	Office and Warehouse
Sweden	Karlstad	Gjuterigatan 31	EnerSys AB	Office and

NEWYORK 9228866 (2K)

SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
		Karlstad, Sweden		Warehouse
Sweden	Malmo	Krusegrand 42C Malmo, Sweden	EnerSys AB	Office
Sweden	Solna	Englundavägen 13, 17141 Solna, Sweden	EnerSys AB	Office
Switzerland	Aesch	Dornacherstrasse 110, CH-4147, Aesch, Switzerland	EH Europe GmbH	Office and Warehouse
Switzerland	Glattburg	Eichstrasse 44 CH-8152, Glattburg, Switzerland	OEB Traktionsbatterien AG	Office
Switzerland	Basel	Hagnaustrasse 27, Muttenz 4132	EH Europe GmbH	Office
Switzerland	Yverdon-les-Bains	EH Europe Gmbh, Division Leclanche, Av. De Grandson 48, CH-1400 Yverdon-les-Bains, Switzerland	EH Europe Gmbh	Warehouse
Switzerland	Zurich	Lowenstrasse 32, 8001, Zurich, Switzerland	EH Europe GmbH	Office
Tunisia	Tunis	Rue El Fouledh Zone Industrelle 2013 Tunis, Tunisia	EnerSys-Assad S.a.r.l.	Office, Production and Warehouse
Ukraine	Kyiva	Petropavlivska Borschagivka str., 38, Petropavlivska Borschagivka, Kyivo-Svyatoshinskiy district Greater Kyiv area, 08130, Ukraine	EnerSys s.r.o.	Office and Warehouse
United Arab Emirates	Dubai	PO Box 37420, Room 203, Al Shafar Building, Sheikh Zayed Road, Dubai, UAE	Hawker Energy Products Ltd.	Office
United Kingdom	Manchester	Oak Court, Clifton Business Park, Wynne Avenue, Manchester M278FF	EnerSys Ltd.	Office
United Kingdom	Oxfordshire	Building F5, Culham Science Center Culham Abingdon Oxforshire, UK OX14 3ED	ABSL Power Solutions Ltd.	Sales Office and Business Development
United Kingdom	Thurso, Caithness	Denchi House, Thurso Busines Park, Thurso,	ABSL Power Solutions Ltd.	Headquarters, Production and

NEWYORK 9228866 (2K)

SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
		Cathness UK KW14 7XW		Operations
United States Alabama	Birmingham	155 Cleage Drive, Birmingham, AL 35217	EnerSys Delaware Inc.	Warehouse and Service Center
United States Arkansas	Little Rock	1309 North Hills Blvd., Suite 214, North Little Rock AR 72114	EnerSys Delaware Inc.	Distribution/Service
United States California	Chino	5580 Edison Ave, Chino, CA 91710	EnerSys Delaware Inc.	Warehouse and Service Center
United States California	Santa Fe Springs	11936 Altamar Place Santa Fe Springs, CA 90670	EnerSys Delaware Inc.	Warehouse and Service Center
United States California	Union City	30069 Ahern Ave. Union City, CA 94587-1234	EnerSys Delaware Inc.	Industrial
United States California	West Sacramento	920 Riverside Parkway West Sacramento, CA 95605	EnerSys Delaware Inc.	Warehouse and Service Center
United States, Colorado	Denver	2602 Clover Basin Drive, Suite 2602, Denver, CO 80202	ABSL Power Solutions Inc.	Office
United States Connecticut	East Haven	444 Foxton Road, E. Haven, CT 06512	EnerSys Delaware Inc.	Sales Office
United States Connecticut	Windsor	472-496 Hayden Station Road, Windsor, CT 06095	EnerSys Delaware Inc.	Sales Office
United States Florida	Dania Beach	277 N. Bryan Road, Dania Beach, FL 33004	EnerSys Delaware Inc.	Service Center
United States Florida	Jacksonville	8110 Cypress Plaza Drive, Suite 403, Jacksonville, FL 32256	EnerSys Delaware Inc.	Service Center
United States Florida	Lakeland	4740 E. Lakeland Commerce Parkway, Suite 8, Lakeland, FL 33805	EnerSys Delaware Inc.	Service Center
United States Georgia	Calhoun	1109 Mauldin Road, Calhoun, GA 30701	EnerSys Delaware Inc.	Warehouse and Service Center
United States Georgia	Norcross	1826 Doan Way, Suite A, Norcross, GA 30093	EnerSys Delaware Inc.	Warehouse and Service Center
United States Illinois	Romeoville	538 Taylor Road, Romeoville, IL 60446	EnerSys Delaware Inc.	Sales and Service Center
United States Illinois	Lisle	801 Warrenville Road, Lisle IL 60532	EnerSys Delaware Inc.	Sales Office
United States Indiana	Elkhart	1353 Wade Drive, Unit C, Elkhart, IN 46514	EnerSys Delaware Inc.	Warehouse and Service Center
United States Kentucky	Louisville	4750 Crittenden Dr., Suite D, Louisville, KY 40209	EnerSys Delaware Inc.	Warehouse and Service Center

NEWYORK 9228866 (2K)

SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
United States Kentucky	Richmond	105 Hi Lane Drive, Richmond, KY 40475-2586	EnerSys Delaware Inc.	Manufacturing/ Tubing Facility
United States Maryland	Annapolis	1835-D4 Forest Drive, Annapolis, MD 21401	EnerSys Delaware Inc.	Sales Office
United States Michigan	Novi	29895 Hudson Drive, Novi MI 48377	EnerSys Delaware Inc.	Warehouse and Service Center
United States Michigan	Wyoming	1550 Gezon Parkway SW Suite G, Wyoming, MI 49509	EnerSys Delaware Inc.	Warehouse and Service Center
United States Minnesota	Eagan	625 Yankee Doodle Road , Suite 100, Burr Oak Distribution Center, Eagan, MN 55121	EnerSys Delaware Inc.	Warehouse and Service Center
United States Missouri	Kansas City	5234-5236 Winner Road, Kansas City, MO 64127	EnerSys Delaware Inc.	Warehouse and Service Center
United States Missouri	Kansas City	1260 N. Corrington, Bldg 3, Kansas City, MO 64120	EnerSys Delaware Inc.	Warehouse and Service Center
United States Nebraska	Omaha	8550 South 137th Circle, Suite 1, Omaha, NE 68138	EnerSys Delaware Inc.	Warehouse and Service Center
United States Nevada	North Las Vegas	3878 Civic Center Drive, Building B, North Las Vegas, NV 89030	EnerSys Delaware Inc.	Service
United States New Hampshire	Nashua	16 Celina Avenue, Units 17 & 18, Nashua, NH 03063-1023	EnerSys Delaware Inc.	Warehouse and Service Center
United States New Jersey	Someret	80 Veronica Avenue, Somerset NJ 08873	EnerSys Delaware Inc.	Sales and Service Center
United States New York	East Syracuse	22 Corporate Circle, East Syracuse, NY 13057	EnerSys Delaware Inc.	Warehouse and Service Center
United States New York	Ronkonkoma	45A Remington Boulevard, Ronkonkoma, NY 11779-6993	EnerSys Delaware Inc.	Warehouse and Service Center
United States North Carolina	Raleigh	5942-B Six Forks Road, Raleigh, NC 27609	EnerSys Delaware Inc.	Office
United States North Carolina	Winston-Salem	500 Battery Drive Winston-Salem, NC 27107	EnerSys Delaware Inc.	Office
United States Ohio	Broadview Heights	3301 E. Royalton Road., Suite D, Broadview Heights, OH 44147	EnerSys Delaware Inc.	Warehouse and Service Center

NEWYORK 9228866 (2K)

SCHEDULE III

Country/State	City	Facility Address	Current Listed Owner	Current Use
United States Ohio	Cincinnati	540 Northland Boulevard, Cincinnati, OH 45240	EnerSys Delaware Inc.	Warehouse
United States Ohio	Grove City	3735 Gantz Road, Suite A, Grove City, OH 43123	EnerSys Delaware Inc.	Warehouse and Service Center
United States Ohio	Hamilton	National Accounts Office, 5559-A Eureka Drive, Hamilton, OH 45011	EnerSys Delaware Inc.	Office
United States Oregon	Portland	4226 NE 161st Avenue, Suite A, Portland, OR 97230	EnerSys Delaware Inc.	Warehouse and Service Center
United States Pennsylvania	Allentown	6670 Grant Way, Allentown, PA 18106	EnerSys Delaware Inc.	Distribution Center
United States Pennsylvania	Horsham	104 Rock Road, Horsham, PA 19044	EnerSys Advanced Systems Inc.	Manufacturing and Office
United States Pennsylvania	Warrington	262 Valley Road, Warrington, PA 18976	EnerSys Delaware Inc.	Distribution/Service
United States Pennsylvania	Washington	80 Stewart Avenue, Washington, PA 15301	EnerSys Delaware Inc.	Service
United States Rhode Island	Warwick	20 Altieri Way, Warwick, RI 02886	Modular Energy Devices, Inc.	Office
United States Tennessee	Memphis	3356 Democrat Road, Democrat Sq. North 01, Memphis, TN 38118	EnerSys Delaware Inc.	Distribution/Service
United States Tennessee	Nashville	320 Polk Avenue, Nashville, TN 37210	EnerSys Delaware Inc.	Warehouse and Service Center
United States Texas	Carrollton	1600 Wallace Drive, Suite 120, Carrolton, TX 75006	EnerSys Delaware Inc.	Warehouse and Service Center
United States Texas	Houston	4301 S. Pinemont, #114, Houston TX 77041	EnerSys Delaware Inc.	Warehouse and Service Center
United States Washington	Kent	20604 & 20612 84th Ave., Kent, WA 98032	EnerSys Delaware Inc.	Warehouse and Service Center
United States West Virginia	Bluefield	Bluefield Service Center,PO Box 1666, Rte. 2, Box 1, Bluefield, WV 24701	EnerSys Delaware Inc.	Warehouse and Service Center
United States Wisconsin	Green Bay	951 A Ashwaubenon St, Green Bay, WI 54304	EnerSys Delaware Inc.	Warehouse and Service Center
Unites States Wisconsin	New Berlin	17755 West Liberty Lane, New Berlin, WI 53146	EnerSys Delaware Inc.	Warehouse and Service Center

NEWYORK 9228866 (2K)

SCHEDULE IV
SCHEDULED EXISTING INDEBTEDNESS
Part A. Existing Indebtedness

Obligees	February 27, 2011 Balance	Obligors

Phillips Group	$66,447	EnerSys Delaware Inc.
Pacific Rim Capital	$68,902	EnerSys Delaware Inc.
MHI	$66,344	Hawker Powersource Inc.
Zucher Kantonalbank	$93,970	OEB Traktionsbatterien AG
IKB Leasing (primarily)	$1,626,761	Hawker GmbH
Unicredit Leasing	$195,416	EnerSys s.r.o.
EnerSys	$333,931,790	EnerSys Capital Inc.
EnerSys Capital Inc.	$15,712,904	EnerSys European Holding Co.
EnerSys Capital Inc.	$380,000,000	EnerSys Delaware Inc.
EnerSys Capital Inc.	$18,000,000	Hawker Powersource, Inc.
EnerSys Capital Inc.	$52,000,000	EnerSys Energy Products Inc.
EnerSys Delaware Inc.	$6,434,907	Modular Energy Devices, Inc.
EnerSys Delaware Inc.	$1,047,219	EnerSys Luxembourg Finance Sarl
EnerSys Delaware Inc.	$428,195	Powersonic, S.A. de C.V.
EnerSys Delaware Inc.	$2,098,754	EnerSys Japan
EnerSys Delaware Inc.	$4,588,560	EnerSys de Mexico S.A. de C.V.
EnerSys Delaware Inc.	$16,551,536	EnerSys Advanced Systems Inc.
EnerSys Delaware Inc.	$2,256,275	EnerSys Mexico Management LLC
EnerSys S.a.r.l.	$3,306,773	EnerSys Delaware Inc.
EnerSys Delaware LLC I	$71,554	EnerSys Cayman L.P.
EnerSys European Holdings Company	$71,554	EnerSys Delaware LLC I
Esfinco, Inc.	$105,087,958	EnerSys Delaware Inc.
EnerSys Energy Products Inc.	$120,249,963	EnerSys Delaware Inc.
EnerSys Energy Products Inc.	$32,313,649	Hawker Powersource, Inc.
EnerSys Energy Products Inc.	$12,144,079	EnerSys Delaware Inc.
EnerSys European Holdings Company Inc.	$38,606,091	EnerSys Delaware Inc.
EnerSys Delaware Inc.	$10,800,000	EnerSys Asia Limited
Hawker Powersource Inc.	$31,056,740	EnerSys Delaware Inc.
Hawker Powersource, Inc.	$66,334	EnerSys Limited (UK)

NEWYORK 9228865 (2K)

SCHEDULE IV
Part B.    Existing Overdraft Facilities

				Facility	Facility
			Facility	Available	Available
Legal Entity	Entity Location	Bank	Currency	'000 local	USD Equivalent
EnerSys Sarl	France	BNP	EUR	6,000	7,808
		Credit Agricole	EUR	10,000	13,014
EnerSys Luxembourg Finance Sarl (1)	Luxembourg	HSBC	GBP	1,000	1,520
EnerSys zoo	Poland	ING	PLN	5,000	1,504
		ING	EUR	500	651
EnerSys Srl	Italy	SanPaolo	EUR	3,300	4,295
EnerSys Srl	Italy	CREDEM	EUR	2,500	3,254
EnerSys Srl	Italy	Cassa di Risparmio	EUR	1,750	2,277
Accumuladores Industriales EnerSys SA	Spain	BBVA	EUR	1,000	1,301
Hawker GmbH	Germany	Commerzbank	EUR	1,000	1,301
EnerSys sro	Czech Republic	RB International	CZK	40,000	2,003
EnerSys Hungaria Kft	Hungary	RB International	HUF	75,000	331
EnerSys Luxembourg Finance Sarl (2)	Luxembourg	RB International	EUR	5,000	6,507
EnerSys GmbH	Austria	Bank Austria Creditanstalt	EUR	200	260
EnerSys Europe Oy	Finland	Nordea	EUR	300	390
EnerSys AB	Sweden	Svenska Handelsbanken	SEK	2,000	298
EnerSys S.A.	Belgium	KBC	EUR	100	130
EnerSys A.D.	Bulgaria	RB International	EUR	1,000	1,300
	Tunisia	UBCI Bank	TND	296	180
	Sourth Africa	NedBank	ZAR	25,000	2,600
Total Europe					50,924

Enersys (China) Huada Batteries Co.,Ltd	China	China Merchant Bank	RMB	30,000	4,860
EnerSys (Jiangsu) Huada Batteries Co.,Ltd	China	Standard Chartered	RMB	136,674	22,139

NEWYORK 9228865 (2K)

EnerSys (Jiangsu) Huada Batteries Co.,Ltd & EnerSys (Chaozhou) Batteries Co. Ltd. & EnerSys (China) Huada Batteries Co., Ltd & EnerSys (Chongqing) Huda Batteries Co. Ltd.	China	JP Morgan	RMB	60,000	9,719
EnerSys (China) Huada Batteries Co. Ltd.	China	China Merchant Bank	RMB	30,000	4,860
EnerSys (Jiangsu) Huada Batteries Co. Ltd./EnerSys (Chaozhou) Huada Batteries Co. Ltd.	China	China Merchant Bank	RMB	40,000	6,479
Energy Leader Batteries India Pvt. Ltd.	China	Indian Bank	INR	135,649	2,280
Energy Leader Batteries India Pvt. Ltd.	China	Indian Bank	INR	2,532	43
Energy Leader Batteries India Pvt. Ltd.	China	Bank of Americas	INR	1,250,000	21,010
Total Asia					71,390

EnerSystem do Brasil Ltda.	Brazil	Banco Itau	BRL	1,800	809
EnerSystem do Brasil Ltda.	Brazil	Banco Itau	USD	300	300
EnerSystem do Brasil Ltda.	Brazil	Banco do Brazil	BRL	2,000	899
EnerSystem do Brasil Ltda.	Brazil	Santander	BRL	15,000	6,745
EnerSystem do Brasil Ltda.	Brazil	HSBC	USD	1,685	1,685
EnerSystem do Brasil Ltda.	Brazil	HSBC	BRL	2,000	899
EnerSystem de Argentina S.A.	Argentina	Galicia	USD	1,400	1,400
EnerSystem de Argentina S.A.	Argentina	Galicia	ARS	4,192	779
EnerSystem de Argentina S.A.	Argentina	Patgonia	USD	600	600
EnerSystem de Argentina S.A.	Argentina	Patgonia	ARS	1,500	279
EnerSystem de Argentina S.A.	Argentina	HSBC	USD	1,850	1,850
EnerSystem de Argentina S.A.	Argentina	HSBC	ARS ARS	700	130
EnerSystem de Argentina S.A.	Argentina	Santander	USD	2,100	2,100
EnerSystem de Argentina S.A.	Argentina	Santander	ARS	520	152
EnerSys	US	Intesa Sanpaolo	USD	10,000	10,000
EnerSys	US	Santander	USD	5,720	5,720

NEWYORK 9228865 (2K)

Total Americas	34,347

TOTAL Lines	156,661

1. We have approval for 20M GBP but currently have 1MGBP in place
2. We have approval for 20M Euro but currently 5M Euro in place

* * *

NEWYORK 9228865 (2K)

SCHEDULE V

[RESERVED]

NEWYORK 9228866 (2K)

SCHEDULE VI

EXISTING INVESTMENTS
Part A – Existing Investments

ENERSYS
Entity	Type of Investment	Dollar Amount
EnerSys Capital Inc.	Loan Receivable	$333,931,790
EnerSys Capital Inc.	Investment in Subsidiary	$167,208,175
	Total	$501,139,965
ENERSYS CAPITAL INC.
Entity	Type of Investment	Dollar Amount
Hawker Powersource, Inc.	Loan Receivable	$18,000,000
EnerSys Delaware Inc.	Loan Receivable	$380,000,000
EnerSys Energy Products Inc.	Loan Receivable	$52,000,000
EnerSys European Holding Co.	Loan Receivable	$15,712,904
Hawker Powersource Inc.	Investment in Subsidiary	$17,466,842
EnerSys Delaware Inc.	Investment in Subsidiary	$365,753,384
EnerSys Energy Products Inc.	Investment in Subsidiary	$51,940,000
EnerSys Advanced Systems Inc.	Investment in Subsidiary	$1,071,341
EnerSys European Holdings Company	Investment in Subsidiary	$191,979,214
	Total	$1,095,924,685
ENERSYS DELAWARE INC.
Entity	Type of Investment	Dollar Amount
EnerSys Luxembourg Finance S.a.r.l.	Working Capital Loan	$6,914,570
Hawker Powersource, Inc.	Working Capital Loan	($70,026,672)
EnerSys Advanced Systems Inc.	Working Capital Loan	$26,656,060
EnerSys Mexico Management LLC	Working Capital Loan	$2,951,498
Powersonic, S.A. de C.V.	Working Capital Loan	$1,389,583
EnerSys de Mexico S.A. de C.V.	Loan Receivable	$2,365,644
EnerSys Delaware (Japan)	Loan Receivable	$3,915,963
EnerSys S.a.r.l.	Loan Receivable	($3,132,483)
Esfinco Inc.	Investment in Subsidiary	$17,267,143
Esrmco Inc.	Investment in Subsidiary	$75,997,091
EnerSys Canada Inc.	Investment in Subsidiary	$3,918,423
	Total	$68,216,820
ESFINCO, INC.
Entity	Type of Investment	Dollar Amount
EnerSys Cayman LP	Investment in Subsidiary	$1,000,000
EnerSys Delaware Inc.	Loan Receivable	$154,728,399
YCI Inc.	Investment in Subsidiary	($426,633)
	Total	$155,301,766

NEWYORK 9228866 (2K)

SCHEDULE VI

ENERSYS ENERGY PRODUCTS INC.
Entity	Type of Investment	Dollar Amount
EnerSys Delaware Inc.	Loan Receivable	$234,748,760
Hawker Powersource, Inc.	Loan Receivable	$32,313,649
New Pacifico Realty, Inc.	Investment in Subsidiary	$15,765,000
	Total	$282,827,409
HAWKER POWERSOURCE, INC.
Entity	Type of Investment	Dollar Amount
EnerSys Limited (UK)	Loan Receivable	$66,334

ENERSYS EUROPEAN HOLDING CO.
Entity	Type of Investment	Dollar Amount
EnerSys Cayman L.P.	Investment in Subsidiary	$63,876,019
EnerSys, s.r.o.	Investment in Subsidiary	$3,442,266
EnerSys Delaware LLC I	Investment in Subsidiary	$128,753,864
EnerSys Delaware LLC II	Investment in Subsidiary	$1,132,530
EnerSys Delaware Inc.	Loan Receivable	$45,606,091
EnerSys Delaware LLC I	Loan Receivable	$71,554
	Total	$242,882,324
ENERSYS DELAWARE LLC I
Entity	Type of Investment	Dollar Amount
EnerSys Cayman L.P.	Investment in Subsidiary	$128,753,864
EnerSys Cayman L.P.	Loan Receivable	$71,554
	Total	$128,825,418
ENERSYS DELAWARE LLC II
Entity	Type of Investment	Dollar Amount
EnerSys Cayman L.P.	Investment in Subsidiary	$1,132,530

ENERSYS DELAWARE LLC III
Entity	Type of Investment	Dollar Amount
EnerSys Participacoes Ltda	Investment in Subsidiary	$34,328,100

ENERSYS DELAWARE LLC IV
Entity	Type of Investment	Dollar Amount
EnerSys Participacoes Ltda	Investment in Subsidiary	$346,749

NEWYORK 9228866 (2K)

SCHEDULE VI

ENERSYS (CHINA) HUADA BATTERIES COMPANY LIMITED
Entity	Type of Investment	Percentage Owned
Shenzen Huada Power Supply Mechanical & Electrical Company Limited	Joint Venture	80%
EnerSys (Jiangsu) Huada Batteries Company Limited	Joint Venture	51%

ENERSYS HOLDINGS (LUXEMBOURG) SARL
Entity	Type of Investment	Percentage Owned
Energia A.D.	Joint Venture	99.6%
EnerSys (Jiangsu) Huada Batteries Company Limited	Joint Venture	43.7%
EnerSys Asad S.A.R.L.	Joint Venture	51%
Battech Pty Ltd (S. Africa)	Joint Venture	50.1%

ENERSYS DELAWARE INC.
Entity	Type of Investment	Shares Owned
Altergy	An investment in Series E Preferred Stock	3,333,334

ENERSYS RESERVE POWER PTE LTD. (SINGAPORE)
Entity	Type of Investment	Shares Owned
Energy Leader Batteries India Private Ltd		62.5%

BATTECH PTY LTD (S. AFRICA)
Entity	Type of Investment	Shares Owned
Battery Technologies Pty Ltd. (s. Africa)	Joint Venture	74.9%

- The Borrower and its Subsidiaries own Investments in all of the Subsidiaries and Joint Ventures set forth on Schedule VII and are incorporated by references herein.

Part B – Investments Made or to be Made Certain Joint Ventures and Subsidiaries

None.

NEWYORK 9228866 (2K)

SCHEDULE VII

SUBSIDIARIES

Subsidiary	Owner of Record
EnerSys Capital Inc. (U.S.)	100% by EnerSys
EnerSys Delaware Inc. (U.S.)	100% by EnerSys Capital Inc.
Hawker Power Systems Inc. (U.S.) **	100% by EnerSys Capital Inc.
EnerSys Energy Products Inc. (U.S.)	100% by EnerSys Capital Inc.
Hawker Powersource Inc. (U.S.) **	100% by EnerSys Capital Inc.
EnerSys Advanced Systems Inc. (U.S.) **	100% by EnerSys Capital Inc.
EnerSys European Holdings Co. (U.S.)	100% by EnerSys Capital Inc.
ABSL Power Solutions Inc. (U.S.) **	100% by EnerSys Advanced Systems Inc.
Powersonic S.A. de C.V. (Mexico)	1% by Hawker Power Systems Inc. 99% by EnerSys Energy Products Inc.
New Pacifico Realty, Inc. (U.S.) **	100% by EnerSys Energy Products Inc.
Modular Energy Devices, Inc. (U.S.) **	75% by EnerSys Delaware Inc. 25% by third parties
Esfinco, Inc. (U.S.)	100% by EnerSys Delaware Inc.
EnerSys Canada Inc. (Canada)	100% by EnerSys Delaware Inc.
EnerSys Mexico Management LLC (U.S.) **	50% by Powersonic, S.A. de C.V. (Mexico) 50% by EnerSys de Mexico S.A. de C.V.
YCI, Inc. (Cayman Islands)	100% by Esfinco, Inc.
EnerSys Cayman Holdings L.P. (Cayman Islands)	99% by Esfinco, Inc. 1% by YCI, Inc. (Cayman Islands)
EnerSys Delaware LLC III (US) **	100% by EnerSys Cayman Holdings L.P. (Cayman Islands)
EnerSys Delaware LLC IV (US) **	100% by EnerSys Cayman Holdings L.P. (Cayman Islands)
EnerSys Participacoes Ltda. (Brazil)	99% EnerSys Delaware LLC III 1% by EnerSys Delaware LLC IV
Esrmco, Inc. (US)	100% by Esfinco, Inc.
EnerSys de Mexico S.A. de C.V. (Mexico)	1% by Esrmco, Inc. 99% by EnerSys Delaware Inc.
Yecoltd, S. de R.L. de C.V. (Mexico)	1% by Esrmco, Inc. 99% by EnerSys Delaware Inc.
EnerSys Delaware LLC I (U.S.)	100% by EnerSys European Holding Co.
EnerSys Delaware LLC II (U.S.) **	100% by EnerSys European Holding Co.
EnerSys Cayman L.P. (Cayman Islands)	64% by EnerSys European Holding Co. 35% by EnerSys Delaware LLC I 1% by EnerSys Delaware LLC II
EnerSys s.r.o. (Czech Republic)	100% by EnerSys European Holding Co.
EnerSys s.r.o. (Slovak Republic)	100% by EnerSys s.r.o. (Czech Republic)
EnerSys Cayman Euro L.P. (Cayman Islands)	95% by EnerSys Cayman L.P. 5% by EnerSys Cayman Inc.
EnerSys Cayman Inc. (Cayman Islands)	100% by EnerSys Cayman L.P.

NEWYORK 9228866 (2K)

SCHEDULE VII

Subsidiary	Owner of Record
EnerSys Holdings (Luxembourg) Sarl (Luxembourg)	100% by EnerSys Cayman Euro L.P. (Cayman)
EnerSys (Chaozhou) Huada Batteries Co. Ltd. (China)	43% EnerSys (China) Huada Batteries Co. Ltd. 57% EnerSys Holdings (Luxembourg) Sarl
EnerSys Europe Oy (Finland)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys Asia Limited (Hong Kong)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys AB (Sweden)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys Luxembourg Finance Sarl (Luxembourg)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys BV (Netherlands)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys s.p. z.o.o. (Poland)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys S.R.L. (Italy)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys Hungaria KFT (Hungary)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys AS (Norway)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys CJSC (Russia)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys GmbH (Austria)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys A/S (Denmark)	100% by EnerSys Holdings (Luxembourg) Sarl
EH Europe GmbH (Switzerland)	100% by EnerSys Holdings (Luxembourg) Sarl
OEB Traktionsbatterien AG (Switzerland)	100% by EH Europe GmbH (Switzerland)
Energia A.D. (Bulgaria)	98.8% by EnerSys Holdings (Luxembourg) Sarl 1.20% by third parties
EnerSys AE (Greece)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys (China) Huada Batteries Co. Ltd. (China)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys (Chongqing) Huada Batteries Co. Ltd (China)	75% EnerSys (China) Huada Batteries Co. Ltd. 25% EnerSys Holdings (Luxembourg) Sarl
Shenzhen Huada Power Supply Mechanical & Electrical Co. Ltd. (China)	80% by EnerSys (China) Huada Batteries Co. Ltd. 20% by third party
EnerSys (Jiangsu) Huada Batteries Co. Ltd. (China)	43.7% by EnerSys Holdings (Luxembourg) Sarl 51% by EnerSys (China) Huada Batteries Co. Ltd. 5.3% by third party
EnerSys Holding UK Ltd. (UK)	100% by EnerSys Holdings (Luxembourg) Sarl
ABSL Power Solutions Ltd (UK)	100% by EnerSys Holding UK Ltd.
AGM Batteries Ltd. (UK)	100% by EnerSys Holding UK Ltd.
Chloride Industrial Batteries Ltd. (UK) *	100% by EnerSys Holding UK Ltd.
EnerSys Ltd. (UK)	100% by Chloride Industrial Batteries Ltd. (D)
Hawker GmbH (Germany)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys S.a.r.l. (France)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys Reserve Power Pte. Ltd. (Singapore)	100% by EnerSys Holdings (Luxembourg) Sarl
EnerSys Australia Pty Ltd (Australia)	100% by EnerSys Holdings (Luxembourg) Sarl

NEWYORK 9228866 (2K)

SCHEDULE VII

Subsidiary	Owner of Record
EnerSys Battery Private Ltd (India)	99.9% EnerSys Reserve Power Pte. Ltd (Singapore) 0.1% by EnerSys Australia Pty Ltd
Hawker Verteib GmbH (Germany)*	100% by Hawker GmbH (Germany)
Hawker Batterian GmbH (Germany) *	100% by Hawker GmbH (Germany)
GAZ GmbH (Germany)	100% by Hawker GmbH (Germany)
EnerSys SPRL (Belgium)	100% by EnerSys SARL (France)
Accumuladores Industriales EnerSys SA (Spain)	100% by EnerSys SARL (France)
Powersafe Acumuladores Industriales, Unipessoal, Lda (Portugal)	100% by Accumuladores Industriales EnerSys SA (Spain)
Hawker Energy Products Ltd. (UK) *	100% by EnerSys Ltd. (UK)
Oldham Crompton Batteries Ltd. (UK) *	100% by EnerSys Ltd. (UK)
Oldham International Ltd. (UK) *	100% by Oldham Crompton Batteries Ltd. (D)
Crompton Batteries Ltd. (UK) *	100% by Oldham Crompton Batteries Ltd. (D)
Oldham Batteries Ltd. (UK) *	100% by Oldham Crompton Batteries Ltd. (D)
EnerSys-Assad S.a.r.l. (Tunisia)	51% by EnerSys Holdings (Luxembourg) Sarl 49% by third party

*    dormant company
**    Immaterial Subsidiary

NEWYORK 9228866 (2K)

SCHEDULE VIII

INSURANCE
Schedule of Insurance Policies

Insurance Co.	Insurance Type	Policy Number	Effective Date	Expiration Date	Limits
The Travelers Indemnity Company of America	Workers Compensation (US Deductible)	TC2H-UB-823K549-8-10-TIA	June 10, 2010	June 10, 2011
Coverage A — Medical & Indemnity Benefits — Statutory
Coverage B — Employers Liability:
   Bodily Injury by Accident - $1M each accident
   Bodily Injury by Disease - $1M policy limit
   Bodily Injury by Disease - $1M each employee

Travelers Property Casualty Company of America	Workers Compensation (AZ, MA, OR, WI Retro)	TRJ-UB-823K553-0-10 - TIL	June 10, 2010	June 10, 2011
Coverage A — Medical & Indemnity Benefits — Statutory
Coverage B — Employers Liability:
   Bodily Injury by Accident - $1M each accident
   Bodily Injury by Disease - $1M policy limit
   Bodily Injury by Disease - $1M each employee

Travelers Property Casualty Company of America	Commercial General Liability	TC2J-GLSA-823K556-6-09-TIL	June 10, 2010	June 10, 2011	$1M per Occurrence $2M Products/Completed Operations Aggregate $6M General Aggregate Limit $1M Fire Damage Legal Liability Limit
Travelers Property Casualty Company of America	Automobile Liability (US)	TC2J-CAP-823K554-2-10-TIL	June 10, 2010	June 10, 2011	$1M Bodily Injury & Property Damage Liability $1M Non-Owned & Hired Automobile Liability
Zurich American Insurance Company	Foreign Liability (Worldwide excluding US & Canada)	WC3995307-01 CGL 3995306-01	June 10, 2010	June 10, 2011	$2M Products/Completed Operations Aggregate $1M Personal and Advertising Injury Aggregate $1M each Occurrence
Brit Insurance Ltd	Automobile (UK)	BA AON 2613014	June 10, 2010	June 10, 2011	£ 5M Third Party Property Damage

NEWYORK 9228865 (2K)

SCHEDULE VIII

Insurance Co.	Insurance Type	Policy Number	Effective Date	Expiration Date	Limits
Brit Insurance Ltd	Employers Liability (UK)	F10060482C	June 10, 2010	June 10, 2011	£ 25M each Occurrence of Employee Death Injury or Disease
Navigators Inc. Co. American Guarantee & Liability Ins. American Ins. Co. St. Paul Fire & Marine Ins. Co.	Umbrella/Excess Liability (Worldwide)	Various Policy Numbers	June 10, 2010	June 10, 2011	$100M per Occurrence & Aggregate
USAIG	Aviation Products Liability (Worldwide)	SIHL1-4580	June 10, 2010	June 10, 2011	$125M per Occurrence & Annual Aggregate
American Nuclear Insurers (ANI)	Nuclear Liability	FS-0201	June 10, 2010	June 10, 2011	$ 10M per Occurrence & Aggregate
ACE American Insurance Company	Environmental - Worldwide	PPL G2489390A 001	November 11, 2008	November 11, 2013	$15M each Loss, Remediation Expense/Legal Defense Expense and $45M Aggregate Self-Insured Retention: $250K
ACE Group Strategic Partner	Environmental – China	1079225402010000002	November 11, 2010	November 10, 2011	$10M per “pollution condition” and aggregate $250K Retention per “pollution condition”
Zurich American Insurance Co.	All Risk Property (Worldwide)	PPR488792601	March 1, 2010	March 1, 2011	$500M per Occurrence

NEWYORK 9228865 (2K)

SCHEDULE VIII

Insurance Co.	Insurance Type	Policy Number	Effective Date	Expiration Date	Limits
Federal Insurance
Co. (Primary
D&O)

St. Paul Mercury Insurance Company (Excess D&O)

Zurich American Insurance Company (Excess D&O)

Continental Casualty Company (Excess D&O)

Great American Insurance Company (Excess D&O)

Hudson Specialty Insurance Company (side A coverage only)
(Excess D&O)
	D&O — Primary & Excess Coverage (Worldwide)	3801-2350 (Federal) Various (Excess)	July 30, 2010	July 30, 2011
$10M each Claim/Aggregate (D&O Primary)
$60M each Claim in Excess of $10M (D&O)
$10M each Claim – Side A Excess DIC Coverage
Self-Insured Retention:
$0 (Non-indemnifiable claim)
$250K (Non-securities claim)
$500K (Securities Claim)

Federal Insurance Company	Employment Practices Liability	6800-6916 3310-13-61	July 30, 2010	July 30, 2011	$10M each Claim/ Aggregate Self-Insured Retention: $250K

NEWYORK 9228865 (2K)

SCHEDULE VIII

Insurance Co.	Insurance Type	Policy Number	Effective Date	Expiration Date	Limits
Axis Insurance Company	Crime (Worldwide)	MBN753103/01/2010	June 10, 2010	June 10, 2011	$5M — Employee Theft $5M – Money on Premises $5M – Money in Transit $5M – Forgery/Alteration $5M – Computer Fraud
Executive Risk Indemnity Inc.	Employed Lawyers Professional Liability	8208-8947	July 30, 2010	July 30, 2011	$5M Aggregate
St. Paul Mercury Insurance Co.	Fiduciary Liability (Worldwide)	EC03801032	June 10, 2010	June 10, 2011	$10M each Claim/Aggregate Self-Insured Retention: $25K
Indemnity Insurance Co.	Marine Cargo (Worldwide)	497915	April 1, 2010	April 1, 2011	$6M any one Vessel or Connecting Conveyance $1M any one Aircraft or Connecting Conveyance

NEWYORK 9228865 (2K)

SCHEDULE IX

LIEN FILINGS
UCC/Foreign

Debtor Name	Search Type	Jurisdiction	UCC Type	Secured Party	File Date/File Number	Collateral
ENERSYS	UCC	DE/SOS	INITIAL	AIR LIQUIDE INDUSTRIAL U.S. LP	3/23/2009 2009 0912888	1500 GALLON VESSELS
ENERSYS	UCC	DE/SOS	INITIAL	WELLS FARGO BANK, N.A.	7/28/2009 2009 2417514	EQUIPMENT LIEN
ENERSYS DELAWARE INC.	UCC	DE/SOS	AMENDMENT	BANC OF AMERICA LEASING & CAPITAL, LLC	4/4/2007 2007 1348183	EQUIPMENT LIEN
ENERSYS DELAWARE INC.	UCC	DE/SOS	INITIAL	INDUSTRIAL AIR CENTERS, INC.	11/7/2008 2008 3739545	MCT3000-W4 DRYER
ENERSYS DELAWARE INC.	UCC	DE/SOS	INITIAL	AIR LIQUIDE INDUSTRIAL U.S. LP	2/12/2009 2009 0475175	3000 GALLON LOX VESSEL
ENERSYS DELAWARE INC.	UCC	DE/SOS	INITIAL	AEL FINANCIAL, LLC	3/18/2009 2009 0947215	EQUIPMENT LIEN
ENERSYS DELAWARE INC.	UCC	DE/SOS	INITIAL	PACIFIC RIM CAPITAL, INC.	6/16/2009 2009 1917597	EQUIPMENT LIEN
ENERSYS DELAWARE INC.	UCC	PA/DOS UCC	INITIAL	TRINITY CAPITAL CORPORATION	3/30/2004 Initial: 958818 Continuation: 2008 112607201	EQUIPMENT LIEN
EnerSys sp.zoo (Poland)	n/a	n/a	n/a	ING	n/a	PLEDGE OF ASSETS TO SECURE PLN 7,500,000/EUR 750,000 LOAN FACILITY
Energy Leader Batteries India Pvt Ltd.	n/a	n/a	n/a	Indian Bank	n/a	PLEDGE OF ASSETS TO SECURE INR 138,181,000/ LOAN FACILITY

NEWYORK 9228865 (2K)

SCHEDULE IX

Intellectual Property

•	Unreleased lien over “HERTNER & Design” trademark owned by EnerSys Delaware, Inc., recorded in favor of Citicorp Industrial (reel/frame no. 0598/0443)

•	Unreleased lien over “HERTNER & Design” trademark owned by EnerSys Delaware, Inc., recorded in favor of Chemical Bank (reel/frame no. 0747/0301)

•	Unreleased lien over “GSERIES & Design” trademark owned by Esrmco, Inc., recorded in favor of Chemical Bank (reel/frame no. 0747/0301)

NEWYORK 9228865 (2K)

SCHEDULE X

CAPITALIZATION

Securities, rights and options issued pursuant to, or in connection with, and agreements, calls, commitments and claims contained in:

• All material employment agreements entered into by the Borrower or any of its
Subsidiaries.

•	Management Equity Agreements, between EnerSys Holdings Inc. and various management participants:

1. 2000 Management Equity Plan

2. 2004 Equity Incentive Plan

3. 2006 Equity Incentive Plan

4. 2010 Equity Incentive Plan

NEWYORK 9228866 (2K)

SCHEDULE XI

POST-CLOSING ACTIONS

1. Not later than the 60th day after the Initial Borrowing Date, the Borrower and its Subsidiaries shall have (i) delivered to the Administrative Agent the annexes to the Security Agreement setting forth the patents, trademarks, and copyrights that are the subject of a registration or application owned by the Borrower or any of its Subsidiaries and (ii) filed (or cause to have filed) any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest in United States patents, trademarks, and copyrights that are the subject of a registration or application owned by the Borrower or any of its Subsidiaries purported to be created by the Pledge Agreement.

2. Not later than the 10th Business Day after the Initial Borrowing Date, the Borrower and its Subsidiaries shall have delivered the Intercompany Note to the Administrative Agent.

3. Not later than the 5th Business Day after the Initial Borrowing Date, the Borrower and its Subsidiaries shall have delivered a certificate of property insurance in respect of the Borrower in form and substance satisfactory to the Administrative Agent.

NEWYORK 9228866 (2K)

SCHEDULE XII

[RESERVED]

NEWYORK 9228866 (2K)

SCHEDULE XIII

EXISTING LETTERS OF CREDIT

Lender: Bank of America

Beneficiary: Liberty Mutual Insurance Company

Amount: $325,000

Letter of Credit Number: T00000001344205

Account Party: EnerSys

Expiration Date: February 17, 2012

Standby or Trade Letter of Credit: Standby

Lender: Bank of America

Beneficiary: Travelers Insurance Company

Amount: $825,000

Letter of Credit Number: T00000003064026

Account Party: EnerSys

Expiration Date: February 16, 2012

Standby or Trade Letter of Credit: Standby

NEWYORK 9228866 (2K)

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS		1

SECTION 2. AMOUNT AND TERMS OF CREDIT		~~44~~45
2.01.	Commitments	~~44~~45
2.02.	Minimum Borrowing Amounts, etc.	~~47~~48
2.03.	Notice of Borrowing	~~47~~48
2.04.	Funding by Lenders, Disbursement of Funds etc.	~~48~~49
2.05.	Notes	~~49~~50
2.06.	Conversions	~~51~~52
2.07.	Pro Rata Borrowings	~~51~~53
2.08.	Interest	~~51~~53
2.09.	Interest Periods	~~52~~54
2.10.	Increased Costs; Illegality; etc.	~~54~~55
2.11.	Compensation	~~56~~58
2.12.	Change of Lending Office	~~57~~58
2.13.	Replacement of Lenders	~~57~~58
2.14.	Change of Currency	~~59~~60
2.15.	Incremental Term Loan Commitments	~~59~~60
2.16.	Incremental RL Commitments	~~61~~63

SECTION 3. LETTERS OF CREDIT		~~63~~64
3.01.	Letters of Credit	~~63~~64
3.02.	Letter of Credit Requests	~~65~~66
3.03.	Letter of Credit Participations	~~65~~67
3.04.	Agreement to Repay Letter of Credit Drawings	~~67~~69
3.05.	Increased Costs	~~68~~70
3.06.	Applicability of ISP and UCP; Conflicts; etc.	~~69~~71

SECTION 4. FEES; COMMITMENTS		~~69~~71
4.01.	Fees	~~69~~71
4.02.	Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment	~~71~~72
4.03.	Mandatory Reduction of Commitments	~~71~~73

SECTION 5. PAYMENTS		~~72~~73
5.01.	Voluntary Prepayments	~~72~~73
5.02.	Mandatory Repayments	~~73~~75
5.03.	Method and Place of Payment	~~77~~78
5.04.	Net Payments	~~77~~79

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SECTION 6. CONDITIONS PRECEDENT TO INITIAL CREDIT EVENTS		~~80~~82
6.01.	Execution of Agreement; Notes	~~80~~82
6.02.	Officer's Certificate	~~80~~82
6.03.	Opinions of Counsel	~~80~~82
6.04.	Corporate Documents; Proceedings	~~81~~82
6.05.	Adverse Change, etc.	~~81~~83
6.06.	Litigation	~~81~~83
6.07.	Approvals	~~81~~83
6.08.	Refinancing	~~81~~83
6.09.	Subsidiaries Guaranties	~~82~~84
6.10.	Security Documents; etc.	~~82~~84
6.11.	Payment of Fees	~~83~~85
6.12.	Solvency Certificate; Insurance Certificates	~~83~~85
6.13.	Financial Statements; Projections	~~84~~85
6.14.	"Know Your Customer" Documentation Etc.	~~84~~85

SECTION 7. CONDITIONS PRECEENT TO ALL CREDIT EVENTS		~~84~~86
7.01.	No Default; Representations and Warranties	~~84~~86
7.02.	Notice of Borrowing; Letter of Credit Request	~~84~~86
7.03.	Special Provisions Relating Letters of Credit Issued Prior to the Early Termination Date	~~85~~86

SECTION 8. REPRESENTATIONS AND WARRANTIES		~~85~~86
8.01.	Company Status	~~85~~87
8.02.	Company Power and Authority	~~85~~87
8.03.	No Violation	~~86~~87
8.04.	Litigation	~~86~~88
8.05.	Use of Proceeds; Margin Regulations	~~86~~88
8.06.	Governmental Approvals	~~87~~89
8.07.	Investment Company Act	~~87~~89
8.08.	True and Complete Disclosure	~~87~~89
8.09.	Financial Condition; Financial Statements	~~88~~89
8.10.	Security Interests	~~89~~90
8.11.	Compliance with ERISA	~~89~~91
8.12.	Capitalization	~~91~~92
8.13.	Subsidiaries	~~91~~92
8.14.	Intellectual Property, etc.	~~91~~93
8.15.	Compliance with Statutes; Agreements, etc.	~~91~~93
8.16.	Environmental Matters	~~92~~93
8.17.	Properties	~~92~~94
8.18.	Labor Relations	~~92~~94

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8.19.	Tax Returns and Payments	~~93~~94
8.20.	Scheduled Existing Indebtedness	~~93~~95
8.21.	Insurance	~~93~~95
8.22.	[Reserved]	~~93~~95
8.23.	Special Purpose Corporation	~~94~~95
8.24.	Subordination	~~94~~96

SECTION 9. AFFIRMATIVE COVENANTS		~~95~~96
9.01.	Information Covenants	~~95~~96
9.02.	Books, Records and Inspections	~~99~~100
9.03.	Insurance	~~99~~101
9.04.	Payment of Taxes	~~100~~101
9.05.	Corporate Franchises	~~100~~101
9.06.	Compliance with Statutes; etc.	~~100~~102
9.07.	Compliance with Environmental Laws	~~100~~102
9.08.	ERISA	~~101~~103
9.09.	Good Repair	~~103~~104
9.10.	End of Fiscal Years; Fiscal Quarters	~~103~~104
9.11.	Additional Security; Further Assurances	~~103~~104
9.12.	Use of Proceeds	~~105~~106
9.13.	[Reserved]	~~105~~106
9.14.	Permitted Acquisitions	~~105~~106
9.15.	Maintenance of Company Separateness	~~106~~108
9.16.	Performance of Obligations	~~106~~108

SECTION 10. NEGATIVE COVENANTS		~~107~~108
10.01.	Changes in Business; etc.	~~107~~108
10.02.	Consolidation; Merger; Sale of Purchase of Assets; etc.	~~108~~109
10.03.	Liens	~~111~~113
10.04.	Indebtedness	~~114~~116
10.05.	Advances; Investments; Loans	~~118~~120
10.06.	Dividends; etc.	~~122~~124
10.07.	Transactions with Affiliates	~~125~~127
10.08.	Consolidated Interest Coverage Ratio	~~125~~127
10.09.	Leverage Ratio	~~125~~128
10.10.	[Reserved]	~~125~~128
10.11.	[Reserved]	~~125~~128
10.12.	Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc.	~~126~~128
10.13.	~~Limitation on Issuance of Capital Stock and Other Equity Interests~~ [Reserved]	~~129~~131

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10.14.	Limitation on Certain Restrictions on Subsidiaries	~~129~~131
10.15.	Limitation on the Creation of Subsidiaries	~~130~~132
10.16.	Special Provisions Relating to the Contingent Conversion of Convertible Notes	~~130~~132

SECTION 11. EVENTS OF DEFAULT		~~131~~133
11.01.	Payments	~~131~~133
11.02.	Representations, etc.	~~131~~133
11.03.	Covenants	~~131~~133
11.04.	Default Under Other Agreements	~~131~~133
11.05.	Bankruptcy, etc.	~~132~~134
11.06.	ERISA	~~132~~134
11.07.	Security Documents	~~132~~134
11.08.	Guaranty	~~133~~134
11.09.	Judgments	~~133~~135
11.10	Ownership	~~133~~135

SECTION 12. THE AGENTS		~~134~~136
12.01.	Appointment	~~134~~136
12.02.	Delegation of Duties	~~135~~137
12.03.	Liability of Agents	~~135~~137
12.04.	Reliance by Administrative Agent	~~135~~137
12.05.	Notice of Default	~~136~~138
12.06.	Credit Decision; Disclosure of Information by the Agents	~~136~~138
12.07.	Indemnification	~~137~~139
12.08.	Agents in their Individual Capacities	~~137~~139
12.09.	Successor Agents	~~138~~140
12.10.	Administrative Agent May File Proofs of Claim	~~139~~141
12.11.	Collateral and Guaranty Matters	~~140~~142
12.12.	Other Agents; Arrangers and Managers	~~140~~142

SECTION 13. MISCELLANEOUS		~~140~~142
13.01.	Amendment or Waiver	~~140~~142
13.02.	Notices and Other Communications; Facsimile Copies	~~143~~145
13.03.	No Waiver; Cumulative Remedies; Enforcement	~~145~~147
13.04.	Attorney Costs, Expenses and Taxes	~~146~~148
13.05.	Indemnification by the Borrower	~~147~~149
13.06.	Payments Set Aside	~~148~~150
13.07.	Successors and Assigns	~~148~~150
13.08.	Confidentiality	~~152~~154
13.09.	Set-off	~~153~~155

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13.10.	Interest Rate Limitation	~~153~~155
13.11.	Counterparts	~~154~~156
13.12.	Integration	~~154~~156
13.13.	Survival	~~154~~156
13.14.	Severability	~~154~~156
13.15.	Governing Law	~~154~~156
13.16.	Waiver of Right to Trial by Jury	~~155~~157
13.17.	USA PATRIOT Act Notice	~~155~~157
13.18.	Limitation on Additional Amounts; Cash Collateral, etc.	~~155~~157
13.19.	Payments Pro Rata; Sharing of Payments	~~156~~158
13.20.	Judgment Currency	~~157~~159
13.21.	Calculations; Computations	~~157~~159
13.22.	Effectiveness	~~158~~160
13.23.	Headings Descriptive	~~158~~160
13.24.	Domicile of Loans and Commitments	~~158~~160
13.25.	Special Provisions Regarding Pledges of Equity Interest in, and Promissory Notes Owed by, Foreign Persons	~~158~~160
13.26.	No Advisory of Fiduciary Responsibility	~~159~~161
13.27.	Electronic Execution of Assignments and Certain Other Documents	~~160~~162
13.28.	Post-Closing Actions	~~160~~162

SECTION 14. BORROWING GUARANTY		~~161~~163
14.01.	The Borrowers Guaranty	~~161~~163
14.02.	Bankruptcy	~~161~~163
14.03.	Nature of Liability	~~161~~163
14.04.	Independent Obligation	~~162~~164
14.05.	Authorization	~~162~~164
14.06.	Reliance	~~163~~165
14.07.	Subordination	163165
14.08.	Waiver	~~163~~165
14.09.	Payments	~~164~~166

SCHEDULE I	List of Lenders and Commitments
SCHEDULE II	Addresses
SCHEDULE III	Real Property
SCHEDULE IV	Scheduled Existing Indebtedness
SCHEDULE V	[Reserved]
SCHEDULE VI	Existing Investments and Certain Investments in Joint Ventures and Subsidiaries
SCHEDULE VII	Subsidiaries
SCHEDULE VIII	Insurance

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SCHEDULE IX	Existing Liens
SCHEDULE X	Capitalization
SCHEDULE XI	Post-Closing Matters
SCHEDULE XII	[Reserved]
SCHEDULE XIII	Existing Letters of Credit

EXHIBIT A-1 -	Form of Notice of Borrowing
EXHIBIT A-2 -	Form of Notice of Conversion/Continuation
EXHIBIT B-1 -	Form of Revolving Note
EXHIBIT B-2 -	Incremental Term Note
EXHIBIT B-3 -	Form of Swingline Note
EXHIBIT C -	Form of Letter of Credit Request
EXHIBIT D -	Form of Section 5.04(b)(ii) Certificate
EXHIBIT E -	[Reserved]
EXHIBIT F -	Form of Officers’ Certificate
EXHIBIT G -	Form of Subsidiaries Guaranty
EXHIBIT H -	Form of Pledge Agreement
EXHIBIT I -	Form of Security Agreement
EXHIBIT J -	Form of Solvency Certificate
EXHIBIT K -	Form of Assignment and Assumption Agreement
EXHIBIT L -	Form of Intercompany Note
EXHIBIT M -	Form of Shareholder Subordinated Note
EXHIBIT N -	Form of Incremental Term Loan Commitment Agreement
EXHIBIT O -	Form of Incremental RL Commitment Agreement

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